Exhibit 4.12

Private & Confidential	Execution Copy

Dated 31 July 2018

DANAOS CORPORATION

as Borrower

and

THE GUARANTORS NAMED HEREIN

as Guarantors

and

HSH NORDBANK AG and AEGEAN BALTIC BANK S.A.

as Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN

as Original Lenders

and

AEGEAN BALTIC BANK S.A.

as Agent and Security Agent

AMENDMENT AND RESTATEMENT AGREEMENT IN RESPECT OF TWO FACILITY AGREEMENTS IN RESPECT OF A $700M LOAN FACILITY AND A $125M LOAN FACILITY

Contents

Clause		Page

1	Definitions and interpretation	2

2	Write Off and Consolidation of Loans	4

3	Amendment and restatement	5

4	Assumption of liability and obligations	6

5	Continuing security and obligations	7

6	General Amendments to the Existing Security Documents	8

7	Specific Amendments to the Existing Security Documents	9

8	Representations and Warranties	28

9	Designation	28

10	Miscellaneous	28

11	Governing law and enforcement	30

Schedule 1 Conditions Precedent and Subsequent		32

Schedule 2 Amended and Restated Facility Agreement		45

Schedule 3 Existing Security Documents		46

Schedule 4 Amended Security Documents		50

Schedule 5 New Security Documents		52

Schedule 6 Notice of Assignment of HMM Notes		57

THIS AGREEMENT is dated 31 July 2018 and made between:

(1)                       DANAOS CORPORATION (the Borrower);

(2)                       ACTAEA COMPANY LIMITED and
ASTERIA SHIPPING COMPANY LIMITED and
TRINDADE MARITIME COMPANY and
VILOS NAVIGATION COMPANY LTD and
SAROND SHIPPING INC. and
BOULEVARD SHIPTRADE S.A. and
SPEEDCARRIER (NO.1) CORP. and
SPEEDCARRIER (NO.3) CORP. and
SPEEDCARRIER (NO.4) CORP. and
SPEEDCARRIER (NO.5) CORP. and
SPEEDCARRIER (NO.2) CORP. and
CONTAINER SERVICES INC. and
MEGACARRIER (NO.4) CORP. and
CELLCONTAINER (NO.7) CORP. and
BOXCARRIER (NO.4) CORP. and
OCEANEW SHIPPING LIMITED and
KARLITA SHIPPING COMPANY LIMITED (together the Guarantors);

(3)                       HSH NORDBANK AG and AEGEAN BALTIC BANK S.A. as mandated lead arrangers (whether acting individually or together the Arrangers);

(4)                       HSH NORDBANK AG, AEGEAN BALTIC BANK S.A. and PIRAEUS BANK S.A. (together the Original Lenders);

(5)                       AEGEAN BALTIC BANK S.A. as agent of the other Finance Parties (the Agent); and

(6)                       AEGEAN BALTIC BANK S.A. as security trustee for the Finance Parties (the Security Agent),

each a Party and together the Parties.

WHEREAS:

(A)                     The Parties (other than the Guarantors) entered into a facility agreement dated 14 November 2006 as amended and restated by an amendment agreement dated 11 June 2007 and otherwise amended and supplemented from time to time (the Original 700m Facility Agreement) in respect of a revolving credit and term loan of originally up to USD

700,000,000.00 which has been converted into a term loan in line with the restructuring agreement 2011 (the 700m Facility). The 700m Facility was disbursed in full.

(B)                     The Parties (other than the Guarantors) entered into a facility agreement dated 24 January 2011 as amended from time to time (the Original 125m Facility Agreement) in respect of a term loan of originally up to USD 125,000,000.00 (the 125m Facility, together with the 700m Facility the Original Facilities). The 125m Facility was disbursed in full.

(C)                     The Parties entered into the Amended and Restated Restructuring Support Agreement on 19 June 2018 (the Restructuring Support Agreement). In connection therewith, the Parties wish to amend and restate the Original 700m Facility Agreement and the Original 125m Facility Agreement (together the Original Facility Agreements) as well as amend and supplement the security documentation provided in connection with each of the Original Facility Agreements with effect from the Effective Date to give effect to the Restructuring Support Agreement and to effect the accession of the Guarantors to the Original Facility Agreements on the terms of this Agreement.

IT IS AGREED as follows:

1                       Definitions and interpretation

1.1             Definitions

Terms defined in the Amended and Restated Facility Agreement have, unless defined differently in this Agreement, the same meaning when used in this Agreement. In addition, in this Agreement:

125m Facility has the meaning ascribed to it in Recital B.

700m Facility has the meaning ascribed to it in Recital A.

Amended and Restated Facility Agreement means the Original Facility Agreements, as amended and restated in the form as set out in Schedule 2 (Amended and Restated Facility Agreement).

Amended RA Facilities shall have the same meaning as defined in the Term Sheet.

Consolidated Facility shall have the meaning assigned to it in Clause 2.2.

Effective Date has the meaning assigned to it in Clause 3(a).

Existing Security Documents means the documents listed in Schedule 3 (Existing Security Documents) and Existing Security Document means any of them.

Finance Parties means the Arrangers, the Original Lenders, the Agent and the Security Agent.

Global Restructuring Implementation Deed means the global restructuring implementation deed entered into or to be entered into by among others, the Borrower, certain of its subsidiaries, the Lender and other stakeholders and creditors of the Borrower on or about the date of this Deed.

New Security Documents means the documents listed in Schedule 5 (New Security Documents).

Original 125m Facility Agreement has the meaning ascribed to it in Recital B.

Original 700m Facility Agreement has the meaning ascribed to it in Recital A.

Original Facility Agreements has the meaning ascribed to it in Recital C.

Original Facilities has the meaning ascribed to it in Recital B.

Original Finance Documents means each of the ‘Finance Documents’ as defined in the Original Facility Agreements.

Amended Security Documents means the documents listed in Schedule 4 (Amended Security Documents) and Amended Security Document means any of them.

Relevant Documents has the meaning assigned to it in Schedule 1 (Conditions precedent), no. 1(b)(i).

Restructuring Effective Time has the meaning given to it in the Global Restructuring Implementation Deed.

Restructuring Support Agreement means the Amended and Restated Restructuring Support Agreement signed on 19 June 2018 including all its exhibits and annexes.

Second Lien Provider means together TEUCARRIER (NO.2) CORP., Liberia TEUCARRIER (NO.3) CORP., Liberia TEUCARRIER (NO.4) CORP., Liberia and MEGACARRIER (NO.5) CORP., Liberia.

Security Documents means the documents listed in Schedule 3 (Existing Security Documents), Schedule 4 (Amended Security Documents) and Schedule 5 (New Security Documents).

Term Sheet means the term sheet setting out the material terms and conditions of the out-of-court restructuring as contained in Exhibit D of the Restructuring Support Agreement.

Write Off 700m Facility has the meaning assigned to it in Clause 2.1.

1.2             Incorporation by reference

Clauses 1.2 (Construction), 1.3 (Currency symbols and definitions), 1.4 (Third party rights) and 1.5 (Finance Documents) of the Amended and Restated Facility Agreement shall apply to this Agreement as if set out in it but with all necessary changes and as if references in such clauses to Finance Documents referred to this Agreement.

1.3             Contractual recognition of bail-in

The provisions of clause 50 (Contractual recognition of bail-in) of the Amended and Restated Facility Agreement apply to this Agreement as if set out in it, but with all necessary changes, and as if references to Finance Documents in that document refer to this Agreement.

2                       Write Off and Consolidation of Loans

2.1             Write Off

With effect from the Effective Date, the Original Lenders grant forgiveness (i) in respect of the 700m Facility in the total amount of USD 251,056,000.00 (in words: United States Dollars two hundred fifty-one million fifty-six thousand) of the outstanding principal amount of the 700m Facility (the Write Off 700m Facility) allocated according to the share of their initial commitments. The Original Lenders further waive any rights to receive payment from the Borrower in respect of any of the amounts in respect of principal and/or interest subject to the Write Off Original Facilities.

2.2             Consolidation

With effect from the Effective Date, the Parties agree that any part of the Original Facilities not subject to the Write Off Original Facilities shall be consolidated into a single loan facility (the Consolidated Facility). The participations in the Consolidated Facility as on 31 July 2018 are as follows:

	Tranche A		Tranche B
Original Lender (Facility Office)	Amount (USD)	Share (%)	Amount (USD)	Share (%)
HSH Nordbank AG (Hamburg)	223,843,900.00	89%	116,590,000.00	89%
Aegean Baltic Bank S.A. (Athens)	2,515,100.00	1%	1,310,000.00	1%
Piraeus Bank S.A. (Athens)	25,151,000.00	10%	13,100,000.00	10%
Total	251,510,000.00	100%	131,000,000.00	100%

2.3             Accrued Interest under the Original Facility Agreements

Interest shall be calculated on the outstanding amount in respect of the 125m Facility and the 700m Facility respectively and continue to accrue or have accrued under each Original Facility Agreement for the period starting on the last day on which interest was received by the Agent and ending on the Effective Date. Such amount shall be calculated on the basis of the outstanding principal and shall include any broken funding costs but for the avoidance of doubt exclude any default interest accrued. Such interest shall be due and payable on the Effective Date at the latest.

3                       Amendment and restatement

(a)                        The provisions of clause  2 (Write Off and Consolidation of Loans), the assumptions of liability in clause 4 (Assumption of liability and obligations), the amendments to the Existing Security Documents in line with clause 6 (General Amendments to the Existing Security Documents) and the amendments to the Existing Security Documents in line with clause 7 (Specific Amendments to the Existing Security Documents) and the rights and obligations of the Parties thereunder shall only be effective and the Original Facility Agreements will each be amended and restated to take the form of the Amended and Restated Facility Agreement on the date (the Effective Date) when:

(i)                           the Agent has received all the documents duly executed and other evidence as listed in Schedule 1, Part A, (Conditions precedent and subsequent) in a form and

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substance satisfactory to it, acting reasonably (as to which, the Agent shall notify Borrower in writing promptly on being so satisfied); and

(ii)                       the Restructuring Effective Time has occurred.

(b)                        None of the Finance Parties shall be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)                         The conditions in this clause 3 are inserted solely for the benefit of the Original Lenders and may be waived in whole or in part with the approval of the Agent (acting on the instructions of all Original Lenders).

(d)                        For the avoidance of doubt, the amendment and restatement of the Original Facility Agreements and the consolidation of the 125m Facility and the 700m Facility as contemplated by this Agreement shall not constitute a novation.

(e)                         Should the conditions subsequent listed in Schedule 1 (Conditions Precedent and Subsequent), Part B, not have been satisfied or waived by the Agent (acting on the instructions of all Original Lenders) by expiry of 03 August 2018 (UK Time), such failure shall constitute an Event of Default under the Amended and Restated Facility Agreement.

4                       Assumption of liability and obligations

4.1             Additional parties

It is hereby agreed that, on and with effect from the Effective Date, the Guarantors shall be, and are hereby made, additional parties to the Amended and Restated Facility Agreement on the terms of the Amended and Restated Facility Agreement.

4.2             Assumption of Liability

The Guarantors hereby agree with the Security Agent, the other Finance Parties and the Borrower that, as and with effect from the Effective Date, they shall:

(a)                        be bound by the terms of the Amended and Restated Facility Agreement; and

(b)                        duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Guarantors under the Amended and Restated Facility Agreement.

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5                       Continuing security and obligations

5.1             Extension of Original Finance Documents

Each Original Obligor who is a party hereby confirms for the benefit of the Finance Parties with effect from the Effective Date that:

(a)                        each Original Finance Document to which it is a party extends, in accordance with its terms, to the obligations of the Borrower and the Guarantors arising under such document as amended and restated by this Agreement, the Amended and Restated Facility Agreement and the Finance Documents; and

(b)                        the obligations of the Original Obligors under each such Original Finance Document to which they are a party and any Security Interests contained therein are not otherwise affected by this Agreement or anything contained in this Agreement and shall, in accordance with their terms, remain in full force and effect, provided that, without prejudice to the foregoing, the Original Obligors who are a party shall do all such acts and things as the Agent or Security Agent reasonably require for the purposes of ensuring that all obligations and Security Interests purported to be created under the Original Finance Documents are and shall remain in full force and effect and fully perfected in favour of the Finance Parties.

5.2             Further assurances

(a)                        Each of the Obligors that is a Party shall promptly, and in any event within the time period specified by the Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges,  undertakings, notices, instructions, acknowledgements, proxies and powers of attorney), as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favour of the Agent or its nominee(s)) to implement the terms and provisions of this Agreement.

(b)                        Each of the Obligors that is a Party shall promptly, and in any event within the time period specified by the Security Agent of the relevant Security Document do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, undertakings, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent of the relevant

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Security Document may specify (and in such form as the Security Agent may require in favour of itself or its nominee(s)):

(i)                           to create, perfect, vest in favour of the Security Agent or protect the priority of the security or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and restated or amended by this Agreement or by each further amendment or restatement of the Finance Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the security created or intended to be created by the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent, any receiver or the Finance Parties provided by or pursuant to the Finance Documents as amended and restated or amended by this Agreement or by each further amendment or restatement of the Security Documents or by law;

(ii)                        to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the security intended to be conferred by or pursuant to the Finance Documents or to exercise any power specified in any Finance Document as amended and restated or amended by this Agreement or by each further amendment or restatement of the Finance Documents in respect of which the security has become enforceable; and/or

(iii)                     to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any asset or property subject to the security intended to be conferred by or pursuant to the Finance Documents.

(c)                        Each of the Obligors that is a Party shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents as amended and restated or amended by this Agreement or by each further amendment or restatement of the Finance Documents.

6                       General Amendments to the Existing Security Documents

6.1             With effect from the Effective Date, each of the Existing Security Documents referred to Schedule 3 (Existing Security Documents) shall be, and shall be deemed by this Agreement to be, amended as follows:

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(a)                        any reference throughout each of the Existing Security Documents to one or all of the Original Facility Agreements or any of the other Original Finance Documents shall be construed as if the same referred to the Amended and Restated Facility Agreement and those Original Finance Documents as amended and restated by this Agreement;

(b)                       by construing references throughout each of the Existing Security Documents to “this Agreement”, “this Deed” and other like expressions as if the same referred to such documents as amended, restated and supplemented by this Agreement;

(c)                        any reference throughout each of the Existing Security Documents to another Existing Security Document or an Amended Security Document shall be construed as if the same referred to such Existing Security Document or Amended Security Document as amended and restated by this Agreement;

6.2             With effect from the Effective Date the ISDA Master Agreement concluded between the Borrower and HSH Nordbank AG dated 18 February 2011 shall be terminated.

6.3             With effect from the Effective Date the Master Swap Agreements Security Deed concluded between the Borrower and the Security Agent dated 18 February 2011 in relation to the Original 125m Facility Agreement (as amended from time to time) shall be terminated.

6.4             With effect from the Effective Date the “Agency and Trust Agreement” between the Borrower and the Arrangers dated 14 November 2006 in relation to the Original 700m Facility Agreement and the “Agency and Trust Deed” between the Borrower and the Arrangers dated 24 January 2011 in relation to the Original 125m Facility Agreement shall be replaced in its entirety by the provisions of Section 10 of the Amended and Restated Facility Agreement and, for the avoidance of doubt, the agency and trust declared pursuant to the said “Agency and Trust Agreement” and the “Agency and Trust Deed” shall be continued on the said terms.

7                       Specific Amendments to the Existing Security Documents

With effect on and from the Effective Date, each of the Existing Security Documents referred to Schedule 3 (Existing Security Documents) shall be, and shall be deemed by this Agreement to be, amended as follows:

7.1             Specific Amendments to all Existing Security Documents

(a)                       any reference throughout each of the Existing Security Documents to “Security Trustee” shall be construed as if the same referred to the Security Agent.

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(b)                       Any reference to the mail address of the Security Agent shall be construed as if the same referred to “91, Megalou Alexandrou & 25th Martiou Str., 151 24 Maroussi, Greece”

7.2             Specific Amendments to the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11

(a)                        Any reference to a “Mortgage” in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to a “General Assignment” in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 shall be construed as if the same referred to the General Assignment as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to “Charterparty Assignment” in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 11 shall be construed to refer to the relevant new charterparty assignment referred to in Schedule 5.

(d)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 1.3 to “Clauses 1.2 to 1.5 inclusive of the Loan Agreement” shall be construed  to mean “Clauses 1.2 and 1.3 of the Amended and Restated Facility Agreement”.

(e)                         Any reference to a “Creditor Party” or “Creditor Parties” in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 shall be construed as if the same referred to a “Finance Party” or “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(f)                          Any reference to a “Security Period” in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 shall be construed as if the same referred to a “Facility Period” as defined in the Amended and Restated Facility Agreement.

(g)                         The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 4.1 to “Clause 21 of the Loan Agreement” shall be construed as if the same referred to “Clauses 11 and 16  of the Amended and Restated Facility Agreement”.

(h)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 7.2 to “Clause 8 of the Loan Agreement” shall be construed to mean “Clause 8.3 in the Amended and Restated Facility Agreement”.

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(i)                            The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 7.3 to “under Clause 8 thereof” shall be construed to mean “under Clause 8.3 in the Amended and Restated Facility Agreement”.

(j)                           The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 to “Security Party” or “Security Parties” shall be construed as if the same referred to “Obligor” or “Obligors” as defined in the Amended and Restated Facility Agreement.

(k)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 to “Pertinent Jurisdiction” shall be construed to mean pertinent jurisdiction.

(l)                            The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 to “Designated Transactions” shall be construed to mean designated transactions.

(m)                    The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(n)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 12.1 to “Clause 14 (Insurance Covenants) of the Loan Agreement” shall be construed as if the same referred to “Clause 24 (Insurance) of the Amended and Restated Facility Agreement”.

(o)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 13.1 to “Clause 15 (Ship Covenants) of the Loan Agreement” shall be construed as if the same referred to “Clause 23 (Condition and operation of Ship) of the Amended and Restated Facility Agreement”.

(p)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 14.2 to “Clause 22.5 of the Loan Agreement” shall be construed as if the same referred to “Clause 14.1 of the Amended and Restated Facility Agreement”.

(q)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 19.2 to “Clauses 29.3, 29.4 and 29.5of the Loan Agreement” shall be construed as if the same referred to “Clause 42.3 of the Amended and Restated Facility Agreement”.

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(r)                           The reference in the Guarantees referred to in Schedule 3 with Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 in Clause 19.3 (b) to “Clause 20.2 of the Loan Agreement” shall be construed as if the same referred to “Clause 30.29 (a) of the Amended and Restated Facility Agreement”.

7.3             Specific Amendments to the Guarantee listed in Schedule 3 with No. 13

(a)                        Any reference to “Mortgages” in the Guarantee referred to in Schedule 3 with No. 13 shall be construed as if the same referred to the Mortgages as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to “General Assignments” in the Guarantee referred to in Schedule 3 with No. 13 shall be construed as if the same referred to the General Assignments as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to “Charter Assignments” in the Guarantee listed in Schedule 3 with No. 13 shall be construed to refer to the charter party assignments in Schedule 3 under No. 32 and 33 as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case and to the new charter party assignment referred to in Schedule 5 No.12.

(d)                        Any reference to the “Company” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(e)                         Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(f)                          Any reference to the “Lenders” or “Existing Lenders” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “ Lenders” as defined in the Amended and Restated Facility Agreement.

(g)                         Any reference to “Group Company” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “Group Member” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Existing Finance Documents” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

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(i)                            The reference in the Guarantee listed referred to in Schedule 3 with No. 13 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(j)                           Any reference to the “Existing Loan” or “Loan” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “Loan” as defined in the Amended and Restated Facility Agreement.

(k)                        Any reference to the “Final Discharge Date” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(l)                            Any reference to an “Underlying Document” or “Underlying Documents” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to the relevant document or documents referred to in Schedule (1) (Condition Precedent) of this Agreement.

(m)                    Any reference to a “Restructuring Document” or the “Restructuring Documents” in the Guarantee listed in Schedule 3 with No. 13 shall be deleted.

(n)                        Any reference to the “Restructuring Termination Date” in the Guarantee listed in Schedule 3 with No. 13 shall be construed as if the same referred to “Acceleration in accordance with Clause 30.29 of the Amended and Restated Facility Agreement”.

(o)                        The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 2.5 to “Clause 3.3 of the Facility Agreement” shall be construed as if the same referred to “Clause 8.3 of the Amended and Restated Loan Agreement”.

(p)                        The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 3 to “Save as otherwise expressly provided in the Restructuring Agreement” shall be deleted. The words “Clause 5.2 of the Agency Agreement” shall be deleted and replaced with the words “the terms of the Amended and Restated Facility Agreement”.

(q)                        The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 5.1 to “Restructuring Agreement and at the times set out in the Restructuring Agreement” shall be construed as if the same referred to “Amended and Restated Facility Agreement and at the times set out in the Amended and Restated Facility Agreement”.

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(r)                           Clauses 5.3 (a) and (b) in the Guarantee listed in Schedule 3 with No. 13 shall be deleted and Clause 5.3 (c) shall read “the Ship is (i) in the absolute ownership of the relevant Guarantor who is the sole, legal and beneficial owner of the Ship; (ii) registered in the name of the relevant Guarantor under the laws and flag of the relevant Flag State through the relevant ship registry; and (iii) classed with the relevant Classification free of all requirements and recommendations  or conditions of the relevant Classification Society”, and Clause 5.3 (d) shall read “on the date of the Amended and Restated Facility Agreement, there are No agreements whereby Earnings may be shared with any other person than the Finance Parties.”

(s)                          The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 5.3 (g) to “Clause 10 of the Facility Agreement” shall be construed as if the same referred to Schedule 1 (Condition Precedent) of this Agreement.

(t)                           The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 6.1 (a) (i) to “under Clauses 4.7, 4.8, 4.9, 4.10 and 4.11 of the Facility Agreement” shall be construed to read “under the Amended and Restated Facility Agreement”; and Clause 6.1 (a) (ii) is to be deleted.

(u)                        The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 6.1 (g) and (h) to “Rabelais Owner” shall be construed as if the same referred to “Guarantors whose Ships are registered in Malta”.

(v)                        The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 7.2 to “Clause 15 of the Facility Agreement” shall be construed to mean “the Amended and Restated Facility Agreement”; the words “subject to the provisions of the Restructuring Agreement” shall be deleted; the words “in the manner specified in Clause 5.2 of the Agency Agreement” shall be construed to mean “in accordance with the terms of the Amended and Restated Facility Agreement”; and the reference to “Earnings Account Pledge” shall be construed as if the same referred to “Earnings Account Pledges” under this Agreement.

(w)                      The reference in the Guarantee listed in Schedule 3 with No. 13 in Clause 9.1 to “Clause 16 of the Facility Agreement” shall be construed as if the same referred to “Clause 31 of the Amended and Restated Facility Agreement”.

7.4             Specific Amendments to the Guarantees referred to in Schedule 3 with Nos. 12, 14 and 15

(a)                        Any reference to “Mortgages” in the Guarantees referred to in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the Mortgages as amended and supplemented by this Agreement, including their priority as at the Effective Date, and/or any additional amendment or supplement as required in each case.

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(b)                        Any reference to “General Assignments” in the Guarantees referred to in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the General Assignments as amended and supplemented by this Agreement, including their priority as at the Effective Date, and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to “Charter Assignments” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed to refer to the new charter party assignments referred to in Schedule 5 No.11.

(d)                        Any reference to the “Company” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(e)                         Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(f)                          Any reference to the “Lenders” or “Existing Lenders” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “ Lenders” as defined in the Amended and Restated Facility Agreement.

(g)                         Any reference to “Group Company” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “Group Member” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Existing Finance Documents” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

(i)                            The reference in the Guarantees listed referred to in Schedule 3 with Nos. 12, 14 and 15 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(j)                           Any reference to the “Existing Loan” or “Loan” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “Loan” as defined in the Amended and Restated Facility Agreement.

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(k)                        Any reference to the “Final Discharge Date” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(l)                            Any reference to an “Underlying Document” or the “Underlying Documents” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to the relevant documents referred to in Schedule (1) (Condition Precedent) of this Agreement.

(m)                    Any reference to a “Restructuring Document” or “Restructuring Documents” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be deleted.

(n)                        Any reference to the “Restructuring Termination Date” in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be construed as if the same referred to “Acceleration in accordance with Clause 30.29 as defined in the Amended and Restated Facility Agreement”.

(o)                        The reference in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 in Clause 2.5 to “Clause 3.3 of the Facility Agreement” shall be construed as if the same referred to “Clause 8.3 as defined in the Amended and Restated Loan Agreement”.

(p)                        The reference in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 in Clause 3 to “Save as otherwise expressly provided in the Restructuring Agreement” shall be deleted; and the reference to “Clause 5.2 of the Agency Agreement” shall be construed as if the same referred to “the terms of the Amended and Restated Facility Agreement”.

(q)                        The reference in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 in Clause 5.1 to “Restructuring Agreement and at times set out in the Restructuring Agreement” shall be construed as if the same referred to “Amended and Restated Facility Agreement and at times set out in the Amended and Restated Facility Agreement”.

(r)                           Clause 5.3.1(b) in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 shall be replaced with “on the date of the Amended and Restated Facility Agreement, there are No agreements whereby Earnings may be shared with any other person than the Finance Parties.”

(s)                          The reference in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 in Clause 7.2 to “Clause 15 of the Facility Agreement” shall be construed to mean “the Amended and Restated Facility Agreement”; the words “but subject to the provisions of the Restructuring Agreement” shall be deleted; the words “in Clause 5.2 of the Agency Agreement” shall be construed to read “in accordance with the terms of the Amended and Restated Facility

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Agreement”; and the reference “Earnings Account Pledge” shall be construed as if the same referred to “Earnings Account Pledges” under this Agreement.

(t)                           The reference in the Guarantees listed in Schedule 3 with Nos. 12, 14 and 15 in Clause 9.1 to “Clause 16 of the Facility Agreement” shall be construed as if the same referred to “Clause 31 of the Amended and Restated Facility Agreement”.

7.5             Specific Amendments to the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26

(a)                        Any reference to a “Mortgage” in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to a “Guarantee” in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 shall be construed as if the same referred to the Guarantee as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         The reference in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 to in Clause 1.3 to “Clauses 1.2 to 1.5 inclusive of the Loan Agreement” shall be construed as if the same referred to Clauses 1.2 and 1.3 in the Amended and Restated Facility Agreement.

(d)                        Any reference to a “Creditor Party” or “Creditor Parties” in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 shall be construed as if the same referred to a “Finance Party” or “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(e)                         Any reference to a “Security Period” in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 shall be construed as if the same referred to a “Facility Period” as defined in the Amended and Restated Facility Agreement.

(f)                          The words in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 in Clause 4.1 “in accordance with Clause 19 of the Loan Agreement” shall be construed to mean “in accordance with the Amended and Restated Facility Agreement”.

(g)                         The reference in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 to “Security Party” or “Security Parties” shall be construed as

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if the same referred to “Obligor” or “Obligors” as defined in the Amended and Restated Facility Agreement.

(h)                        The reference in the Guarantees referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 to “Pertinent Jurisdiction” shall be construed to mean pertinent jurisdiction.

(i)                            Clause 6.2 in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 in shall be replaced with “The Owner shall comply with the provisions of Clauses 23 (Condition and operation of Ship) and 24 (Insurance) of the Amended and Restated Agreement”.

(j)                           The reference in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 in Clause 8.1, to “Clause 20.2 of the Loan Agreement” shall be construed as if the same referred to Clause 30.29 of the Amended and Restated Facility Agreement”.

(k)                        The words in the General Assignments referred to in Schedule 3 with Nos. 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 in Clause 9.1 (d) “in accordance with Clause 18 of the Loan Agreement” shall be construed to mean “in accordance with the Amended and Restated Facility Agreement”.

7.6             Specific Amendments to the General Assignments referred to in Schedule 3 with Nos. 28 and 29

(a)                        Any reference to “Mortgage” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to “Owner’s Guarantee” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the Owners’ Guarantee as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to the “Mortgagee” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Security Agent” as defined in the Amended and Restated Facility Agreement.

(d)                        Any reference to the “Guarantors” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Guarantors” as defined in the Guarantee referred to in Schedule 3 No. 13.

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(e)                         Any reference to the “Company” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(f)                          Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors”  in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(g)                         Any reference to the “Existing Loan” or “Loan” in the in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Loan” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Lenders” or “Existing Lenders” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “ Lenders” as defined in the Amended and Restated Facility Agreement.

(i)                            Any reference to the “Existing Finance Documents” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

(j)                           The reference in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(k)                        Any reference to the “Final Discharge Date” in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(l)                            The reference in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 in Clause 2.2 to “Approved Brokers” shall be construed as if the same referred to “brokers approved by the Security Agent”.

(m)                    The words in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 in Clause 2.3 “in the manner specified in Clause 5.2 of the Agency Agreement” shall be construed to mean “in accordance with the terms of the Amended and Restated Facility Agreement”.

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(n)                        The reference in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 in Clause 5.1 to “Clause 11.21 (Acceleration) of the Facility Agreement” shall be construed as if the same referred to Clause 30.29 of the Amended and Restated Facility Agreement.

(o)                        The reference in the General Assignments referred to in Schedule 3 with Nos. 28 and 29 in Clause 12.2 to “Clause 16 of the Facility Agreement” shall be construed as if the same referred to “Clause 31” of the Amended and Restated Facility Agreement.

7.7             Specific Amendments to the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31

(a)                        Any reference to “Mortgage” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement, including their priority as at the Effective Date, and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to “Owner’s Guarantee” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the Owners’ Guarantee as amended and supplemented by this Agreement, including their priority as at the Effective Date, and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to the “Mortgagee” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “Security Agent” as defined in the Amended and Restated Facility Agreement.

(d)                        Any reference to the “Company” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(e)                         Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(f)                          Any reference to the “Existing Loan” or “Loan” in the in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “Loan” as defined in the Amended and Restated Facility Agreement.

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(g)                         Any reference to the “Lenders” or “Existing Lenders” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “ Lenders” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Existing Finance Documents” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

(i)                            The reference in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(j)                           Any reference to the “Final Discharge Date” in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(k)                        The reference in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 in Clause 2.2 to “Approved Brokers” shall be construed as if the same referred to “brokers approved by the Security Agent”.

(l)                            The words in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 in Clause 2.3 “in the manner specified in Clause 5.2 of the Agency Agreement” shall be construed to mean “in accordance with the terms of the Amended and Restated Facility Agreement”.

(m)                    The reference in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 in Clause 5.1 to “Clause 11.21 (Acceleration) of the Facility Agreement” shall be construed as if the same referred to Clause 30.29 of the Amended and Restated Facility Agreement.

(n)                        The reference in the General Assignments referred to in Schedule 3 with Nos. 27, 30 and 31 in Clause 12.2 to “Clause 16 of the Facility Agreement” shall be construed as if the same referred to Clause 31 of the Amended and Restated Facility Agreement.

7.8             Specific Amendments to the charterparty assignments referred to in Schedule 3 Nos. 32 and 33

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(a)                        Any reference to “Charter” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the Charter as amended from time to time.

(b)                        Any reference to “Mortgage” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to “Owner’s Guarantee” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the Owners’ Guarantee as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(d)                        Any reference to the “Mortgagee” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “Security Agent” as defined in the Amended and Restated Facility Agreement.

(e)                         Any reference to “General Assignment” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the General Assignment as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(f)                          Any reference to the “Guarantors” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “Guarantors” as defined in the Guarantee referred to in Schedule 3 No. 13.

(g)                         Any reference to the “Company” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33  shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(i)                            Any reference to the “Lenders” or “Existing Lenders” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “ Lenders” as defined in the Amended and Restated Facility Agreement.

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(j)                           Any reference to the “Existing Finance Documents” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

(k)                        The reference in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(l)                            Any reference to the “Final Discharge Date” in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(m)                    The reference in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 in Clause 6.2 to “Clause 11.22 of the Facility Agreement” shall be construed as if the same referred to “Clause 30.29 (a) of the Amended and Restated Facility Agreement”.

(n)                        The reference in the charterparty assignments referred to in Schedule 3 Nos. 32 and 33 in Clause 13.2 to “Clause 16 of the Facility Agreement” shall be construed as if the same referred to “Clause 31 of the Amended and Restated Facility Agreement”.

7.9             Specific Amendments to the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39:

(a)                        Any reference to a “Mortgage” in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to a “Guarantee” in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 shall be construed as if the same referred to the Guarantee as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case,

(c)                         The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 1.2 under the definition Event of Default to “clause 20.1 of the Loan Agreement” shall be construed  to mean “Clause 30 of the Amended and Restated Facility Agreement”.

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(d)                        The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 1.2 under the definition ISM Code to “Approved Manager” shall be construed  to mean “the manager approved by the Security Agent”.

(e)                         The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 1.2 to “Secured Liabilities” shall include the following additional wording after the words “any Finance Document”: “,including without limitation the Guarantee as well as the further Guaranteed Obligations under Clause 17.1 (a) of the Amended and Restated Facility Agreement,”.

(f)                          The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 to “Security Party” or “Security Parties” shall be construed as if the same referred to “Obligor” or “Obligors” as defined in the Amended and Restated Facility Agreement.

(g)                         Any reference to a “Creditor Party” or “Creditor Parties” in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 shall be construed as if the same referred to a “Finance Party” or “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(h)                        The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 1.5 to “Clauses 1.2 to 1.5 inclusive of the Loan Agreement” shall be construed  to mean “Clauses 1.2 and 1.3 of the Amended and Restated Facility Agreement”.

(i)                            Any reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 to a “Security Period” shall be construed as if the same referred to a “Facility Period” as defined in the Amended and Restated Facility Agreement.

(j)                           The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause  2.4 (a) to (c) is to be deleted and replaced with “(a) at the rate described in and in accordance with Clause 8.3 in the Amended and Restated Facility Agreement and (b) on demand”.

(k)                        34, 35, 36, 37, 38, and 39The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 4.2 shall include the following additional wording after the words “Guarantee”: “or in the Amended and Restated Facility Agreement”.

(l)                            The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 5.2 to “clauses 14 (insurance) and 15 (ship covenants) of the

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Loan Agreement” shall be construed as if the same referred to “clauses  23 (Condition and operation of Ship) and 24 (Insurance) of the Amended and Restated Facility Agreement”.

(m)                    The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 7.1 to “Clause 20.2 of the Loan Agreement” shall be construed as if the same referred to “Clause 30.29 (a) of the Amended and Restated Facility Agreement” and the following additional words shall be included after “clause 2.1 of the Guarantee”; “or under Clause 17 of the Amended and Restated Facility Agreement”.

(n)                        The reference in the Existing Deeds of Covenants referred to in Schedule 3 Nos. 34, 35, 36, 37, 38, and 39 in Clause 8.1 c) to “Clause 18 of the Loan Agreement” shall be construed as if the same referred to “in accordance with the Amended and Restated Facility Agreement”.

7.10      Specific Amendments to the Existing Deed of Covenants referred to in Schedule 3 No. 40:

(a)                        Any reference to “Mortgage” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the Mortgage as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(b)                        Any reference to “General Assignments” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the General Assignments as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(c)                         Any reference to “Charter Assignments” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the Charter Assignments as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(d)                        Any reference to “Owners’ Guarantee” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the Owners’ Guarantee in Schedule 3 No. 13 as amended and supplemented by this Agreement and/or any additional amendment or supplement as required in each case.

(e)                         Any reference to the “Guarantors” in in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Guarantors” as defined in the Guarantee referred to in Schedule 3 No. 13.

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(f)                          Any reference to “Mortgagee” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall mean “Trustee Agent”.

(g)                         Any reference to the “Company” in in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Borrower” as defined in the Amended and Restated Facility Agreement.

(h)                        Any reference to the “Creditors” or “Existing Creditors” or “Combined Creditors” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Finance Parties” as defined in the Amended and Restated Facility Agreement.

(i)                            Any reference to the “Lenders” or “Existing Lenders” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Lenders” as defined in the Amended and Restated Facility Agreement.

(j)                           Any reference to the “Existing Finance Documents” “ in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Finance Documents” as defined in the Amended and Restated Facility Agreement.

(k)                        The reference in the Existing Deed of Covenants referred to in Schedule 3 No. 40 to “Potential Event of Default” shall be construed to mean “an event or circumstance which, with the giving of any notice, lapse of time, a determination of the Majority Lenders (in the case of any provision of the Amended and Restated Facility Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default”.

(l)                            Any reference to the “Existing Loan” or “Loan” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “Loan” as defined in the Amended and Restated Facility Agreement.

(m)                    Any reference to “Owner’s Group” or the “Group” in the Existing Deed of Covenants referred to in Schedule 3 No. 40  shall be construed as if the same referred to the “Group Member” as defined in the Amended and Restated Facility Agreement.

(n)                        Any reference to the “Final Discharge Date” the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred to the “end of the Facility Period” as defined in the Amended and Restated Facility Agreement.

(o)                        Any reference to an “Compulsory Acquisition” in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be construed as if the same referred “compulsory acquisition”.

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(p)                        The references in Clauses 2.1.4 and 8.1.1 in the Existing Deed of Covenants referred to in Schedule 3 No. 40 to “Clause 5.2 of the Agency Agreement” shall be deleted and replaced with the words “the terms of the Amended and Restated Facility Agreement”.

(q)                        Clause 3.1.5 in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall include the following additional wording after “Finance Documents”: “including without limitation the Guarantee as well as the additional guarantee set out Clause 17 of the Amended and Restated Facility Agreement”.

(r)                           Clause 3.1.6 in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall include the following additional wording after “Owners’ Guarantee”: “and the Amended and Restated Facility Agreement as agreed from time to time”.

(s)                          Sub-clauses 5.1 (a) (i) to (iii) in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall be deleted and replaced with the following: “(i) the Market Value of the Ship for the time being; and (ii) such amount as when aggregated with the insured values of all Fleet Vessels is at least equal to one hundred and twenty per cent (120%) of the aggregate of the Loan;

and upon such terms as shall from time to time be approved in writing by the Trustee Agent.”

(t)                           The reference in Clause 5.1 (i) in the Existing Deed of Covenants referred to in Schedule 3 No. 40 to “or otherwise contrary to the provisions of the Restructuring Agreement” shall be deleted.

(u)                        Any reference in the Existing Deed of Covenants referred to in Schedule 3 No. 40  to “Government Entity” shall read “government entity”:

(v)                        The reference in Clause 5.1 (m) in the Existing Deed of Covenants referred to in Schedule 3 No. 40 to “Security (other than as permitted by the Restructuring Agreement” shall be deleted and replaced with the words “security”.

(w)                      Clause 7.1 in the Existing Deed of Covenants referred to in Schedule 3 No. 40 shall include the following additional wording after “Owners’ Guarantee”: “or the Guarantee set out in Clause 17 of the Amended and Rested Facility Agreement, as applicable,”.

(x)                        The reference in the Existing Deed of Covenants referred to in Schedule 3 No. 40 in Clause  15.2 to “Clause 16 of the Facility Agreement and the equivalent provision in the Existing Facility Agreement” shall be construed as if the same referred to “Clause 31 of the Amended and Restated Facility Agreement”.

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7.11      For the avoidance of doubt, each relevant Original Obligor who is a party hereby confirms to the Finance Parties that the debt certificates issued by Hyundai Merchant Marine Co. Ltd. on 18 July 2016 to Speedcarrier (No.1) Corp., Speedcarrier (No.2) Corp., Speedcarrier (No.3) Corp., Speedcarrier (No.4) Corp., Speedcarrier (No.5) Corp., and Megacarrier (No.4) Corp., as listed in Schedule 6 of the Amended and Restated Loan Agreement, were assigned by the relevant Original Obligors to the Security Agent as part of the assigned property assigned under the General Assignments listed in Schedule 3 Nos. 22, 26, 23, 24, 25, and the Deed of Covenant at Schedule 3 No.40 respectively, and that those debt certificates remain part of the assigned property in the relevant General Assignments, as amended and restated by this agreement.

8                       Representations and Warranties

Each Obligor hereby represents and warrants to the Finance Parties (i) all representations and warranties pursuant to Clause 18 of the Amended and Restated Loan Agreement and further (ii) that at the date of this Agreement as well as the Effective Date:

(a)                       it has the power to enter into and perform this Agreement and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such transactions and will duly perform and observe the terms thereof;

(b)                       this Agreement constitutes the legal, valid and binding obligations of each Obligor enforceable in accordance with its terms subject to any general principles of law limiting its obligations which are referred to in any legal opinion delivered to the Agent or Security Agent pursuant to this Agreement; and

(c)                        the entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with (i) any law or regulation or any official or judicial order or (ii) the constitutional documents of it or (iii) any agreement or document to which it is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document.

9                       Designation

This Agreement is a Finance Document.

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10                Miscellaneous

10.1      Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

10.2      No impairment

If, at any time after its date, any provision of this Agreement is not binding on or enforceable in accordance with its terms against a person expressed to be a Party, neither the binding nature nor the enforceability of that provision or any other provision of this Agreement will be impaired as against the other Parties.

10.3      Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement.  No election to affirm this Agreement on the part of the Finance Parties shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

10.4      Amendments

Any term of this Agreement may be amended or waived only with the consent of the Parties.

10.5      Costs

The Obligors as joint and several debtors undertake on a full indemnity basis to pay to, and to reimburse or indemnify the Finance Parties promptly on demand against all reasonable costs, expenses, charges and fees, which shall include, without limitation, stamp, registration fees and legal fees and disbursements of external legal advisers, incurred or sustained by any Finance Party in connection with the preparation, drafting, negotiation, registration, execution and enforcement of this Agreement. All reasonable costs, expenses, charges and fees payable by any Obligor pursuant to this Clause shall be paid together with value added tax or any similar tax, if any, properly chargeable thereon.

10.6      Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as of the signatures on the counterparts were on a single copy of this Agreement.

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10.7      English language

(a)                        Any notice given under or in connection with this Agreement must be in English.

(b)                        All other documents provided under or in connection with this Agreement must be:

(i)                           in English; or

(ii)                        if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

11                Governing law and enforcement

11.1      Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.2      Jurisdiction

(a)                        The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)                        The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                         Notwithstanding paragraph (a) above, the Finance Parties shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(d)                        Without prejudice to any other mode of service allowed under any relevant law, any Original Obligor who is a Party (unless incorporated in England and Wales):

(i)                           irrevocably appoints the person named in schedule 1 (The original parties) of the Amended and Restated Facility Agreement as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

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(ii)                        agrees that failure by the process agent to notify it of the process shall not invalidate the proceedings concerned; and

(iii)                     if any person appointed as its process agent is unable for any reason to act as agent for service of process, it must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Finance Parties.  Failing this, the Finance Parties may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
Conditions Precedent and Subsequent

Part A - Conditions Precedent

1                               Original Obligors’ corporate documents

(a)                        A copy of the Constitutional Documents of each Original Obligor and each Second Lien Provider.

(b)                        A copy of a resolution of the board of directors of each Original Obligor and each Second Lien Provider (or, in the case of the Borrower, if applicable, any independent committee of such board empowered to approve and authorise the following matters):

(i)                           approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party (its Relevant Documents) and resolving that it execute, deliver and perform the Relevant Documents to which it is a party;

(ii)                        authorising a specified person or persons to execute its Relevant Documents on its behalf; and

(iii)                     authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant and any Selection Notice) to be signed and/or despatched by it under or in connection with its Relevant Documents.

(c)                         If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.

(d)                        A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to its Relevant Documents and related documents.

(e)                         If required by the Agent, a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Borrower) and each Second Lien Provider, approving the terms of, and the transactions contemplated by, its Relevant Documents.

(f)                          If required by the Agent, a copy of a resolution of the board of directors of each corporate shareholder of each Original Obligor (other than the Borrower) and each Second Lien Provider approving the terms of the resolution referred to in paragraph (e) above.

(g)                         A certificate of the Borrower, each other Original Obligor and each Second Lien Provider (each signed by a director) confirming that borrowing or guaranteeing or securing, as

32

appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on the Borrower, any other Original Obligor and any Second Lien Provider to be exceeded.

(h)                        A copy of any power of attorney under which any person is appointed by any Original Obligor and any Second Lien Provider to execute any of its Relevant Documents on its behalf.

(i)                            A certificate of an authorised signatory of each relevant Original Obligor and each Second Lien Provider certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force, and effect and has not been amended or superseded as at a date no earlier than the Effective Date and that any such resolutions or power of attorney have not been revoked.

(j)                           A certificate of good standing for each Original Obligor and each Second Lien Provider or other evidence that each Original Obligor and each Second Lien Provider is in good standing in its country of incorporation.

(k)                        Duly executed copy of each of the following equity documents

(i)                           Amended and restated articles of incorporation of the Borrower reflecting the governance rights agreed in the Restructuring Support Agreement,

(ii)                        Amended and restated bylaws of the Borrower.

2                               Legal opinions

The following legal opinions, each addressed to the Agent:

(a)                        a legal opinion of Ince & Co LLP on matters of English law, substantially in the form distributed to the Agent and approved by the Agent prior to signing this Agreement; and

(b)                        a legal opinion of the legal advisers to the Agent in each jurisdiction in which an Obligor is incorporated and/or which is or is to be the Flag State of a Mortgaged Ship, or in which an Account opened at the relevant time is established substantially in the form distributed to the Agent and approved by the Agent prior to signing this Agreement.

3                               Transaction Documents

(a)                       Duly executed copy of the Amended and Restated Facility Agreement;

(b)                       Duly executed copy of the Cash Out Agreements (as defined in the Term Sheet);

33

(c)                        Duly executed copy of the Updated Commitment Letter (as defined in the Term Sheet);

(d)                       Duly executed copy of each of the following equity documents

(i)                           Subordinated Loan Agreement (as defined in the Term Sheet),

(ii)                        Shareholders Agreement (as defined in the Term Sheet),

(iii)                     Escrow Agreement in respect of Dividend Reinvestment Commitment under Shareholders Agreement (all as defined in the Restructuring Support Agreement),

(iv)                    Registration Rights Agreement (as defined in the Restructuring Support Agreement),

(v)                       [F-1 Shelf Registration Statement (as defined in the Restructuring Support Agreement),]

(vi)                    Plan Sponsor Capital Contribution Agreement (as defined in the Term Sheet),

(vii)                 Backstop Agreement (as defined in the Term Sheet),

(viii)              Pool A Observer Side Letters (as defined in the Term Sheet), and

(ix)                    Pool B Observer Side Letters (as defined in the Term Sheet);

(e)                        Duly executed copy of the executive employment contract of Dr. John Coustas;

(f)                         Duly executed copy of the Amended Management Agreement;

(g)                        Duly executed copy of the Amended Restrictive Covenant Undertaking;

(h)                       Duly executed copy of the Management Agreement Deed of Undertaking;

(i)                           Evidence of the issuance of the New Shares to the Finance Parties;

(j)                          Duly executed copy of the Fee letter in relation to the Agency and security agent fee

(k)                       Duly executed copy of the Fee letter in relation to the amendment fee

(l)                           Duly executed copy of the Fee letter in relation to the exit fee

(m)                   Duly executed copy of the Global Restructuring Implementation Deed.

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4                               Other documents and evidence

(a)                       Evidence that any process agent referred to in clause 52.2 (Service of process) of the Amended and Restated Facility Agreement or any equivalent provision of any other Finance Document entered into on or before the Effective Date, if not an Original Obligor, has accepted its appointment.

(b)                       A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Obligors accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)                        The Original Financial Statements.

(d)                       Evidence that the fees, commissions, costs and expenses then due from the Obligors pursuant to clause 11 (Fees) of the Amended and Restated Facility Agreement and clause 16 (Costs and expenses) of the Amended and Restated Facility Agreement and all legal and adviser fees payable in connection with the Restructuring Support Agreement have been paid or will be paid by the Effective Date.

(e)                        The Financial Model circulated to the Finance Parties on [13 June 2018].

(f)                         The Management Agreement (including the Restrictive Covenant Agreement) duly executed by the parties thereto.

(g)                        Funds flow statement including distributions (and all wire transfers to be made) on the Effective Date.

(h)                       An original of each Intercreditor Agreement duly executed by each party to it, being:

(i)                           the Global Intercreditor Agreement;

(ii)                        the Joint Pool B Intercreditor Agreement;

(iii)                     the Written Down Lender / Pool D Intercreditor Agreement;

(iv)                    the Written Down Lender / Pool E Intercreditor Agreement; and

(v)                       the Intra-Written Down Lender Group Intercreditor Agreement.

(i)                           Group Structure Chart showing, both immediately prior to and as of the Effective Date (assuming completion of the transactions contemplated thereby):

(i)                           the shareholders of the Borrower;

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(ii)                        that each Danaos SPV (as defined in the Term Sheet) is a direct wholly owned subsidiary of the applicable Danaos Intermediate Holdco (as defined in the Term Sheet) and that each Danaos Intermediate Holdco is a direct wholly owned subsidiary of the Borrower;

(iii)                     all outstanding facilities owing by any Group Member and the principal amounts outstanding, obligors and security provided in respect thereof;

(iv)                    all fees, interest or other compensation paid or payable to all lenders to the Group (disregarding amounts paid or payable to third party advisors) during the period 14 May 2018 to the final termination date of all Amended RA Facilities.

(j)                          A confirmation from an officer of the Borrower that:

(i)                           no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable it to borrow the Loan and it or any other Original Obligor to perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party;

(ii)                        the fees, interest or other compensation referred to in item (o)(iv) are in each case consistent in all respects with the amounts set out in the Term Sheet, 22 May 2018 presentation and schedule of fees circulated on 6 June 2018;

(iii)                     there is no agreement, arrangement or understanding for the allocation of any New Shares issued to the Original Lenders in accordance with the Term Sheet to be reallocated or transferred to or for the benefit of any of the existing shareholders of the Borrower or any of their affiliates or related persons;

(iv)                    the Restructuring Support Agreement has not been terminated and is in full force and effect;

(v)                       as of the Effective Date there are no agreements, arrangements, or understandings between any Group Member and (i) any lender under an Amended RA Facility, (ii) any other lender of financial indebtedness, or (iii) any Affiliate of (i) or (ii), in respect of the Existing Fleet that is not set out in the Restructuring Support Agreement, the Term Sheet, the Amended RA Facilities or that has not otherwise been disclosed to the lenders in the Term Sheet, 22 May 2018 presentation or fee schedule circulated on 6 June 2018;

(vi)                    the list of Dormant Subsidiaries appended to this director’s certificate is true, accurate and complete; and

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(vii)                 no information has been disclosed under item no. 20 below which has not also been provided on reasonable notice to all other Supporting Lenders (as defined in the Restructuring Support Agreement).

(k)                       Evidence in a form reasonably satisfactory to the Agent that the restructuring agreement dated 24 January 2011, entered into among, inter alia, the Borrower, the Group Members party thereto and the Participating Lenders (as defined therein), as amended, supplemented or otherwise modified from time to time, has been terminated in its entirety.

(l)                           Evidence that the conditions precedent under each other Amended RA Facility Agreement and the Sinosure Facility (as defined in the Restructuring Support Agreement) have been satisfied.

(m)                   Evidence that KEXIM-ABN Amro Facility (as defined in the Restructuring Support Agreement) has been repaid in full and that the relevant security has been or will discharged.

(n)                       A corresponding notice of reassignment issued by the security trustee under the KEXIM-ABN Amro Facility (as defined in the Restructuring Support Agreement) in relation to the general assignment, assignment of insurances and assignment of earnings concerning the relevant ships, including a wording clarifying that the former second ranking assignments being part of the Amended Security Documents shall become first ranking ranking assignments with the reassignment taking effect.

(o)                       Evidence that under each of Cash Out Agreements the Completion Conditions (as defined therein) have been satisfied or waived, and the transactions contemplated in each of those agreements have completed or will be completed on the Effective Date.

(p)                       Evidence that the Plan Sponsor Capital Contribution (as defined in the Term Sheet) has been or will be released from the Escrow Account (as defined in the Restructuring Support Agreement) on the Effective Date.

(q)                       Evidence that the board of directors of the Borrower is, as of the Effective Date, composed of (i) the current members of the board of directors of the Borrower (i.e., Dr John Coustas, Iraklis Prokopakis, George Economou, William Repko, Myles R. Itkin and Miklós Konkoly-Thege) and (ii) Petros Christodoulou as an independent non-executive director (or any other person satisfactory to the Agent, acting reasonably).

(r)                          Evidence that all interest pursuant to Clause 2.3 has been paid or will be in full on the Effective Date.

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(s)                         Evidence that the Excess Cash Loans between the Borrower and each Guarantor as well as each Second Lien Provider have been concluded in a form acceptable to the Agent.

5                               Bank Accounts

Evidence that any Account required to be established under clause 28 (Bank accounts) has been opened and established, that any Account Security in respect of each such Account has been executed and delivered by the relevant Account Holder(s) and that any notice required to be given to an Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it.

6                               Security

(a)                       The amendments to the Original Security Documents as listed in Schedule 4 (Amended Security Documents) duly executed by the parties named therein, and, to the extent applicable, registered with the competent register.

(b)                       The New Security Documents as listed in Schedule 5 (New Security Documents) duly executed by the parties named therein, and, to the extent applicable, registered with the competent register unless explicitly designated as a condition subsequent pursuant to Part B of this Schedule.

(c)                        Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents.

(d)                       Duly executed notices of assignment and acknowledgements of receipts concerning the HMM Notes (as listed in Schedule 6 [HMM Notes] of the Amended and Restated Loan Agreement) in the form substantially set out in Schedule 6 (Notice of Assignment of HMM Notes) hereto.

7                               Ship related Documents

(a)                        The Charters for each of the Ships, duly executed, on such terms (including as to the identity of the relevant Charterer, the charter rates and their tenors) and otherwise approved by the Agent.

(b)                        A copy, certified to be a true and complete copy, of each of the Management Agreements for each of the Ships, duly executed.

(c)                         Evidence that each of the Ships and their Earnings, Insurances and Requisition Compensation are free of any Security Interest, as evidenced by the relevant of Deed of Release.

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8                               “Know your customer” information

Such documentation and information as the Agent may reasonably request to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to the Agent.

9                               Regulatory approvals and conditions

Such information and assistance as may be reasonably requested by the Agent to satisfy, and the satisfaction of, any regulatory, competition or other approvals required by any competent governmental authority in connection with the transactions contemplated in the Transaction Documents, including receipt of New Shares.

10                        Registration of Ship

Evidence that each of the Ships:

(a)                       is legally and beneficially owned by the relevant Owner and registered in the name of the relevant Owner and relevant Second Lien Provider through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)                       A certificate of class maintained in respect of each Ship issued no more than 3 Business Days before the Effective Date confirming that each of the Ships is classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society as may be required by the Agent.

(c)                        is insured in the manner required by the Finance Documents;

(d)                       has been delivered, and accepted for service, under its Charter; and

(e)                        is free of any other charter commitment which would require approval under the Finance Documents.

11                        Readiness for Mortgage registration

Evidence (in the form of pre-clearance of the registration and confirmation from local counsel that all relevant documents and/or formalities to effect the de-registration and/or registration are prepared on the closing date, including that any relevant filing fees have been paid or that amounts in relation thereto are available for payment on the Effective Date) that the Mortgage or the addendum to the Mortgage in respect of each of the Ships is ready to be registered against each of the Ships through the relevant Registry under the laws and flag of the relevant Flag State.

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12                        Insurance

In relation to each of the Ships’ Insurances:

(a)                        an opinion from insurance consultants acceptable to the Original Lenders on such Insurances;

(b)                        evidence that such Insurances have been placed in accordance with clause 24 (Insurance) of the Amended and Restated Facility Agreement; and

(c)                         evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Agent in an approved form in relation to the Insurances.

13                        ISM and ISPS Code

Copies of:

(a)                       the document of compliance issued in accordance with the ISM Code to the person who is the operator of each of the Ships for the purposes of that code;

(b)                       the safety management certificate in respect of each of the Ships issued in accordance with the ISM Code;

(c)                        the international ship security certificate in respect of each of the Ships issued under the ISPS Code; and

(d)                       if so requested by the Agent, any other certificates issued under any applicable code required to be observed by each of the Ships or in relation to its operation under any applicable law.

14                        Valuations

(a)                       Valuations in respect of all Fleet Vessels obtained not earlier than 30 June 2018 in accordance with clause 25 (Valuations) of the Amended and Restated Facility Agreement.

(b)                       The Borrower to deliver to the relevant Agent:

(i)                           a market check and scrap value assessment prepared by the Borrower on all relevant vessels securing any relevant Written Down Facility (on a first lien basis) that are older than 20 years, not on contract with at least 12 months’ remaining term and not recently dry-docked;

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(ii)                        together with the explanation from the relevant Guarantor(s) — whether the Guarantors or the Borrower — of the commercial decision of the board of directors, as certified by an officer of each relevant Guarantor, not to scrap such vessel.

15                        Fees

(a)                       A confirmation from the legal and financial advisors of the Finance Parties to the Borrower that all legal and advisor fees in connection with the negotiation, preparation and execution of the Definitive Documentation have been paid.

(b)                       An executed fee letter in relation to the fees payable to the Agent and Security Agent.

(c)                        An executed fee letter in relation to the HSH Amendment Fees (as defined in the Term Sheet).

(d)                       An executed fee letter in relation to the Exit Fee (as defined in the Term Sheet) payable to the Borrower.

16                        Pool D/E Second Lien Security Documents

The Junior Security Documents, as set out in the Written Down Lender / Pool D Intercreditor Agreement and the Written Down Lender / Pool E Intercreditor Agreement duly executed in a form satisfactory to the Agent unless explicitly designated as a condition subsequent pursuant to Part B of this Schedule.

17                        Other disclosure

Such other information reasonably requested by any Finance Party in connection with the Restructuring, including disclosure of any fee arrangements, transaction cash flows, any dealings or agreements with or for the benefit of the shareholders of the Borrower prior to the Effective Date and any Affiliates and/or related parties of the Borrower and the ultimate beneficial owners of any outstanding debt owed by the Group to the Finance Party.

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Part B - Conditions Subsequent

1.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV PERFORMANCE with IMO No 9250971 dated 5 November 2011;

2.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV PRIORITY with IMO No 9250995 dated 5 November 2011;

3.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV AMALIA C with IMO No 9166649 dated 14 May 2013;

4.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV MSC ZEBRA with IMO No 9231157 dated 25 June 2013;

5.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV DANAE C with IMO No 9226425 dated 13 November 2013;

6.                            Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV DIMITRIS C with IMO No 9210074 dated 21 November 2013;

7.                            Mortgage registration of an addendum to the first priority Panamanian ship mortgage over vessel MV VLADIVOSTOK with IMO No 9149823 dated 12 September 2007 as amended 18 February 2011;

8.                            Mortgage registration of an addendum to the first priority Panamanian ship mortgage over vessel MV STRIDE with IMO No 9149835 dated 12 September 2007 as amended 18 February 2011;

9.                            Mortgage registration of an addendum to the first priority Panamanian ship mortgage over vessel MV SPRINTER with IMO No 9149861 dated 16 October 2007 as amended 18 February 2011;

10.                     Mortgage registration of an addendum to the first priority Panamanian ship mortgage over vessel MV FUTURE with IMO No 9149847 dated 3 October 2007 as amended 18 February 2011;

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11.                     Mortgage registration of an addendum to the first priority Panamanian ship mortgage over vessel MV ADVANCE with IMO No 9149859 dated 12 September 2007 as amended 18 February 2011;

12.                     Mortgage registration of an addendum to the initially second preferred Liberian ship mortgage (having first priority as at the date of this agreement) over vessel MV ANL TONGALA (ex DEVA) with IMO No 9278105 dated 20 July 2015;

13.                     Mortgage registration of an addendum to the first preferred Liberian mortgage over vessel MV EXPRESS ROME with IMO No 9484936 dated 6 April 2011;

14.                     Mortgage registration of an amendment mortgage in relation to the first priority Maltese ship mortgage over vessel MV CGA CGM RABALAIS with IMO No 9406635 dated 22 March 2011;

15.                     Mortgage registration of a first priority Cypriot ship mortgage over vessel MV EUROPE with IMO No 9285988;

16.                     Mortgage registration of a first priority Cypriot ship mortgage over vessel MV PUSAN C with IMO No 9307229;

17.                     Mortgage registration of a first priority Greek ship mortgage over vessel MV MAERSK EXETER with IMO No 9475698;

18.                     Mortgage registration of a second-preferred Liberian ship mortgage over vessel MSC AMBITION (ex HYUNDAI AMBITION) with IMO No 9475703;

19.                     Mortgage registration of a second-priority Maltese ship mortgage over vessel MV CMA CGM BIANCA with IMO No 9436367;

20.                     Mortgage registration of a second-priority Maltese ship mortgage over vessel MV CMA CGM SAMSON with IMO No. 9436379;

21.                     Mortgage registration of a second-priority Maltese ship mortgage over vessel MV CMA V CMA CGM TANCREDI with IMO No 9436355;

22.                     Execution and registration of a Deed of Covenants, subject to English law, for vessel MV CMA CGM TANCREDI with IMO No 9436355 between Teucarrier (No.2) Corp. and Aegean Baltic Bank S.A.;

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23.                     Execution and registration of a Deed of Covenants, subject to English law, for vessel MV CMA CGM BIANCA with IMO No 9436367  between Teucarrier (No.3) Corp. and Aegean Baltic Bank S.A.;

24.                     Execution and registration of a Deed of Covenants, subject to English law, for vessel MV CMA CGM SAMSON with IMO No. 9436379  between Teucarrier (No.4) Corp. and Aegean Baltic Bank S.A.;

25.                     Execution and registration of a Deed of Covenants, subject to Cypriot law, for vessel MV EUROPE with IMO No 9285988 between OCEANEW SHIPPING LIMITED and Aegean Baltic Bank S.A.

26.                     Execution and registration of a Deed of Covenants, subject to Cypriot law, for vessel MV PUSAN C with IMO No 9307229 between KARLITA SHIPPING COMPANY LIMITED and Aegean Baltic Bank S.A.;

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Schedule 2
Amended and Restated Facility Agreement

45

Private & Confidential	Execution Copy

ORIGINALLY DATED

14 NOVEMBER 2006/24 JANUARY

2011 AND AMENDED AND RESTATED

ON THE EFFECTIVE DATE

         AUGUST 2018

DANAOS CORPORATION

as Borrower

arranged by

AEGEAN BALTIC BANK S.A

HSH NORDBANK AG

as Arrangers

with

AEGEAN BALTIC BANK S.A.

as Agent

AEGEAN BALTIC BANK S.A.

as Security Agent

AMENDED AND RESTATED

FACILITY AGREEMENT

Contents

Clause		Page

Section 1 - Interpretation		5

1	Definitions and interpretation	5

Section 2 - The Facility		58

2	The Facility	58

3	Purpose	59

Section 3 - Utilisation		60

4	Utilisation	60

Section 4 - Repayment, Prepayment and Cancellation		61

5	Repayment	61

6	Illegality, prepayment and cancellation	64

7	Restrictions	70

Section 5 - Costs of Utilisation		72

8	Interest	72

9	Interest Periods	73

10	Changes to the calculation of interest	74

11	Fees	76

Section 6 - Additional Payment Obligations		77

12	Tax gross-up and indemnities	77

13	Increased Costs	85

14	Other indemnities	86

15	Mitigation by the Lenders	92

16	Costs and expenses	93

Section 7 - Guarantee		96

17	Guarantee and indemnity	96

Section 8 - Representations, Undertakings and Events of Default		104

18	Representations	104

19	Information undertakings	116

20	Financial covenants	129

21	General undertakings	146

22	Dealings with Ship	152

23	Condition and operation of Ship	155

24	Insurance	162

25	Valuations	169

26	Chartering undertakings	172

27	Bank accounts	173

28	Group business restrictions	176

29	Hedging Contracts	189

30	Events of Default	190

Section 9 - Changes to Parties		201

31	Changes to the Lenders	201

32	Changes to the Obligors	208

Section 10 - The Finance Parties		209

33	Roles of Agent, Security Agent and Arranger	209

34	Trust and security matters	225

35	Enforcement of Transaction Security	230

36	Application of proceeds	231

37	[Intentionally left blank]	235

38	Conduct of business by the Finance Parties	235

39	Sharing among the Finance Parties	236

Section 11 - Administration		238

40	Payment mechanics	238

41	Set-off	243

42	Notices	244

43	Calculations and certificates	248

44	Partial invalidity	248

45	Remedies and waivers	248

46	Amendments and waivers	249

47	Confidential Information	256

48	Confidentiality of Funding Rates	262

49	Counterparts	263

50	Contractual recognition of bail in	264

Section 12 - Governing Law and Enforcement		265

51	Governing law	265

52	Enforcement	265

Schedule 1 The original parties		267

Schedule 2 Ship information		283

Schedule 3 Form of Assignment Agreement and Transfer Certificate		297

Schedule 4 Form of Compliance Certificate and Ring Fencing Compliance Certificate		303

Schedule 5 Forms of Notifiable Debt Purchase Transaction		306

Schedule 6 HMM Notes		308

Schedule 7 Restructured Facility Waterfall of Excess Cash		309

Schedule 8 Tranche B Target Amount		311

THIS AGREEMENT is originally dated 14 November 2006/24 January 2011 as amended and restated on the Effective Date       August 2018 and made between:

(1)                       DANAOS CORPORATION as borrower (as further described in Schedule 1 (The original parties)) (the Borrower);

(2)                       the guarantors (as further described in Schedule 1 (The original parties)) (the Guarantors);

(3)                       AEGEAN BALTIC BANK S.A. and HSH NORDBANK AG as mandated lead arrangers (whether acting individually or together the Arrangers);

(4)                       THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as lenders (the Original Lenders);

(5)                       AEGEAN BALTIC BANK S.A. as agent of the other Finance Parties (the Agent); and

(6)                       AEGEAN BALTIC BANK S.A. as security trustee for the Finance Parties (the Security Agent).

IT IS AGREED as follows:

Section 1 -  Interpretation

1                       Definitions and interpretation

1.1             Definitions

In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:

Acceptable Bank means:

(a)                       a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A- equivalent or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                       any RA Lender and any legal successor of HSH Nordbank AG; or

(c)                        any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders).

Account means any bank account, deposit or certificate of deposit opened, made or established in accordance with clause 27 (Bank accounts).

Account Bank means, in relation to any Account, either the bank or financial institution specified as such in Schedule 1 (The original parties), any RA Lender or another bank or financial institution approved by the Majority Lenders at the request of the Borrower.

Account Holder(s) means, in relation to any Account, each Obligor in whose name that Account is held.

Account Security means, in relation to an Account, a first ranking (or, in the case of an Account of a Collateral Owner or which relates to a Collateral Ship second ranking) deed or other instrument by the relevant Account Holder(s) in favour of the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent) in an agreed form conferring a Security Interest over that Account.

Accounting Principles has the meaning given to that term in clause 20.2 (Financial definitions).

Accounting Reference Date means 31 December or such other date as may be approved by the Lenders.

Actual Free Cash Flow has the meaning given to that term in clause 5.3 (Variable amortisation on Tranche B).

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent includes any person who may be appointed as such under the Finance Documents.

Amended Articles of Association means the amended and restated articles of association of the Borrower, as in effect on the Effective Date and reflecting the governance rights agreed in the Out-of-Court Term Sheet.

Amended and Restated Sinosure Facility has the meaning given to the term “Sinosure Facility” in the Global Intercreditor Deed.

Amended RA Facilities means the Citibank Facility, the Citibank DB Refinancing Facility, the Citi-Eurobank Facility, the Citibank Pool C Refinancing Facility, the Club Facility, the Credit Suisse Facility, the Facility, the RBS Tranche 1 Facility and the RBS Tranche 2 Facility, as such terms are defined in the Global Intercreditor Deed (and in any event excluding the Amended and

Restated Sinosure Facility); and wherever any such facility is referenced in this Agreement by such designation, it shall have the meaning given to that term in the Global Intercreditor Deed.

Amendment and Restatement Agreement means the amendment and restatement agreement in respect of this Agreement dated 31 July 2018 between the Parties and entered into pursuant to the Restructuring Support Agreement.

Amendment Fee has the meaning assigned to it in clause 11.1 (Amendment Fee).

Annual Financial Statements has the meaning given to that term in clause 19.2 (Defined terms).

Approved Flag State means each of the Republic of Liberia, the Republic of Panama, the Republic of Malta, the Republic of Cyprus, Marshall Islands and the Hellenic Republic.

Assignment Agreement means an agreement substantially in the form set out in Part 1 of Schedule 3 (Form of Assignment Agreement and Transfer Certificate) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Part 1 of Schedule 3 (Form of Assignment Agreement and Transfer Certificate) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Global Intercreditor Deed.

Associate has the meaning given to that term in section 435 of the Insolvency Act 1986 of England and Wales, provided that only sub-sections (2) and (5) of such section (and any reference to the term “associate” in such sub-section (5) shall be a reference to such term as defined in sub-section (2)) shall apply insofar as it relates to the definition of Coustas Family.

Audit Laws means the EU Regulation (537/2014) on specific requirements regarding statutory audit of public-interest entities and repealing Commission Decision 2005/909/EC and the EU Directive (2014/56/EU) amending Directive 2006/43/EC on statutory audits of annual accounts and consolidated accounts and any law or regulation which implements that EU Directive (2014/56/EU).

Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm appointed by the Borrower as its statutory auditors.

Authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration.

Backstop Agreement means the backstop agreement dated on or around the Closing Date and entered into between the Borrower, the Manager and the Plan Sponsor.

Balloon means the amount of USD 136,410,000.00 (in words: United States Dollars one hundred thirty six million four hundred ten thousand) at the date of this Agreement which may be reduced from time to time by way of prepayments in accordance with this Agreement.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)                       in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)                       in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Balancing Payment has the meaning given to that term in clause 5.3 (Variable amortisation).

Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.

Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

Basel II Regulation means:

(a)                       any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of CRD IV and CRR) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)                       any Basel II Approach adopted by a Finance Party or any of its Affiliates.

Basel III Accord means, together:

(a)                       the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)                       the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)                        any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save to the extent that such law or regulation re-enacts a Basel II Regulation.

Borrower Affiliate means the Borrower, each of its Affiliates, any member of the Coustas Family or any funds controlled by the Coustas Family, any trust of which the Borrower or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family is a trustee, any partnership of which the Borrower or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family is a partner and any trust, fund or other entity which is managed by, or is under the control of, or is accustomed to follow the directions of or guidance from the Borrower or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family.

Borrower Change of Control occurs if at any time:

(a)                       the Coustas Family (and/or any funds controlled by the Coustas Family) do not ultimately beneficially own at least 15 per cent and one share of the issued voting share capital of the Borrower; or

(b)                       the Coustas Family ceases to have the power to cast at a general meeting of the Borrower at least 15 per cent and one share of the maximum number of votes of the issued voting share capital that might be cast at a general meeting of the Borrower; or

(c)                        the Plan Sponsor ceases to beneficially hold all of the economic interest in the unsecured, subordinated loan made to the Borrower under the Subordinated Loan Agreement; or

(d)                       Dr John Coustas ceases to be both the Chief Executive Officer of the Borrower and a director of the Borrower, unless this is due to his death or disability and, in such case, a replacement person is appointed by the Borrower’s board of directors, following consultation with the Lenders, in accordance with the applicable corporate policy of the Borrower within 60 days of such cessation and such replacement has given a legally binding acceptance of an offer of employment (and, if appropriate, has resigned from his or her existing employment within that time period); or

(e)                        any group of the existing members of the board of directors of the Borrower as of the Closing Date and any directors appointed following nomination by the existing board of directors as of the Closing Date (or any directors nominated by the existing board of directors as of the Closing Date) does not comprise a majority of the board of directors of the Borrower; or

(f)                         any one or more persons who are not members of the Coustas Family (without taking into account any Participating Lender) acting in concert legally or beneficially own or control a greater number of shares of the Borrower than the Coustas Family provided that no Borrower Change of Control shall be deemed to occur under this paragraph (f) if it occurs as a direct result of the sale of Danaos Shares to or by any of the Participating Lenders; or

(g)                        any one or more persons (who are not members of the Coustas Family) acting in concert controls the Borrower.

For the purposes of this definition, acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower.

Break Costs means the amount (if any) by which:

(a)                       the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or relevant part of it or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or relevant part of it or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                       the amount which that Lender would be able to obtain by placing an amount equal to the relevant principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of that Interest Period.

Budget means:

(a)                       in relation to the Financial Year ending 31 December 2018, the Financial Model; and

(b)                       in relation to any other period, any budget delivered by the Borrower to the Agent pursuant to clause 19.6 (Budget).

Business Day means a day (other than a Saturday or Sunday):

(a)                        which is not a public holiday in Athens or Piraeus; and

(b)                        on which banks are open for general business in London and Hamburg and, in respect of a day on which a payment or purchase in dollars is to be made under a Finance Document, New York.

Capital Contribution Agreement means the contribution agreement governing the capital contribution of $10 million in cash to be made on or prior to the Effective Date by the Plan Sponsor to the Borrower in accordance with the Out-of-Court Term Sheet and dated on or about the Effective Date.

Cash has the meaning given to that term in clause 20.2 (Financial definitions).

Cash Equivalents has the meaning given to that term in clause 20.2 (Financial definitions).

Cash Interest means interest on the Loan that is paid in cash.

CEO Employment Agreement means the executive employment agreement of Dr John Coustas as President and Chief Executive Officer of the Borrower dated 10 May 2018.

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Transaction Security.

Charter means, in relation to a Ship, the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information), any Long Term Charter or (where the conditions specified in paragraph (b) of clause 30.20 (Breach of Charter) have been satisfied in accordance with that paragraph in relation to that Ship) the relevant Replacement Charter in relation to that Ship.

Charter Assignment means, in relation to a Ship and its Charter Documents, a first ranking (or, in the case of a Collateral Ship, second ranking) assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent) in the agreed form.

Charter Documents means, in relation to a Ship, the Charter of that Ship or the Long Term Charter of that Ship, any documents supplementing it and any guarantee or security given by any person for the relevant Charterer’s obligations under the Charter of that Ship or the Long Term Charter of that Ship.

Charterer means, in relation to a Ship, the charterer named in Schedule 2  (Ship information) as charterer of that Ship or (where the conditions specified in paragraph (b) of clause 30.20 (Breach of Charter) have been satisfied in accordance with that paragraph) the person chartering the Ship under the relevant Replacement Charter for that Ship.

Classification means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information) with the relevant Classification Society, the equivalent classification with another Classification Society or another classification approved by the Majority Lenders as its classification, at the request of the relevant Owner.

Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another classification society (being a member of the International Association of Classification Societies (IACS) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Majority Lenders as its Classification Society, at the request of the relevant Owner.

Closing Date has the meaning given to that term in the Restructuring Support Agreement.

Code means the US Internal Revenue Code of 1986.

Collateral Owner means, in relation to a Collateral Ship, the person specified against the name of that Collateral Ship in Schedule 2 (Ship information).

Collateral Ships means each of the ships described as “Collateral Ships” in Schedule 2 (Ship information) and Collateral Ship means any of them.

Collateral Ship Security Documents means, in relation to a Collateral Ship, together, the Mortgage, any General Assignment, any Deed of Covenant and any Charter Assignment for that Collateral Ship, the Account Security for the Earnings Account in respect of such Collateral Ship and any Manager’s Undertaking in respect of that Collateral Ship.

Commitment means:

(c)                        in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The original parties) and the amount of any other Commitment  assigned to it under this Agreement; and

(d)                       in relation to any other Lender, the amount of any Commitment assigned to it under this Agreement,

to the extent not cancelled, reduced or assigned by it under this Agreement.

Compliance Certificate means a certificate substantially in the form set out in Part 1 of Schedule 4 (Form of Compliance Certificate and Ring Fencing Compliance Certificate) or otherwise approved by the Majority Lenders.

Confidential Information means all information relating to an Obligor, the Group, the Transaction Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                       any Group Member or any of its advisers; or

(b)                       another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                           information that:

(A)                     is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 47 (Confidential Information); or

(B)                     is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(C)                     is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance

Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                        any Funding Rate.

Confidentiality Undertaking means a confidentiality undertaking substantially in the appropriate recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Agent.

Constitutional Documents means, in respect of an Obligor, such Obligor’s memorandum and articles of association, by-laws or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to the Amendment and Restatement Agreement.

Corporate Waiver Event of Default has the meaning given to that term in the Global Intercreditor Deed.

Coustas Family means Dr John Coustas and any Associate of Dr John Coustas.

CRD IV means the directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

CRR means the regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.

Danaos Shares means the common shares of the Borrower.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)                        purchases by way of assignment or transfer;

(b)                        enters into any sub-participation in respect of; or

(c)                        enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

Deed of Covenant means, in relation to a Ship in respect of which the Mortgage is in account current form, a first ranking (or, in the case of a Collateral Ship, second ranking) deed of covenant in respect of such Ship by the relevant Owner (including an assignment of its interest and such

Ship’s Earnings, Insurances and Requisition Compensation) in favour of the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent) in the agreed form.

Default means an Event of Default or any event or circumstance specified in clause 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)                       which has rescinded or repudiated a Finance Document; or

(b)                       with respect to which an Insolvency Event has occurred and is continuing.

Delegate means any delegate, agent, attorney, additional trustee or co-trustee appointed by the Security Agent.

Disposal Proceeds means the consideration received by any Group Member for any disposal of an asset after deducting:

(a)                       any reasonable expenses which are incurred by any Obligor with respect to that disposal to persons who are not Group Members or any Borrower Affiliate; and

(b)                       any Tax incurred and required to be paid by the seller under that disposal in connection with that disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

Disposal Repayment Date means in relation to:

(a)                       a Total Loss of a Mortgaged Ship, the applicable Total Loss Repayment Date; and

(b)                       a sale (including, without limitation, a sale for scrapping) of a Mortgaged Ship by the relevant Owner or a sale of the shares in the Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price.

Disruption Event means either or both of:

(a)                       a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the

Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                       the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                           from performing its payment obligations under the Finance Documents; or

(ii)                        from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distribution means, in respect of a person, that person:

(a)                       declares or pays (including by way of set-off, combination of accounts or otherwise) any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or any warrants for the time being in issue;

(b)                     repays or distributes any dividend or share premium reserve;

(c)                        pays any management, advisory or other fee to or to the order of any of the shareholders of the relevant person;

(d)                       redeems, repurchases, defeases, retires or repays any of its share capital or resolves to do so; or

(e)                        makes any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument.

Dividend Reinvestment Escrow Account means the escrow agreement in respect of dividends distributed by the Borrower as contemplated by and substantially in the form attached to the Shareholders Agreement.

Dormant Subsidiary means a Group Member which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation,

indebtedness owed to it) which in aggregate have a value of USD 50,000.00 or more or its equivalent in other currencies.

Earnings means, in relation to a Ship and a person, all money at any time due or payable to that person for or in relation to the use or operation of such Ship including freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, income arising out of pooling or sharing arrangements, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment or other contract for the employment of such Ship and, if applicable, any sums recoverable under any loss of earnings insurance.

Earnings Account means any Account designated as an “Earnings Account” under clause 27 (Bank accounts).

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

Effective Date has the meaning given to that term in the Amendment and Restatement Agreement.

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a Borrower Affiliate or a Group Member.

Environmental Claims means:

(a)                       enforcement, clean-up, removal or other governmental or regulatory action or orders or proceedings or formal notices or investigations or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)                       any claim made by any other person relating to a Spill.

Environmental Incident means any Spill from any vessel in circumstances where:

(a)                       any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)                       any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim.

Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment.

Equity Document means each of:

(a)                       the Amended Articles of Association;

(b)                       the Subordinated Loan Agreement;

(c)                        the Registration Rights Agreement;

(d)                       the Capital Contribution Agreement; and

(e)                        the Backstop Agreement.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Event of Default means any event or circumstance specified as such in clause 30 (Events of Default).

Excess Cash has the meaning given to that term in the Global Intercreditor Deed and to be calculated in accordance with Schedule 7 (Restructured Facility Waterfall of Excess Cash).

Excess Cash Loan means a documented unsecured loan documenting amounts advanced by an Owner or an Existing Fleet Group Member (as applicable) to the Borrower or amounts advanced by the Borrower to an Owner or an Existing Fleet Group Member (as applicable), in each case, which complies with the terms of clause 4.2 (Terms of Excess Cash Loans) of the Global Intercreditor Deed.

Excess Cash Loan Security means, in relation to Excess Cash Loans advanced by a Guarantor, a deed or other instrument by the relevant Guarantor in favour of the Security Agent in an agreed form conferring a Security Interest over those Excess Cash Loans.

Existing Fleet Group Member means at any time any Group Member who is a party to or an obligor in respect of an Amended RA Facility, to the Amended and Restated Sinosure Facility or any Permitted Refinancing in respect of any such facility.

Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility).

Facility Office means:

(a)                       in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)                       in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been fully paid and discharged.

Facility Representative means the Facility Representative under (and as defined in) the Global Intercreditor Deed for the HSH Facility (as defined in the Global Intercreditor Deed) or the Facility Representative under (and as defined in) the Intra-Restructuring Lenders Intercreditor Deed for the HSH Facility Agreement (as defined in the Intra-Restructuring Lenders Intercreditor Deed), as applicable.

FATCA means:

(a)                       sections 1471 to 1474 of the Code or any associated regulations;

(b)                       any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                        any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)                       in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                       in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                        in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

Fee Letter means any letter or letters dated on or about or before the Effective Date between the Arrangers, the Original Lenders (or any of their Affiliates) and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in clause 11 (Fees) and includes any agreement setting out any fees payable to a Finance Party under any other Finance Document.

Final Repayment Date means, subject to clause 40.8 (Business Days)

(a)                       in relation to Tranche A: 31 December 2023; and

(b)                       in relation to Tranche B: 30 June 2024.

Finance Documents means this Agreement, the Amendment and Restatement Agreement, any Compliance Certificate, any Fee Letter, the Hedging Strategy Letter, any Ring Fencing Compliance Certifiate, the Security Documents, the Intercreditor Agreements and any deed of accession supplemental to it, the Observer Side Letters and any other document designated as such by the Agent and the Borrower.

Finance Lease has the meaning given to that term in clause 20.2 (Financial definitions).

Finance Party means the Agent, the Security Agent, any Arranger or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                       moneys borrowed and debit balances at banks or other financial institutions (including, without limitation, any debit balance in respect of the Earnings Account);

(b)                       any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                        any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                       the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a Finance Lease;

(e)                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)                         any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                        any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                       any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before all amounts outstanding under the Finance Documents have been discharged in full or are otherwise classified as borrowings under the Accounting Principles;

(i)                           any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)                          any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)        (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

Financial Model means the financial model delivered to the Original Lenders on 13 June 2018.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Borrower ending on or about the Accounting Reference Date in each year.

First Priority Security means, in relation to a Collateral Ship and/or its Collateral Owner, all first priority security ranking ahead of the Collateral Ship Security Documents, as such first priority security is described and/or contemplated in the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed and/or the Restructuring Lenders/Sinosure Lenders Intercreditor Deed.

First Repayment Date means, subject to clause 40.8 (Business Days), 15 November 2018.

Fixed Amortisation Amount means the repayment instalments in respect of Trache A as set out in clause 5.2 (a) (Scheduled repayment of Facility).

Flag State means, in relation to a Ship, the country specified in respect of such Ship in Schedule 2 (Ship information), or such other state or territory as may be approved by the Lenders pursuant to clause 22.2 (Ship’s name and registration), at the request of the relevant Owner, as being the “Flag State” of such Ship for the purposes of the Finance Documents.

Fleet Vessel means each Mortgaged Ship and any other vessel owned, operated, managed or crewed by any Group Member.

Follow-on Equity Raise means investment commitments for Danaos Shares, the net cash proceeds of which received by the Borrower are in an aggregate amount of not less than $50,000,000.

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of clause 10.3 (Cost of funds).

GAAP means generally accepted accounting principles in the United States of America.

Gemini JV means Gemini Shipholdings Corporation, a Marshall Islands company beneficially owned 49 per cent. by the Borrower.

General Assignment means, in relation to a Ship in respect of which the mortgage is not an account current form (other than a Ship registered in Cyprus), a first ranking (or, in the case of a Collateral Ship, second ranking) assignment of its interest in the Ship’s Insurances, Earnings and Requisition Compensation, in its Charter Documents by the relevant Owner in favour of the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent) in the agreed form.

Global Intercreditor Agent has the meaning given to that term in the Global Intercreditor Deed.

Global Intercreditor Deed means the global intercreditor deed dated on or about the date of this Agreement between, amongst others, the Borrower, the financial institutions referred to therein as Lenders, the financial institutions referred to therein as Facility Agents, the financial institutions referred to therein as Security Agents and Aegean Baltic Bank S.A. as Global Intercreditor Agent.

Group means the Borrower and its Subsidiaries for the time being and, for the purposes of clause 19.3 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with the Accounting Principles and/or any applicable law.

Group Earnings Account has the meaning given to it in clause 28.3 (b) (iii).

Group Member means any Obligor and any other entity which is a member of the Group (but, for the purposes of clause 20 (Financial covenants), excluding the Manager).

Group Structure Chart means the group structure chart in the agreed form.

Hedging Contract means any Hedging Transaction between the Borrower and any Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them.

Hedging Master Agreement means any agreement made or (as the context may require) to be made between the Borrower and a Hedging Provider comprising an ISDA Master Agreement as amended and supplemented from time to time by the Schedules and annexes thereto.

Hedging Provider means any Lender, any Original Participating Lender (as defined in the Intercreditor Agreement) or any other person that enters into a Hedging Contract with the Borrower from time to time.

Hedging Strategy Letter means the letter between (amongst others) the Borrower and the Agent setting out the hedging strategy of the Group.

Hedging Transaction has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.

HMM Note means any note issued by Hyundai Merchant Marine or any of its Subsidiaries (together HMM) and held by an Obligor, details of which notes are set out in Schedule 6 (HMM Notes).

HMM Note Security means, in relation to a HMM Note, a deed or other instrument by the relevant holder in favour of the Security Agent in an agreed form conferring a Security Interest over that HMM Note

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Impaired Agent means the Agent at any time when:

(a)                       it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                       the Agent otherwise rescinds or repudiates a Finance Document;

(c)                        (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) of the definition of “Defaulting Lender”; or

(d)                       an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)                           its failure to pay is caused by:

(A)                     administrative or technical error; or

(B)                     a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii)                       the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Implementation Deed means the global restructuring implementation deed dated on or about the Effective Date between, among others, the Borrower, the Manager, the Plan Sponsor and the RA Lenders.

Increased Costs has the meaning given to that term in paragraph (b) of clause 13.1 (Increased costs).

Indemnified Person means:

(a)                       each Finance Party, each Receiver, any Delegate and any other person appointed by them under the Finance Documents;

(b)                       each Affiliate of those persons; and

(c)                        any officers, directors, employees, advisers (including attorneys), representatives or agents of any of the above persons.

Information Package has the meaning given to that term in clause 18.7 (No misleading information).

Insolvency Event in relation to an entity means that the entity:

(a)                       is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                       becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                        makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                       institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                        has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                           results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)                        is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                         has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)                        has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)                       seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)                           has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other enforcement action or legal process levied, enforced, taken or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)                          causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)                       takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Instalment Date means 15 February, 15 May, 15 August and 15 November in each year.

Insurance Notice means, in relation to a Ship, a notice of assignment in the form scheduled to the Ship’s General Assignment or Deed of Covenant or in another approved form.

Insurances means, in relation to a Ship:

(a)                       all policies and contracts of insurance and re-insurance; and

(b)                       all entries in a protection and indemnity or war risks or other mutual insurance association;

which are from time to time, in place taken out or entered in respect of a Ship or its Earnings or otherwise and all benefits of such policies and contracts (including, without limitation, any and all rights or claims which the Owner owning that Ship may have under or in connection with any cut-through clause relative to any reinsurance contract relating to the aforesaid policies or contracts of insurance) and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

Intellectual Property means:

(c)                         any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(d)                        the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

Interbank Market means the London interbank market.

Intercreditor Agreement means any of the Global Intercreditor Deed, the Intra-Restructuring Lenders Intercreditor Deed, the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed and the Restructuring Lenders/Sinosure Lenders Intercreditor Deed; and wherever any such agreement or deed (excluding the Global Intercreditor Deed) is referenced in this Agreement by such designation, it shall have the meaning given to that term in the Global Intercreditor Deed.

Interest Period means, in relation to the Loan (or any part of the Loan), each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).

Interpolated Screen Rate means, in relation to LIBOR for an Interest Period with respect to the Loan or any part of it or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                       the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period; and

(b)                       the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period,

each as of 11:00 a.m. on the relevant Quotation Day.

ISM Code means The International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organisation as Resolutions A.741(18) and A.913(22) (as amended, supplemented or replaced from time to time).

ISPS Code means The International Ship and Port Facility Security Code as adopted by the International Maritime Organisation (as amended, supplemented or replaced from time to time).

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Legal Opinion means any legal opinion delivered to the Agent under the Amendment and Restatement Agreement.

Legal Reservations means:

(a)                       the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                       the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                        similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                       any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Agent under the Amendment and Restatement Agreement.

Lender means:

(a)                       any Original Lender; and

(b)                       any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with clause 31 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

LIBOR means, in relation to the Loan or any part of it or any Unpaid Sum:

(a)                       the applicable Screen Rate as of 11:00 a.m. on the relevant Quotation Day for the currency of the Loan for a period equal in length to the Interest Period of the Loan or relevant part of it or Unpaid Sum; or

(b)                       as otherwise determined pursuant to clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

Loan means the loan made under the Facility, consisting of Tranche A and Tranche B, or the principal amount outstanding for the time being.

Long Term Charter means any time charter in respect of a Ship exceeding a term of 12 months (including options), but excluding the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information).

Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under the Ship’s Insurances in the form scheduled to the Ship’s General Assignment or Deed of Covenant or in another form approved or required by the Majority Lenders.

Losses means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

Major Casualty Amount means, in relation to a Ship, the amount specified as such in Schedule 2 (Ship information) against the name of such Ship or the equivalent in any other currency.

Majority Club Lenders means until any Original Lender transfers any part of its Commitment to a New Lender (as defined in clause 31.1 (Assignment and transfers by the Lenders)), all Lenders and following such transfer to a New Lender the Majority Lenders.

Majority Corporate Lenders has the meaning given to that term in the Global Intercreditor Deed.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).

Manager means Danaos Shipping Company Limited or such other manager as may be appointed from time to time pursuant to clause 22.4 (Manager).

Manager Change of Control means Dr John Coustas and the Plan Sponsor cease at any time collectively:

(a)                       to be the ultimate beneficial owner of at least 80 per cent of the outstanding capital stock of the Manager; or

(b)                       to hold or be the ultimately beneficial owner of at least 80 per cent of the voting rights attaching to the outstanding capital stock of the Manager; or

(c)                        to control (as contemplated under clause 1.2 (xi), paragraph (A)(3) of the definition of control in clause 1.2 (Construction)) the Manager.

Management Agreement means the amended and restated Management Agreement dated as of the Closing Date between the Manager and the Borrower, and which shall include each Shipmanagement Agreement.

Manager’s Undertaking means, in relation to a Ship, a first ranking (or, in the case of a Collateral Ship, second ranking) undertaking by any manager of the Ship to the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent) in the agreed form pursuant to clause 22.4 (Manager) pursuant to which the Manager shall, amongst other things, (i) subordinate its rights under the Management Agreement to the rights of the Finance Parties under the Transaction Documents and (ii) assign its rights, title and interest in and to the benefit of the Insurances, if applicable.

Margin means 2.50% (two point five zero per cent) per annum.

Material Adverse Effect means a material adverse effect on:

(a)                       the business, operations or condition (financial or otherwise) of the Group taken as a whole; or

(b)                       the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents; or

(c)        the legality, validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                        (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in the calendar month in which that period is to end (if there is one) or on the immediately preceding Business Day (if there is not);

(b)                        if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                         if an Interest Period or a PIK Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period or PIK Interest Period is to end.

The above rules will only apply to the last Month of any period.

Mortgage means, in relation to a Ship, a first ranking (or, in the case of a Collateral Ship, second ranking) mortgage of the Ship in the agreed form by the relevant Owner in favour of the Security Agent (or, in the case of a Collateral Ship, the RL Intercreditor Agent).

Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered or an amendment of such Mortgage is registered under the Amendment and Restatement Agreement until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date (provided that such total loss falls within lit. (a), (b) or (c) of the definition of Total Loss Date).

Mortgaged Ship means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.

NED means an independent (within the meaning of the NYSE listing rules applicable to US domestic issuers) disinterested non-executive director of the Borrower.

New Lender has the meaning given to that term in clause 31 (Changes to the Lenders).

New Owner has the meaning given to that term in the definition of Permitted Ship Purchase.

New Vessel has the meaning given to that term in the definition of Permitted Ship Purchase.

Notifiable Debt Purchase Transaction has the meaning given to that term in clause 46.9 (Disenfranchisement of Borrower Affiliates).

Obligors means the Borrower, the Guarantors, the Owners, the Shareholders and the Manager and Obligor means any one of them.

Obligors’ Agent means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.3 (Obligors’ agent).

Observer Side Letters means each of the three side letters dated on or around the Effective Date under which the Borrower grants the right to appoint an observer to the Borrower’s board of directors two of which shall be issued in favour of HSH Nordbank AG and one in favour of Piraeus Bank S.A.

OFAC means the Office of Foreign Assets Control of the U.S. Department of Treasury.

Original 700m Facility Agreement has the meaning assigned to that term in the Amendment and Restatement Agreement.

Original 125m Facility Agreement has the meaning assigned to that term in the Amendment and Restatement Agreement.

Original Financial Statements means the audited consolidated financial statements of the Group for its Financial Year ended 31 December 2017.

Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the Effective Date or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor.

Original Security Documents means:

(a)                       the Mortgages over each of the Ships;

(b)                       the payment guarantees of the Owners provided in connection with the Mortgages;

(c)                        the Deeds of Covenant in relation to each of the Ships in respect of which the Mortgage is in account current form (or the Ship is registered in Cyprus);

(d)                       the General Assignments in relation to each of the Ships in respect of which the Mortgage is in preferred form (or the Ship is registered in Cyprus);

(e)                        the Share Security in relation to each Owner;

(f)                         the Charter Assignment in relation to each Ship’s Charter Documents;

(g)                        the Account Security in relation to each Account;

(h)                       the Excess Cash Loan Security;

(i)                           the HMM Notes Security;

(j)                          the Support Payment Security; and

(k)                       the Manager’s Undertaking in relation to each Ship.

Out-of-Court Term Sheet means the restructuring term sheet attached as Exhibit D to the Restructuring Support Agreement.

Owner means, in relation to a Ship, the person specified against the name of that Ship in Schedule 2 (Ship information) and, in the case of a Collateral Ship, it includes its Collateral Owner.

Owner Change of Control means:

(a)                       any Owner ceases at any time to be a wholly-owned direct Subsidiary of the Shareholder in respect of which it is a Subsidiary as at the Closing Date; and/or

(b)                       any Shareholder ceases at any time to be a wholly-owned direct subsidiary of the Borrower.

Participating Lender means each of the banks or financial institutions party to the Restructuring Support Agreement (excluding, for the avoidance of doubt, Group Members, the Manager and the Plan Sponsor) together with any of its or their Affiliates and Related Funds.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Permitted Group Level Acquisition means:

(a)                       an acquisition by the Borrower in the ordinary course of trading (not being new businesses or vessels unless a Permitted Ship Purchase);

(b)                       a Permitted Ship Purchase;

(c)                        in connection with a Permitted Ship Purchase:

(i)         the acquisition of 100 per cent of a newly incorporated special purpose Subsidiary to act as either a vessel-owning company or a Holding Company of such a vessel-owning Subsidiary; or

(ii)                       the acquisition of 100 per cent of one or more special purpose entities owning vessels or Holding Companies of such a vessel-owning entity; or

(d)                       the acquisition of Cash and Cash Equivalents.

Permitted Group Level Distribution means

(a) any Distribution in cash by the Borrower (but no other Group Member), provided that:

(i)                          the Borrower has received net cash proceeds from issuances of common stock in the Borrower (after all underwriting and other discounts, commissions or deductions and all other costs and expenses of such transaction, including professional and other fees and expenses and any other transaction costs of any kind related thereto in connection with such issuance of common stock) since the Closing Date in an aggregate amount in excess of $50,000,000 (excluding, for the avoidance of doubt, any proceeds received in connection with the Capital Contribution Agreement or the Subordinated Loan Agreement);

(ii)                        the Distribution is not made before the First Repayment Date;

(iii)                    no Default is continuing (including, in the case of a Corporate Waiver Event of Default, where such Corporate Waiver Event of Default would be continuing but for it having been waived by the Majority Corporate Lenders) or would occur immediately after the making of the Distribution; and

(iv)      the board of directors of the Borrower has concluded, in compliance with  its fiduciary duties and subject to all applicable laws, that it is appropriate for the Borrower to declare and make such a Distribution; and

(iv)      in the case of a repurchase of any of the Borrower’s share capital, such repurchase is effected by tender offer open to all shareholders and all NEDs have consented to such repurchase on the basis of reasonable valuation evidence received from a major, reputable, international accounting or financial advisory firm or international investment bank; and

(b)                       the payment of management fees under and in accordance with the Management Agreement.

Permitted Group Level Financial Indebtedness means:

(a)                       Financial Indebtedness incurred under the Amended RA Facilities or the Amended and Restated Sinosure Facility (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed), the Finance Documents and the Hedging Contracts for Hedging Transactions entered into pursuant to clause 29.2 (Hedging);

(b)                       Financial Indebtedness owed by the Borrower to a Group Member and vice versa under Excess Cash Loans, or Permitted Subordinated Loans, which are governed by the terms of the Global Intercreditor Deed;

(c)                        Financial Indebtedness which is unsecured and has been approved by the Majority Lenders; and

(d)                       Financial Indebtedness constituting a Permitted Refinancing or incurred in connection with a Permitted Ship Purchase or a Permitted SLB Transaction.

Permitted Group Level Loans Out means:

(a)                       loans or credits to an Obligor or any other Existing Fleet Group Member in respect of Support Payments or Permitted Subordinated Loans that are Permitted Payments; and

(b)                       loans or credits to any Obligor or any other Group Member (other than an Existing Fleet Group Member or the Manager) provided that such loans or credit would not otherwise be prohibited under the terms of the Global Intercreditor Deed.

Permitted Group Level Security Interest means, any Security Interest which is:

(a)                       granted pursuant to the Finance Documents or pursuant to any Amended RA Facilities or the Amended and Restated Sinosure Facility (in each case, in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed, or any Permitted Refinancing in respect of any such facility, and (in each case) permitted by the terms of the Intercreditor Deeds; or

(b)                       approved by the Majority Lenders and not restricted by the terms of the Global Intercreditor Deed; or

(c)                        a Security Interest securing Financial Indebtedness incurred in connection with a Permitted Ship Purchase and is only granted over the relevant New Vessel (and/or its New Owner, other assets of the New Owner and/or over the shares of the New Owner or any Holding Company of the New Owner (other than the Borrower)) acquired as part of such Permitted Ship Purchase and any earnings account in connection with such vessel, but excluding (for the avoidance of doubt) any Security Interest over any assets of, shares of or claims relating to, an Existing Fleet Group Member (other than the Borrower), any Excess Cash Loans or any Earnings Account.

Permitted Maritime Liens means, in relation to any Mortgaged Ship:

(a)                       any ship repairer’s or outfitter’s possessory lien in respect of the Ship for an amount not exceeding the Major Casualty Amount;

(b)                       any lien on the Ship for master’s, officer’s or crew’s wages outstanding or master’s disbursements in the ordinary course of its trading, provided that such liens are not more than 30 days overdue;

(c)                        any lien on the Ship for salvage or general average; and

(d)                       any other lien on the Ship arising by operation of law for claims incurred in the ordinary course of the operation, repair or maintenance of the Ship and which are outstanding for not longer than 30 days.

Permitted Payment means any payment under an Excess Cash Loan or a Permitted Subordinated Loan or any Support Payment, or any other payment which is expressly permitted by the Global Intercreditor Deed to be made.

Permitted Refinancing means any Financial Indebtedness (the New Debt) incurred after the Closing Date by an Obligor or any other Existing Fleet Group Member secured by a Security Interest over a Fleet Vessel, provided that:

(a)                       if such New Debt refinances an Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) secured by the first priority security over such Fleet Vessel (the Existing Debt), the proceeds of such New Debt are applied in such manner so that, and upon the advance of such New Debt the Borrower ensures that, all amounts outstanding under the Existing Debt are prepaid in full in accordance with the terms of such Existing Debt, unless:

(i)                           the lenders in respect of the Existing Debt agree otherwise pursuant to the provisions of the same;

(ii)                        the Obligors would be in compliance with the Consolidated Net Leverage financial covenant under (and as defined in) clause 20 (Financial covenants) immediately prior to such incurrence of Financial Indebtedness (calculated on a pro forma basis to reflect the incurrence of the Financial Indebtedness); and

(iii)                     no change is made to the Security Interests of such lenders under such Existing Debt, or to the priority of payments under it, without the consent of all of the lenders thereunder;

(b)                       if such New Debt is of the type described in paragraph (a) above:

(i)                           any surplus proceeds of such New Debt following the prepayment provided for in paragraph (a) above (after all costs and expenses of such Permitted Refinancing, including professional and other fees and expenses and any other transaction costs of any kind related thereto) are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed; and

(ii)                        the New Debt does not provide for an interest rate that exceeds the interest payable on the Existing Debt which it refinances (for these purposes, treating upfront fees as interest by calculating the percentage of principal refinanced that such fees represent and dividing that percentage by the number of years’ duration of the refinancing loan); and

(iii)                     the New Debt does not have a shorter weighted average life to maturity than , and the stated maturity of such New Debt does not fall earlier than the stated maturity of, the Existing Debt which it refinances;

(c)                        if such New Debt constitutes additional or increased Financial Indebtedness advanced under the same facility constituting, and consolidated into, the Existing Debt it is advanced by the same lenders as the Existing Debt and:

(i)                           any proceeds of such New Debt are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(ii)                        the Obligors would be in compliance with the Consolidated Net Leverage financial covenant under (and as defined in) clause 20 (Financial covenants) immediately prior to such incurrence of Financial Indebtedness (calculated on a pro forma basis to reflect the incurrence of the Financial Indebtedness);

(iii)       the New Debt does not provide for an interest rate that exceeds the interest payable on the Existing Debt to which it is added or which it increases (for these purposes, treating upfront fees as interest by calculating the percentage of the additional or increased principal such fees represent and dividing that percentage by the number of years’ duration of the new or additional financing);

(iv)                    the New Debt does not have a shorter weighted average life to maturity than, and the stated maturity of such New Debt does not fall earlier than the stated maturity of, the Existing Debt to which it is added or which it increases; and

(d)                       in any event, the nature and scope of any property of Group Members that is subject to any Security Interest securing the New Debt does not exceed the same in respect of the Existing Debt which it refinances or to which it is added or which it increases.

Permitted Reflagging means, in relation to a Fleet Vessel owned directly by an Existing Fleet Group Member (other than an Obligor), the change of flag of such Fleet Vessel:

(a)                       with the prior written approval or at the request of the requisite number of lenders of the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), where such approval is required under any such facility; and

(b)                       which is secured by a first ranking mortgage over such Fleet Vessel, in each case pursuant to the provisions of that Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), which is accompanied by a discharge of certain of the first ranking Security Interests in favour of the lender or lenders of that facility (and/or their security trustee), including the first ranking ship mortgage over such Fleet Vessel, and their replacement by other first ranking Security Interests in favour of the same lender or lenders of that facility (and/or their security trustee), including a replacement first ranking ship mortgage over such Fleet Vessel, provided that, in the case of such replacement security, the new security provides the said lender or lenders (and/or the security trustee), in their opinion, with substantially the same rights as the discharged security; and

(c)                        which does not result in any Finance Party having any liability in respect of Tax in any Flag State or having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor.

Permitted Ship Purchase means the purchase, chartering-in or other acquisition of a new build vessel or a second hand vessel (a New Vessel) (excluding any Fleet Vessel owned by an Existing Fleet Group Member) by a wholly-owned Subsidiary of the Borrower (a New Owner) (and excluding any Existing Fleet Group Member), provided that:

(a)                       the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to such purchase, chartering-in or other acquisition (calculated on a pro forma basis to reflect (i) the incurrence of any Financial Indebtedness in connection with such purchase, charter or other acquisition and (ii) the net book value (in the case where the New Vessel is a vessel under construction) or (charter free) market value (in the case where the New Vessel is a vessel that is operational and trading or capable of trading) based on valuations obtained in respect of the New Vessel in accordance with clause 25 (Valuations) and prepared no earlier than seven (7) days prior to the completion of such transaction, but in any event without any pro forma adjustment to Consolidated EBITDA);

(b)                       the terms of any Financial Indebtedness incurred in connection with such purchase, charter-in or other acquisition do not include non-market restrictions on Distributions or loans made by the New Owner or its Subsidiaries to the Borrower;

(c)                        any Financial Indebtedness incurred in connection with such purchase, charter-in or acquisition does not decrease the applicable Minimum Corporate Cover (Charter Free) or Minimum Corporate Cover (Charter Attached) ratio calculated in accordance with clause 20.3 (Minimum Corporate Cover (Charter Free)) and clause 20.4 (Minimum Corporate Cover (Charter Attached));

(d)                       such New Vessel continues to be owned or chartered-in by the New Owner after such purchase, charter-in or acquisition; and

(e)        no Event of Default is continuing or would result from the purchase.

Permitted SLB Transaction means a sale or other disposal of a Fleet Vessel by an Existing Fleet Group Member (other than an Obligor) to a person who is not a Borrower Affiliate, and the concurrent chartering-in or lease-back of the same Fleet Vessel by the same or another Group Member (who is not the Borrower and is a wholly-owned Subsidiary of the Borrower), provided that:

(a)                       in respect of a Fleet Vessel owned by an Existing Fleet Group Member other than the Pooled Facilities Joint Collateral Ships, the following conditions are met:

(i)         the Disposal Proceeds are applied in prepayment in such manner so that, and upon payment of such Disposal Proceeds the Borrower ensures that, all amounts outstanding under the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) secured by the first priority mortgage over such Fleet Vessel are prepaid in full in accordance with the terms of such Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), unless:

(A)                     the lenders of the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) agree otherwise pursuant to the provisions of the same; and

(B)                     the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to such transaction (calculated on a pro forma basis to reflect the said transaction but without any pro forma adjustment to Consolidated EBITDA); and

(ii)        any surplus Disposal Proceeds of such transaction following the prepayment provided for in paragraph (a) above are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(iii)       no Default or Event of Default is continuing at the relevant time under any of the Amended RA Facilities nor will result from the entry into the sale and leaseback transaction;

(iv)                    such cost to the relevant Group Member of the said transaction (when comparing the interest portion of any lease or other charter payments thereunder, to the interest cost of the Financial Indebtedness that is being prepaid by the relevant Disposal Proceeds and which was previously secured by the first ranking mortgage over the relevant Fleet Vessel) is not higher than the interest payable under the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is being prepaid (for these purposes, treating upfront fees and related disposal and leaseback upfront costs as interest by calculating the percentage of principal prepaid such fees represent and dividing that percentage by the number of years’ duration of the new charter-in);

(v)                       the firm tenor of such charter-in or leaseback contract does not have a shorter weighted average life to re-delivery of the relevant Fleet Vessel thereunder, than the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is being prepaid by the relevant Disposal Proceeds; and

(vi)                    each of:

(A)       first ranking Security Interest over any charter, Earnings, Insurances and Requisition Compensation in respect of the relevant Fleet Vessel by way of security;

(B)       first-ranking Security Interest over both the chartering-in, leaseback or similar contract conferring on the Group Member the right to use the Fleet Vessel (including Security Interest over any buy-out option); and

(C)       first-ranking Security Interest over the shares of the Group Member chartering-in or leasing-back the Fleet Vessel,

(in each case) is, at the cost of the Borrower, provided to the Restructuring Lenders in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed on a first-ranking basis, provided that if first-ranking Security Interest over any charter, Earnings, Insurances or Requisition Compensation in respect of the relevant Fleet Vessel or the shares of that Group Member chartering-in or leasing-back the Fleet Vessel is required to be granted to the lessor counterparty under such chartering-in or sale and leaseback arrangement, then the relevant Security Interest provided to Restructuring Lenders may be on a second-ranking basis.

(b)                       in respect of a Pooled Facilities Joint Collateral Ship, the following conditions are met:

(i)                           the Borrower has provided, and the chief financial officer of the Borrower has presented, to all the RA Lenders such materials describing in reasonable detail (A) the key terms of the proposed sale and leaseback transaction, (B) the economic benefit of such a transaction as compared to other alternatives including the sale of the relevant Pooled Facilities Joint Collateral Ship and (C) a confirmation that the aggregate of (I) the costs payable pursuant to the relevant charter-in or leaseback contract and (II) the operating expenses, capital expenditure, drydocking and maintenance costs in respect of that Pooled Facilities Joint Collateral Ship are less than the charter hire payable under the charter or contract of employment relating to that Pooled Facilities Joint Collateral Ship;

(ii)                        a confirmation, in the form of a certificate from an officer of the Borrower, that the sale and leaseback transaction will be conducted on standard arm’s length terms has been provided to all RA Lenders;

(iii)       no Default or Event of Default is continuing at the relevant time under any of the Amended RA Facilities or the Amended Sinosure Facility or will result from the entry into the proposed sale and leaseback transaction;

(iv)                    the Disposal Proceeds from such transaction are applied to prepay the Pooled Facilities in accordance with the Pooled Facilities Intercreditor Deed;

(v)                       any surplus Disposal Proceeds of such transaction following the prepayment provided for in paragraph (iv) above are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(vi)                    the firm tenor of the charter-in or leaseback contract does not have a shorter weighted average life to re-delivery of the relevant Pooled Facilities Joint Collateral Ship than in respect of the current long term charter of that Pooled Facilities Joint Collateral Ship any of the Pooled Facilities.

Permitted Subordinated Loan means any loan made by any Group Member to another Group Member that complies with the terms of clause 4.9 (Subordination) of the Global Intercreditor Deed.

PIK Interest means interest calculated at the rate of four per cent (4%) per annum on the outstanding principal amount of Tranche B from time to time which will be capitalised on a quarterly basis and aggregated with the principal outstanding amount of Tranche B in accordance with the terms of this Agreement.

PIK Interest Period has the meaning assigned to it in clause 9.1 (c) (Interest Periods).

Plan Sponsor means Danaos Investment Limited as trustee of the 883 Trust.

Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

Pooled Facilities Joint Collateral Ships means m.v.”Hyundai Respect” (IMO No. 9475674) and m.v. “Hyundai Honour” (IMO No. 9473731).

Prohibited Person means:

(a)                       any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed;

(b)                       any person, entity or any other party located, domiciled, resident or incorporated in, or the government of, any Restricted Country; and/or

(c)                        any person, entity or any other party controlling, owned, or controlled by, or under the common control of or affiliated with, any person, entity or any other party as defined in paragraphs (a) or (b) above.

Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

Quasi-Security has the meaning given to that term in clause 28.2 (General negative pledge).

Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days (only in London) before the first day of that period unless market practice in the Interbank Market differs, in which case the Quotation Day shall be determined by the Agent in accordance with market practice in the Interbank Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

RA Lender has the meaning given to that term in clause 20.2 (Financial definitions).

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property appointed under any Security Document.

Registration Rights Agreement means the New York law governed registration rights agreement to be entered into between the Borrower, the Equitising Lenders and the Pool B Equity Allocation Lenders (as defined in the Out-of-Court Term Sheet) and Danaos Investment Limited as plan sponsor dated the Effective Date.

Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws of its Flag State.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Jurisdiction means, in relation to an Obligor:

(a)                       its Original Jurisdiction;

(b)                       any jurisdiction where any Charged Property owned by it is situated;

(c)                        any jurisdiction where it conducts its business; and

(d)                       any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

Relevant Period has the meaning given to that term in clause 20.2 (Financial definitions).

Relevant Proceeds has the meaning given to the term “Existing Fleet Sale/Total Loss Proceeds” in the Global Intercreditor Deed.

Repayment Date means:

(a)                       the First Repayment Date;

(b)                       each Instalment Date thereafter up to but excluding the Final Repayment Date in respect of Tranche A; and

(c)                        the Final Repayment Date in respect of Tranche A.

Repeating Representations means each of the representations set out in clauses 18.1 (Status) to clause 18.11 (Ownership of Charged Property), clause 18.12 (No Insolvency) clause 18.19 (No Default), clause 18.21 (Anti-corruption law and Sanctions), clause 18.22 (No money laundering), clause 18.25 (Good title to assets), and clause 18.35 (No immunity).

Replacement Charter means, in relation to a Ship, a replacement charter commitment in relation to that Ship referred to as such in paragraph (b) of clause 30.20 (Breach of Charter).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Restricted Country means a country or jurisdiction that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or jurisdiction (currently, Cuba, Iran, North Korea, Syria and the region of Crimea).

Restrictive Covenant Agreement means the amended and restated restrictive covenant agreement dated on or about the Closing Date between the Borrower, the Plan Sponsor and Dr John Coustas.

Restructured Facilities means the Facility, the RBS Tranche 1 Facility, the RBS Tranche 2 Facility and the Citibank Pool C Refinancing Facility.

Restructuring Support Agreement means the amended and restated restructuring support agreement dated 19 June 2018 entered into between, amongst others, the Borrower, the Guarantors and the Manager.

Ring Fencing Compliance Certificate means a certificate substantially in the form set out in Part 2 of Schedule 4 (Form of Compliance Certificate and Ring Fencing Compliance Certificate) or otherwise approved.

RL Intercreditor Agent means Aegean Baltic Bank S.A. appointed pursuant to the Intra-Restructuring Lenders Intercreditor Deed (as defined in the Global Intercreditor Deed) as security agent and trustee of (inter alios) the Lender and certain other lenders under certain other Amended RA Facilities.

Sanctions means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)                       imposed by law or regulation of, or administered by, the United Kingdom (including HM Treasury and the Foreign and Commonwealth Office of the United Kingdom), the Council of the European Union, the United Nations or its Security Council, the United States of America (including OFAC), the Swiss State Secretariat for Economic Affairs, the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore whether or not any Obligor, any other Group Member or any Affiliate is legally bound to comply with the foregoing; or

(b)                       otherwise imposed by any law or regulation by which any Obligor, any other Group Member or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other Group Member or any Affiliate of any of them.

Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars and the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders.

Secured Obligations means all indebtedness and obligations (whether present or future) at any time due, owing or incurred by any Obligor to any Finance Party (whether for its own account or as agent or trustee for itself and/or other Finance Parties or in any other capacity whatsoever and whether owed jointly or severally) under, or related to, the Finance Documents (as the same may be assigned, transferred or novated from time to time).

Security Agent includes any person as may be appointed as such under the Finance Documents and includes any separate trustee or co-trustee appointed under clause 34.7 (Additional trustees)).

Security Documents means:

(a)                       the Original Security Documents; and

(b)                       any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Property means:

(a)                        the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Finance Parties and all proceeds of that Transaction Security;

(b)                        all obligations expressed to be undertaken by any Obligor to pay amounts in respect of the Secured Obligations to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Finance Parties; and

(c)                         any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Finance Parties.

Share Security means, in relation to each Owner, the document constituting a first ranking ((or, in the case of a Collateral Owner, second ranking) Security Interest by the relevant Shareholder in favour of the Security Agent (or, in the case of a Collateral Owner, the RL Intercreditor Agent) in the agreed form in respect of all of the shares in such Owner.

Shareholder means, in relation to each Owner, the person listed as a shareholder in Schedule 1 (The original parties).

Ship Representations means each of the representations and warranties set out in clauses 18.36 (Ship status) and 18.37 (Ship’s employment).

Shipmanagement Agreement means each Shipmanagement Agreement (as defined in the Management Agreement) in respect of a Ship to which an Owner is a party.

Ships means each of the ships described in Schedule 2 (Ship information) (including the Collateral Ships) and Ship means any of them.

Spill means any actual or threatened spill, release or discharge of a Pollutant into the environment.

Spot Rate of Exchange of the Agent or the Security Agent (as applicable) means the Agent’s or Security Agent’s spot rate of exchange or, if the Agent or Security Agent (as applicable) does not have an available spot rate of exchange, any other publicly available spot rate of exchange selected by the Agent or Security Agent (as applicable and acting reasonably), for the purchase of the relevant currency with dollars in the London foreign exchange market at or about 11:00 a.m. on a particular day.

Subordinated Loan Agreement has the meaning given to that term in the Global Intercreditor Deed.

Subsidiary of a person means any other person:

(a)                       directly or indirectly controlled by such person; or

(b)                       of whose dividends or distributions on ordinary voting share capital such person is beneficially entitled to receive more than 50 per cent,

and a person is a wholly-owned Subsidiary of another person if it has no members except that other person and that other person’s wholly-owned Subsidiaries or persons acting on behalf of that other person or its wholly-owned Subsidiaries.

Support Payment has the meaning given to that term in the Global Intercreditor Deed.

Support Payment Security means, in relation to Support Payments advanced by the Borrower to any Guarantor, a deed or other instrument by the Borrower in favour of the Security Agent in an agreed form conferring a Security Interest over those Support Payments.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Total Available Cash has the meaning given to that term in the Global Intercreditor Deed.

Total Commitments means the aggregate of the Commitments.

Total Loss means, in relation to a Ship:

(a)                       its actual, constructive, compromised or arranged total loss; or

(b)                       its requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)                        the hijacking, theft, condemnation, capture (whether by piracy or otherwise), seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the compulsory acquisition of such Ship covered by limb (b) above) unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture (whether by piracy or otherwise), seizure, arrest, detention or confiscation within 60 days thereof in the case of hijacking, theft or capture (whether by piracy or otherwise) or within 30 days thereof in all other cases.

Total Loss Date means, in relation to the Total Loss of a Ship:

(a)                       in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported;

(b)                       in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)                           the date notice of abandonment of the vessel is given to its insurers (provided a claim for total loss is admitted by the insurers); or

(ii)                        if the insurers do not admit such a claim, the date upon which either a total loss is subsequently admitted by the insurers or a total loss is later determined by a competent court of law or arbitration tribunal to have been the date on which the total loss happened; or

(iii)                     the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel’s insurers;

(c)                        in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened; and

(d)                       in the case of hijacking, theft, condemnation, capture, seizure, arrest or detention, the date 60 days after the date upon which it happened in the case of hijacking, theft or capture (whether by piracy or otherwise) or 30 days after the date upon which it happened in all other cases.

Total Loss Repayment Date means, where a Mortgaged Ship has become a Total Loss, the earlier of:

(a)                       the date 90 days after its Total Loss Date; and

(b)                       the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

Tranche means each of Tranche A and Tranche B.

Tranche A means the amount of USD 251,510,000 (in words: United States Dollars two hundred fifty one million and five hundred ten thousand) continued to be made available under this Agreement or the principal amount thereof outstanding for the time being.

Tranche B means the amount of USD 131,000,000 (in words: United States Dollars one hundred and thirty one million), continued to be made available under this Agreement or the principal amount thereof as the same may be increased or decreased from time to time outstanding for the time being.

Tranche B Target Amount means each of the target amounts in respect of the repayment of Tranche B as further set out in Schedule 8 (Tranche B Target Amounts).

Transaction Document means:

(a)                       each of the Finance Documents;

(b)                       each Charter Document;

(c)                        each Amended RA Facility;

(d)                       the Pooled Facilities Intercreditor Deed;

(e)                        the Amended and Restated Sinosure Facility;

(f)                         each Equity Document;

(g)                        the Shipmanagement Agreement;

(h)                       the Restrictive Covenant Agreement;

(i)                           the CEO Employment Agreement;

(j)                          the Subordinated Loan Agreement;

(k)                       the Implementation Deed; and

(l)                           the deed of undertaking in respect of the Management Agreement and the Restrictive Covenant Agreement dated on or about the Closing Date granted by the Manager in favour of the Lenders.

Transaction Security means the Security Interests created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

Transfer Certificate means a certificate substantially in the form set out in Part 2 of Schedule 3 (Form of Assignment Agreement and Transfer Certificate) or any other form agreed between the Agent and the Borrower provided that if that other form does not contain the undertaking set out in the form set out in Part 2 of Schedule 3 (Form of Assignment Agreement and Transfer Certificate) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Global Intercreditor Deed.

Transfer Date means, in relation to an assignment pursuant to an Assignment Agreement or a transfer pursuant to a Transfer Certificate, the later of:

(a)                       the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                       the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means the United States of America.

US GAAP means current generally accepted accounting principles in the United States of America from time to time.

US Tax Obligor means:

(a)                       a Borrower which is resident for tax purposes in the US; or

(b)                       an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

Utilisation means the making of the Loan.

VAT means:

(a)                       any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)                       any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Write-down and Conversion Powers means:

(a)                       in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)                       in relation to any other applicable Bail-In Legislation:

(i)                           any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                        any similar or analogous powers under that Bail-In Legislation.

1.2                     Construction

(a)                        Unless a contrary indication appears, a reference in any of the Finance Documents to:

(i)                           Sections, clauses , Schedules and paragraphs are to be construed as references to the Sections and clauses of, and the Schedules to, or the paragraph of the relevant clause of or Schedule to, the relevant Finance Document and references to a Finance Document include its Schedules;

(ii)                        a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as it may from time to time be amended, supplemented, restated, novated or replaced, however fundamentally;

(iii)                     words importing the plural shall include the singular and vice versa;

(iv)                    a time of day are to London time;

(v)                       any person (including, without limitation, the Agent, the Arrangers, any Finance Party, any Lender, any Obligor, any Party and the Security Agent) includes its successors in title, permitted assignees or transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(vi)                    the knowledge, awareness and/or belief (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(vii)                 a document in agreed form means:

(A)                     where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form;

(B)                     prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent and the Borrower as the form in which that Finance Document is to be executed or another form approved at the request of the Borrower;

(viii)              approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on (and subject to satisfaction of) such conditions as they may respectively impose in their absolute discretion) and otherwise approved means approved in writing by the Agent (acting on the instructions of the Majority Lenders, on (and subject to satisfaction of) such conditions as they may impose in their absolute discretion) and approval and approve shall be construed accordingly;

(ix)                    assets includes present and future properties, revenues and rights of every description;

(x)                       charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(xi)                    control of an entity means:

(A)                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)                       cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

(2)                       appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(3)                       give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(B)                     the holding beneficially of more than 50 per cent of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital);

and controlled shall be construed accordingly;

(xii)                 the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(xiii)              the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount at the Spot Rate of Exchange on the date the calculation falls to be made;

(xiv)             a government entity means any government, state or agency of a state;

(xv)                a group of Lenders or a group of Finance Parties includes all the Lenders or (as the case may be) all the Finance Parties;

(xvi)             a guarantee means (other than in clause 17 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xvii)          indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xviii)       an obligation means any duty, obligation or liability of any kind;

(xix)             something being in the ordinary course of business of a person means something that is in the ordinary course of that person’s current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(xx)                pay or repay in clause 28 (Group business restrictions) includes by way of set-off, combination of accounts or otherwise;

(xxi)             a person includes any individual, firm, company, corporation, government entity or any association, trust, Joint Venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xxii)          a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and, in relation to any Lender, includes (without limitation) any Basel II Regulation or Basel III Regulation applicable to that Lender;

(xxiii)       right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(xxiv)      trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;

(xxv)         (i) the liquidation, winding up, dissolution, or administration of a person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and

(xxvi)      a provision of law is a reference to that provision as amended or re-enacted.

(b)                        The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                         Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

(d)                        Section, clause and Schedule headings are for ease of reference only.

(e)                         Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)                          A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived.

(g)                         A reference in this Agreement to the date of this Agreement shall be interpreted as a reference to     August 2018.

1.3                     Currency symbols and definitions

$, USD and dollars denote the lawful currency of the United States of America.

1.4                     Third party rights

(a)                        Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance Document.

(b)                        Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement).

(c)                         An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.5                     Finance Documents

Where any other Finance Document provides that this clause 1.5 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

1.6                     Conflict of documents

The terms of the Finance Documents (other than the Global Intercreditor Deed and any other Intercreditor Agreement to which a Finance Party under this Agreement is a party in its capacity as such, and other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than the Global Intercreditor Deed and any other Intercreditor Agreement to which a Finance Party under this Agreement is a party in its capacity as such, and other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

1.7                     Global Intercreditor Deed and other Intercreditor Agreements

The terms of the Finance Documents are subject to the terms of the Global Intercreditor Deed and to those of any other Intercreditor Agreement to which a Finance Party under this Agreement is a party in its capacity as such, and, in the event of any conflict between any provision of any Finance Documents and any provision of the Global Intercreditor Deed or any such other Intercreditor Agreement, the relevant provision of the Global Intercreditor Deed or (as applicable) such other Intercreditor Agreement shall prevail over the provisions of this Agreement.

Section 2 - The Facility

2                               The Facility

2.1                     The Facility

Subject to the terms of this Agreement, the Lenders agree to continue to make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments and consisting of Tranche A and Tranche B.

2.2                     Finance Parties’ rights and obligations

(a)                        The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                        The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                         A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3                     Obligors’ agent

(a)                        Each Obligor (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                           the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                        each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                        Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3                               Purpose

3.1                     Purpose

The Borrower shall apply all amounts borrowed under the Facility in accordance with the terms of this Agreement in effect prior to the Closing Date.

3.2                     Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

Section 3 - Utilisation

4                               Utilisation

(a)                       As at the Effective Date, the Utilisation of the Total Commitments has already taken place and the Loan has been advanced by the Lenders to the Borrower, in each case pursuant to the terms of this Agreement in effect prior to the Effective Date and there are no undrawn Commitments under this Agreement.

(b)                       As at the Effective Date, the outstanding principal amount of the Loan under this Agreement is $382,510,000.00, consisting of Tranche A amounting to $251,510,000.00 and Tranche B amounting to $131,000,000.00, and all outstanding principal amounts under this Agreement under or in respect of any advances, loans or tranches (howsoever described) prior to the Effective Date have been consolidated into the Loan and form part of such amount.  No other principal amount is outstanding under this Agreement.

Section 4 - Repayment, Prepayment and Cancellation

5                               Repayment

5.1                     Repayment

The Parties acknowledge that the outstanding principal amount of the Loan is, as at the Effective Date, $382,510,000.00. The Borrower shall on each Repayment Date repay such part of the outstanding principal amount in respect of Tranche A as is required to be repaid on that Repayment Date by clause 5.2 (Scheduled repayment of Facility) and clause 5.3 (Variable amortisation).

5.2                     Scheduled repayment of Facility

(a)                        Subject to clause 5.4 (Variable Amortisation of Tranche A) and to the extent not previously reduced, Tranche A shall be repaid, and the respective Commitments shall be reduced accordingly, by instalments on each Repayment Date by the amount specified below (as revised by clause 5.3 (Adjustment of scheduled repayments) and each such repayment instalment shall be a Fixed Amortisation Amount (as defined and referred to in the Global Intercreditor Deed) for the purpose of Tranche A of the Facility.

Repayment Date	Amount ($)
First (15 November 2018)	4,838,000
Second (15 February 2019)	1,613,000
Third (15 May 2019)	4,838,000
Fourth (15 August 2019)	1,613,000
Fifth (15 November 2019)	4,838,000
Sixth (15 February 2020)	6,085,000
Seventh (15 May 2020)	6,085,000
Eighth 15 August 2020)	6,085,000
Ninth (15 November 2020)	6,085,000

Repayment Date	Amount ($)
Tenth (15 February 2021)	6,085,000
Eleventh (15 May 2021)	6,085,000
Twelfth (15 August 2021)	6,085,000
Thirteenth (15 November 2021)	6,085,000
Fourteenth (15 February 2022)	6,085,000
Fifteenth (15 May 2022)	6,085,000
Sixteenth (15 August 2022)	6,085,000
Seventeenth (15 November 2022)	6,085,000
Eighteenth (15 February 2023)	6,085,000
Nineteenth (15 May 2023)	6,085,000
Twentienth (15 August 2023)	6,085,000
Twenty-first (15 November 2023)	6,085,000
TOTAL (USD):	115,100,000

(b)                        The Balloon is due and payable on 31 December 2023.

(c)                         On the Final Repayment Date in respect of Tranche A (without prejudice to any other provision of this Agreement), Tranche A shall be repaid in full.

5.3                     Variable Amortisation of Tranche B

(a)                        In addition to the payments described above, on each Repayment Date Tranche B shall be repaid by a variable instalment required to be paid on that day, referred to in the Global Intercreditor Deed as a “Balancing Payment” for that Repayment Date (each such payment a Balancing Payment) and calculated in the manner as set out in more detail in the Global Intercreditor Deed. The Balancing Payment payable on each Repayment Date is the amount equal to:

(i)                           85 per cent of the Actual Free Cash Flow for the Facility for the Financial Quarter ending immediately prior to that Repayment Date provided that for the First Repayment Date the Actual Free Cash Flow for the Facility shall be calculated for the period from the day the Effective Date occurs until and including 30 September 2018; less

(ii)                        the sum of the Fixed Amortisation Amount for the Facility paid on that Repayment Date,

and if such sum is negative, zero.

(b)                        For the purposes of this clause 5.3 and the other provisions of this Agreement, Actual Free Cash Flow for the Facility shall be as defined in, and calculated in the manner provided for in the Global Intercreditor Deed; provided that in respect of the Balancing Payment payable on the First Repayment Date, the Actual Free Cash Flow for this Facility is to be calculated for the period from the day the Effective Date occurs until and including 30 September 2018.

(c)                         On the Final Repayment Date in respect of Tranche B (without prejudice to any other provision of this Agreement), Tranche B shall be repaid in full.

5.4                     Variable Amortisation of Tranche A

After full and final repayment of Tranche B, the repayment instalments of Tranche A shall be increased on each Repayment Date by the Balancing Payments.

5.5                     Adjustment of scheduled repayments

If the Total Commitments in respect of Tranche A have been partially reduced under this Agreement (other than under clause 5.2 (Scheduled repayment of Facility), clause 5.2(c) (Variable amortisation), clause 6.3 (Voluntary prepayment), clause 6.7 (Disposals of HMM Notes) and 6.8 (Relevant Proceeds)) before any Repayment Date, then the amount of each instalment by which Tranche A shall be repaid under clause 5.2 on each Repayment Date (for the avoidance of doubt excluding the Balloon and as reduced by any earlier operation of this clause 5.5 or any other provision of this Agreement) shall be reduced by, if the reduction of the Total Commitments has arisen from the sale of Total Loss of a Mortgaged Ship, the amount of fixed amortisation attributable to such Mortgage Ship set out in the Financial Model (the Amortization Adjustment).  To the extent that the Disposal Proceeds or the prepayment amount required to be made in a Total Loss of a Mortgaged Ship under clause 6.6 (Sale or Total Loss) is greater than the aggregate amount of the Amortization Adjustment, then the absolute value of such excess shall decrease the Balloon by the same amount.  To the extent that the Disposal Proceeds or the prepayment amount required to be made in a Total Loss of a Mortgaged Ship under clause 6.6 (Sale or Total Loss) is less than the aggregate amount of the Amortization Adjustment, then the absolute value of such deficiency shall increase the Balloon by the same amount.

6                               Illegality, prepayment and cancellation

6.1                     Illegality

If, in the reasonable determination of a Lender or in the determination of any regulator of a Lender, it is or becomes unlawful under any law or regulation or in any applicable jurisdiction for that Lender to perform any of its obligations as contemplated by this Agreement, to fund or maintain its participation in the Loan or otherwise to continue to provide the Loan, or it is or becomes unlawful under any law or regulation or in any applicable jurisdiction for any Affiliate of a Lender for that Lender to do so:

(a)                        that Lender shall promptly notify the Agent upon becoming aware of that event; and

(b)                        upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)                         to the extent that the Lender’s participation has not been transferred pursuant to clause 6.5 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation repaid.

6.2                     Borrower Change of control

(a)                        The Obligors shall promptly notify the Agent upon any Obligor becoming aware of a Borrower Change of Control.

(b)                        If a Borrower Change of Control occurs, then all amounts outstanding under the Finance Documents shall become immediately due and payable, together with all associated Break Costs and fees and expenses and related amounts expressed to be payable or repayable in connection with such repayment.

6.3                     Voluntary prepayment

(a)                        The Borrower may, if it gives the Agent not less than 15 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan, on the last day of an Interest Period in respect of the amount to be prepaid.

(b)                        The Borrower shall not make any voluntary prepayments under this clause 6.3 except if they are in compliance with the provisions of the Global Intercreditor Deed requiring (amongst other things) that certain voluntary prepayments be made across all the Amended RA Facilities, as more specifically set out in the Global Intercreditor Deed.

6.4                     Right of cancellation and prepayment in relation to a single Lender

(a)                        If:

(i)                           any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); or

(ii)                        any Lender claims indemnification from the Borrower or any Obligor under clause 12.3 (Tax indemnity) or clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and their intention to procure the repayment of that Lender’s participation in the Loan.

(b)                        On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                         On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan together with all interest and other amounts accrued under the Finance Documents which is then owing to it.

6.5             Replacement of Lender

(a)                        If:

(i)                           any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)                        the Borrower becomes obliged to repay any amount in accordance with clause 6.1 (Illegality) to any Lender; or

(iii)                     any of the circumstances set out in paragraph (a) of clause 6.4 (Right of cancellation and prepayment in relation to a single Lender) apply to a Lender,

the Borrower may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to transfer (and, to the extent permitted by law, such Lender shall transfer) pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement (and any Security Document to which that Lender is a party in its capacity as a Lender) to an Eligible Institution (a Replacement Lender) which confirms its willingness to undertake and does undertake all the obligations of the transferring Lender in accordance with clause 31 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the aggregate of:

(A)                     the outstanding principal amount of such Lender’s participation in the Loan;

(B)                     all accrued interest owing to such Lender;

(C)                     the Break Costs which would have been payable to such Lender pursuant to clause 10.5 (Break Costs) had the Borrower prepaid in full that Lender’s participation in the Loan on the date of the assignment; and

(D)                     all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(b)                        The replacement of a Lender pursuant to this clause 6.5 shall be subject to the following conditions:

(i)                           the Borrower shall have no right to replace the Agent or the Security Agent);

(ii)                        neither the Agent nor any Lender shall have any obligation to find a Replacement Lender;

(iii)                     in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than ten Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)                    in no event shall the Lender replaced under this clause 6.5 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)                       the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)                         A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)                        In the event that:

(i)                           the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                        the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                     Lenders whose Commitments aggregate more than 75 per cent of the Total Commitments have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

6.6                     Sale or Total Loss

(a)                        On the Disposal Repayment Date of a Mortgaged Ship (other than a Collateral Ship):

(i)                           the Total Commitments will be reduced:

(1)                       in the case of a sale or other disposal of a Mortgaged Ship, by the actual Disposal Proceeds for that Mortgaged Ship; or

(2)                       in the case of a Total Loss of a Mortgaged Ship, by the higher of (x) the Applicable Fraction of the Total Commitments and (y) the amount payable under the Insurances of such Mortgaged Ship in respect of such Total Loss

(which amount under (y) shall in any event be not less than the amount for which such Mortgaged Ship is required to be insured under clause 24 (Insurance)); and

(ii)                        the Borrower shall prepay such amount of the Loan as may be necessary to ensure that the outstanding Loan after such date will not exceed the Total Commitments (as so reduced).

(b)                        On the Disposal Repayment Date of a Mortgaged Ship which is a Collateral Ship:

(i)                           the Total Commitments will be reduced:

(A)                     in the case of a sale or other disposal of a Mortgaged Ship, by the actual Disposal Proceeds for that Mortgaged Ship (but net of the amount of such proceeds applied in reduction of the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is secured by First Priority Security over that Mortgaged Ship, in accordance with its terms, and assuiming such net amount is higher than zero), as such reduction is or is to be allocated to the Facility and other Amended RA Facilities pursuant to the provisions of the applicable Intercreditor Agreements; or

(B)                     in the case of a Total Loss of a Mortgaged Ship, by the actual amount payable under the Insurances of such Mortgaged Ship in respect of such Total Loss for that Mortgaged Ship (but net of the amount of such proceeds applied in reduction of the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is secured by First Priority Security over that Mortgaged Ship, in accordance with its terms, and assuiming such net amount is higher than zero, as such reduction is or is to be allocated to the Facility and other Amended RA Facilities pursuant to the provisions of the applicable Intercreditor Agreements; and

the Borrower shall prepay such amount of the Loan as may be necessary to ensure that the outstanding Loan after such date will not exceed the Total Commitments (as so reduced).

(c)                         For the purposes of this clause, Applicable Fraction means, in relation to a Mortgaged Ship being sold or which has become a Total Loss, a fraction having a numerator equal to the market value of the Mortgaged Ship being sold or which has become a Total Loss and a denominator equal to the market value of all the Mortgaged Ships (excluding the

Collateral Ships), in each case as determined by the Agent on or before the relevant Mortgaged Ship’s Disposal Repayment Date.

(d)                        For the purposes of the definition of Applicable Fraction above, the market value of a Mortgaged Ship shall be determined in accordance with the most recent (charter free) valuations obtained in accordance with clause 25 (Valuations) for that Mortgaged Ship, provided that if the Mortgaged Ship’s Disposal Repayment Date is more than 30 days after the date of the most recent (charter free) valuations obtained in accordance with clause 25 (Valuations), the Majority Lenders shall have the right to request and/or obtain new (charter free) valuations for that Mortgaged Ship pursuant to such clause 25 (Valuations). If such new valuations are so requested and obtained, the market value of that Mortgaged Ship for the purposes of calculation of Applicable Fraction above, shall be determined by reference to such new valuations and in accordance with clause 25 (Valuations) which shall apply to this clause mutatis mutandis.

(e)                         In any event, if the relevant Mortgaged Ship sold or subject to Total Loss is the final Mortgaged Ship under the Facility and such Ship is not a Collateral Ship, then on the Disposal Repayment Date for that Mortgaged Ship, the Borrower must prepay the Loan in full, together with interest thereon and all other amounts payable under this Agreement and the other Finance Documents.

6.7                     Disposals of HMM Notes

Upon receipt by an Owner of any Disposal Proceeds arising from the disposal or other realisation in respect of any of the HMM Notes such Disposal Proceeds shall promptly be applied by it in prepayment of the Facility in accordance with clause 6.9 (Application).

6.8                     Relevant Proceeds

Upon receipt of any Relevant Proceeds by any of the Obligors, such Relevant Proceeds shall be applied in prepayment of the Loan in accordance with the terms of the Global Intercreditor Deed.

6.9                     Application

(a)                        Any prepayments attributable to (i) a sale of a Mortgaged Ship (but excluding a sale for scrap) or (ii) a Total Loss of a Mortgaged Ship shall firstly be applied in prepayment towards the repayment instalments of Tranche A pro rata in accordance with clause 5.5 (Adjustment of scheduled repayments) and after Tranche A has been fully repaid such prepaments are to be applied towards Tranche B.

(b)                        Any prepayments attributable to (i) a sale of a Mortgaged Ship for scrap or (ii) otherwise generated in connection with the scrapping of a Mortgaged Ship shall firstly be applied in prepayment towards Tranche B and after Tranche B has been fully repaid such prepaments are to be applied to Tranche A in inverse chronological order.

(c)                         Any prepayments attributable to a disposal of the HMM Notes shall firstly be applied in the inverse order of maturity in prepayment towards the repayment instalments of Tranche A, commencing with the Balloon, and after Tranche A has been fully repaid such prepaments are to be applied towards Tranche B.

(d)                        Any voluntary prepayments made under clause 6.3 (Voluntary prepayment) shall firstly be applied in prepayment towards Tranche A in inverse chronological order and after Tranche A has been fully repaid such prepayments are to be applied to Tranche B.

7                               Restrictions

7.1                     Notices of cancellation and prepayment

Any notice of cancellation or prepayment given by any Party under clause 6 (Illegality, prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment.

7.2                     Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, any additional amounts payable under clause 12 (Tax gross-up and indemnities), all other sums payable by the Borrower to the Agent, the Security Agent and/or the other Finance Parties under this Agreement or any of the other Finance Documents including, without limitation, any amounts payable under clause 11 (Fees) or clause 14 (Other indemnities) and any Break Costs, but otherwise without premium or penalty.

7.3                     No reborrowing

The Borrower may not re-borrow any part of the Facility which is prepaid or repaid.

7.4                     Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the

Commitments except at the times and in the manner expressly provided for in this Agreement.

7.5                     No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.6                     Agent’s receipt of notices

If the Agent receives a notice under clause 6 (Illegality, prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

7.7                     Prepayment elections

The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any part of the Facility under clause 6.3 (Voluntary Prepayments) or clause 6.6 (Sale or Total Loss).

7.8                     Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment equal to the amount of the participation which is repaid or prepaid will be deemed to be cancelled on the date of repayment or prepayment.

7.9                     Application of cancellations

If the Total Commitments are partially reduced and/or the Loan partially prepaid under this Agreement (other than under clause 6.1 (Illegality) and clause 6.4 (Right of cancellation and prepayment in relation to a single Lender)), the Commitments of the Lenders shall be reduced rateably.

7.10              Application of prepayments

(a)                        Any prepayment required as a result of a cancellation in full of an individual Lender’s Commitment under clause 6.1 (Illegality) or clause 6.4 (Right of cancellation and prepayment in relation to a single Lender) shall be applied in prepaying the relevant Lender’s participation in the Loan.

(b)                        Any other prepayment shall be applied pro rata to each Lender’s participation in the Loan.

Section 5 - Costs of Utilisation

8                               Interest

8.1                     Calculation of interest and PIK Interest

(a)                        The rate of interest on the Loan (or any relevant part of it for which there is a separate Interest Period) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                           Margin; and

(ii)                        LIBOR for the relevant Interest Period.

(b)                        The rate of additional PIK Interest on Tranche B (or any relevant part of it for which there is a separate PIK Interest Period) for each PIK Interest Period shall be the PIK Interest.

8.2             Payment of interest and PIK Interest

(a)                        The Borrower shall pay accrued interest on the Loan (or any relevant part of it) on the last day of each Interest Period.

(b)                        PIK Interest on Tranche B shall be capitalised at the end of each PIK Interest Period and be automatically added to the amount of Tranche B outstanding from time to time.

8.3                     Default interest

(a)                        If an Obligor fails to pay any amount payable by it under a Finance Document to a Finance Party on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan (in the currency of the Loan) for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)                        Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(c)                         If any overdue amount consists of all or part of the Loan (or any relevant part of it) which became due on a day which was not the last day of an Interest Period relating to the Loan or the relevant part of it:

(i)                           the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or the relevant part of it; and

(ii)                        the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

(d)                        Default interest payable under this clause 8.3 (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                     Notification of rates of interest

(a)                        The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)                        The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan (or any relevant part of it).

9                               Interest Periods

9.1                     Interest Periods

(a)                        The first Interest Period for the Loan following the Closing Date will start on the Closing Date and end on 16 August 2018.

(b)                        Each subsequent Interest Period will, save as otherwise provided in this Agreement or agreed by all Lenders, start on each Repayment Date and end on the day immediately prior to the next Repayment Date provided that, if an Interest Period would otherwise extend beyond the Final Repayment Date in respect of either Tranche, that Interest Period will be shortened to end on the Final Repayment Date in respect that Tranche.

(c)                         The first interest period in relation to PIK Interest (each such period, a “PIK Interest Period”) in relation to Tranche B shall start on the Closing Date and end on 16 August 2018 and each subsequent PIK Interest Period shall start on the last day of the preceding PIK Interest Period and end 3 months thereafter, save for the last PIK Interest Period which shall end on the Final Repayment Date in respect of Tranche B.

9.2                     Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10                        Changes to the calculation of interest

10.1              Unavailability of Screen Rate

(a)                        If no Screen Rate is available for LIBOR for an Interest Period, LIBOR shall be the Interpolated Screen Rate for a period equal in length to that Interest Period.

(b)                        If no Screen Rate is available for LIBOR for:

(i)                           dollars; or

(ii)                        the relevant Interest Period and it is not possible to calculate the Interpolated Screen Rate,

there shall be no LIBOR for that Interest Period and clause 10.3 (Cost of funds) shall apply for that Interest Period.

10.2              Market disruption

If before close of business in London on the Quotation Day for an Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30 per cent of the Loan) that the cost to it of funding its participation in the Loan or relevant part of it from whatever source it may reasonably select would be in excess of LIBOR then clause 10.3 (Cost of funds) shall apply to the Loan or relevant part of it for the relevant Interest Period.

10.3              Cost of funds

(a)                        If this clause 10.3 applies, the rate of interest on each Lender’s share of the Loan or relevant part of it for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                           the Margin; and

(ii)                        the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling ten Business Days after the Quotation Day (or, if earlier, on the date falling ten Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or relevant part of it from whatever source it may reasonably select.

(b)                        If this clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest provided that no amendment or waiver has been made pursuant to clause 46.5 (Replacement of Screen Rate). If a substitute basis for determining the rate of interest is not agreed, paragraph (a) shall apply.

(c)                         Subject to clause 46.5 (Replacement of Screen Rate), any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)                        If this clause 10.3 applies pursuant to clause 10.2 (Market disruption) and:

(i)                           a Lender’s Funding Rate is less than LIBOR; or

(ii)                        a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in the Loan or relevant part of it for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.4              Notification to Borrower

If clause 10.3 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Borrower.

10.5              Break Costs

(a)                        The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or any relevant part of it or Unpaid Sum being paid by the Borrower (or, if relevant, any Group Member) on a day other than the last day of an Interest Period for the Loan or that relevant part of it or Unpaid Sum.

(b)                        Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11                        Fees

11.1              Amendment fee

The Borrower shall pay to the Agent (for the distribution to the Lenders, pro rata to their Commitments), on the day when the payment is due, a non-refundable amendment fee which is calculated, for the base as well as the incremental fee, on the outstanding aggregate principal under the Original 700m Facility Agreement and the Original 125m Facility Agreement at the day before the Effective Date occurs as advised by the Agent to the Borrower (the Amendment Fee) in the amount and at the times set out in a Fee Letter.

11.2              Agency fee

The Borrower shall pay to the Agent (for its own account) a non-refundable agency fee in the amount and at the times set out in a Fee Letter.

11.3              Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) a non-refundable agency fee in the amount and at the times set out in a Fee Letter.

11.4              Exit fees

The Borrower shall pay to each Original Lender the exit fee in the amount and at the times set out in a Fee Letter.

Section 6 - Additional Payment Obligations

12                        Tax gross-up and indemnities

12.1             Definitions

(a)                        In this Agreement:

Protected Party means a Finance Party or, in relation to clause 14.5 (Indemnity concerning security) and clause 14.8 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

(b)                        Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

(c)                         For the avoidance of doubt, in the event of any inconsistency between this clause 12 and the relevant tax provisions in any Hedging Contract, the provisions of the Hedging Contract shall prevail in respect of the Hedging Contract only.

12.2              Tax gross-up

(a)                        Each Obligor shall make all payments to be made by it under, and in connection with, any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                        The Borrower shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                         If the Borrower pays an amount of interest as PIK Interest and is required to pay a Tax Payment in respect of PIK Interest, such Tax Payment shall be paid as PIK Interest. In other cases, such Tax Payment shall be paid as Cash Interest.

(d)                        If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(e)                         If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                          Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3              Tax indemnity

(a)                        Each Obligor who is a Party shall (within three Business Days of demand by a Finance Party) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                        Paragraph (a) above shall not apply:

(i)                           with respect to any Tax assessed on a Finance Party:

(A)                     under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                     under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                        to the extent a loss, liability or cost:

(A)                     is compensated for by an increased payment under clause 12.2 (Tax gross-up); or

(B)                     relates to a FATCA Deduction required to be made by a Party or any Obligor which is not a Party.

(c)                         A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)                        A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4              Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                        a Tax Credit is attributable (i) to an increased payment of which that Tax Payment forms part, (ii) to that Tax Payment or (iii) to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                        that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5              Indemnities on after Tax basis

(a)                        If and to the extent that any sum payable to any Protected Party by the Borrower under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrower shall pay that Protected

Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

(b)                        If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrower shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

(c)                         For the purposes of paragraphs (a) and (b) above, a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party’s profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.6              Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, documentary and other similar Taxes payable in respect of any Finance Document.

12.7              Value added tax

(a)                        All amounts expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(b)                        If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                           (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                        (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                         Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                        Any reference in this clause 12.7 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term representative member to have the same meaning as in the Value Added Tax Act 1994).

(e)                         In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8              FATCA information

(a)                        Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                           confirm to that other Party whether it is:

(A)                     a FATCA Exempt Party; or

(B)                     not a FATCA Exempt Party;

(ii)                        supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                     supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                        If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                         Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                           any law or regulation;

(ii)                        any fiduciary duty; or

(iii)                     any duty of confidentiality.

(d)                        If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                         If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of the date of a request from the Agent, supply to the Agent:

(A)                     a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)                     any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                          The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)                         If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)                        The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraphs (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.9              FATCA Deduction and gross-up by Borrower

(a)                        Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction.

(b)                        Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

(c)                         If a FATCA Deduction is required to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any FATCA

Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(d)                        Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Borrower making that FATCA Deduction or payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority.

12.10       FATCA Deduction by a Finance Party

(a)                        Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Agent.

(b)                        If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party which relates to a payment by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after the Facility Agent has made such FATCA Deduction), leaves the Agent with an amount equal to the payment which would have been made by the Facility Agent if no FATCA Deduction had been required.

(c)                         The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party which relates to a payment by the Borrowers or any of them (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrowers and the relevant Finance Party.

(d)                        The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.10 (b) above.

(e)                         A Finance Party making, or intending to make, a claim under Clause 12.10 (d) above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(f)                          A Finance Party must, on receiving a payment from the Borrower under this Clause, notify the Agent.

13                        Increased Costs

13.1              Increased costs

(a)                        Subject to clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(i)                           arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or

(ii)                        is a Basel III Increased Cost; and/or

(iii)                     results from compliance with the Dodd Frank Wall Street Reform and Consumer Protection Act or any law or regulation made under or in connection with that Act.

(b)                        In this Agreement Increased Costs means:

(i)                           a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                        an additional or increased cost; or

(iii)                     a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2              Increased cost claims

(a)                        A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                        Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3              Exceptions

(a)                        Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                           attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                        attributable to a FATCA Deduction required to be made by a Party;

(iii)                     compensated for under Clause 12.9 (FATCA Deduction and gross-up by Borrower) or 12.10 (FATCA Deduction by a Finance Party);

(iv)                    compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 12.3 (Tax indemnity) applied); or

(v)                       attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                        In paragraph (a) above, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14                        Other indemnities

14.1              Currency indemnity

(a)                        If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                           making or filing a claim or proof against that Obligor; and/or

(ii)                        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within three Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second

Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                        Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

For the purpose of this clause 14.1, rate of exchange means the rate at which the Agent or the relevant Finance Party is able on the relevant date to purchase the Second Currency with the First Currency and shall take into account any commission, premium and other costs of exchange and Taxes payable in connection with such purchase.

14.2              Other indemnities

(a)                        The Borrower shall (or shall procure that another Obligor will), within three Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:

(i)                           the occurrence of any Event of Default;

(ii)                        a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 39 (Sharing among the Finance Parties);

(iii)                     funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)                    the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(v)                       any payment made to the Global Intercreditor Agent under clause 10.11 (Lenders’ indemnity to the Global Intercreditor Agent) of the Global Intercreditor Deed.

(b)                        The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the transactions contemplated by or entered into in connection with the Finance Documents (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the transactions contemplated by or entered into in connection with the Finance Documents), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 14.2 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

14.3              Environmental indemnity

The Borrower shall indemnify the Agent and each of the other Finance Parties on demand and hold each such Finance Party harmless from and against all Losses or other outgoings of whatever nature (including those arising under Environmental Laws) which may be suffered, incurred or paid by or made or asserted against the Agent or any other Finance Party at any time, whether before or after the prepayment in full of principal and interest under this Agreement, relating to, or arising directly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Agent or any other Finance Party which would or could not have been brought if the Agent or such other Finance Party had not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents.

14.4              Indemnity to the Agent and the Security Agent etc.

The Borrower shall promptly indemnify each Indemnified Person against:

(a)                        any and all Losses (together with any applicable VAT) incurred by that Indemnified Person (acting reasonably) as a result of:

(i)                           investigating any event which it reasonably believes is an Event of Default;

(ii)                        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)                     instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(iv)                    any action taken by an Indemnified Person or any of its or their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor’s obligations under the Finance Documents; and

(b)                        any and all Losses (including, without limitation, in respect of liability for negligence or any other category of liability whatsoever) (together with any applicable VAT) incurred by an Indemnified Person (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct).

14.5              Indemnity concerning security

(a)                        The Borrower shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses (together with any applicable VAT) incurred by it (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct) as a result of:

(i)                           any failure by the Borrower to comply with its obligations under clause 16 (Costs and expenses) or any similar provision in any other Finance Document;

(ii)                        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)                     the taking, holding, protection or enforcement of the Transaction Security;

(iv)                    the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver, each Delegate and each Indemnified Person by the Finance Documents or by law (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s, Delegate’s or Indemnified Person’s gross negligence or wilful misconduct);

(v)                       any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)                    any claim (whether relating to the environment or otherwise, but without double counting where an Indemnified Person has recovered for the same Loss under any other provision of this Agreement) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person);

(vii)                 instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(viii)              (in the case of the Security Agent, any Receiver and any Delegate) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)                        The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.5 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.6              Continuation of indemnities

The indemnities by the Borrower in favour of any Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct) or the Borrower of the terms of this Agreement, the repayment or prepayment of the Loan, the cancellation of the Total Commitments or the repudiation by any Finance Party or the Borrower of this Agreement.

14.7              Third Parties Act

(a)                        Each Indemnified Person may rely on the terms of clause 14.5 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.8 (Interest) insofar as it relates to interest on, or the calculation of, any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(b)                        Where an Indemnified Person (other than a Finance Party) (the Relevant Beneficiary) who is:

(i)                           appointed by a Finance Party under the Finance Documents;

(ii)                        an Affiliate of any such person or that Finance Party; or

(iii)                     an officer, director, employee, adviser, representative or agent of any of the above persons or that Finance Party,

is entitled to receive any amount (a Third Party Claim) under any of the provisions referred to in paragraph (a) above:

(A)                     the Borrower shall at the same time as the relevant Third Party Claim is due to the Relevant Beneficiary pay to that Finance Party a sum in the amount of that Third Party Claim;

(B)                     payment of such sum to that Finance Party shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to pay the Third Party Claim to the Relevant Beneficiary; and

(C)                     if the Borrower pays the Third Party Claim direct to the Relevant Beneficiary, such payment shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to that Finance Party under sub-paragraph (A) above.

14.8              Interest

Moneys becoming due by the Borrower to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrower to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest).

14.9              Exclusion of liability

Without prejudice to any other provision of the Finance Documents excluding or limiting the liability of any Indemnified Person, no Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct.  Any Indemnified Person may rely on this clause 14.9 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

14.10       Email indemnity

The Borrower shall indemnify the Finance Parties against any and all Losses together with any VAT thereon which a Finance Party may sustain or incur as a consequence of any email communication purporting to originate from the Obligors to the Finance Parties being made or delivered fraudulently or without proper authorisation (unless such Losses are the direct result of the gross negligence or wilful default of the Finance Party claiming indemnification hereunder).

14.11       Waiver

In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Obligors who are a Party hereby waive, release and agree (for and on behalf of themselves and on behalf of the other Group Members and their respective Affiliates and shareholders) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favour.

15                        Mitigation by the Lenders

15.1              Mitigation

(a)                        Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 6.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                        Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2              Limitation of liability

(a)                        The Borrower shall promptly indemnify each Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

(b)                        A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party, to do so might be prejudicial to it.

16                        Costs and expenses

16.1              Transaction expenses

The Borrower shall, promptly on demand, pay the Agent, the Security Agent and the Arrangers the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(a)                        this Agreement and any other documents referred to in this Agreement and the Security Documents;

(b)                        any other Finance Documents executed or proposed to be executed after the Closing Date; or

(c)                         any Security Interest expressed or intended to be granted by a Finance Document.

16.2              Amendment costs

If:

(a)                        an Obligor requests an amendment, waiver or consent; or

(b)                        an amendment is required pursuant to clause 40.10 (Change of currency); or

(c)                         an amendment is required as contemplated in clause 46.5 (Replacement of Screen Rate)

the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by the Agent and the Security Agent (and in the case of the Security Agent by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3              Agent’s and Security Agent’s management time and additional remuneration

(a)                        Any amount payable to the Agent or the Security Agent under clause 14.4 (Indemnity to the Agent and the Security Agent), clause 14.5 (Indemnity concerning security), clause 16 (Costs and expenses) or clause 33.15 (Lenders’ indemnity to the Agent and others) shall include the cost of utilising the Agent’s or (as the case may be) the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or (as the case may be) the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

(b)                        Any cost of utilising the Agent’s management time or other resources shall include, without limitation, any such costs in connection with clause 46.8(a) (Disenfranchisement of Borrower Affiliates).

(c)                         Without prejudice to paragraph (a) above, in the event of:

(i)                           a Default;

(ii)                        the Agent or the Security Agent being requested by an Obligor or the other Finance Parties to undertake duties which the Agent or (as the case may be) the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Agent or (as the case may be) the Security Agent under the Finance Documents; or

(iii)                     the Agent or (as the case may be) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Agent or (as the case may be) the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (d) below including (without limitation) in respect of ongoing costs and/or management time.

(d)                        If the Agent or (as the case may be) the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent or (as the case may be) the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Agent or (as the case may be) the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

16.4              Enforcement, preservation and other costs

The Borrower shall, within three (3) Business Days of a demand by a Finance Party, pay to each Finance Party the amount of all costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by that Finance Party in connection with:

(a)                        the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights;

(b)                        any valuation carried out under clause 25 (Valuations); or

(c)                         any inspection carried out under clause 23.9 (Inspection and notice of dry-docking) or any survey carried out under clause 23.17 (Survey report).

Section 7 - Guarantee

17                        Guarantee and indemnity

17.1              Guarantee and indemnity

(a)                        Each Guarantor irrevocably and unconditionally jointly and severally:

(i)                           guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties due and punctual performance by each other Obligor of all such Obligor’s present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) which are, or may become, due and payable under or in connection with the Finance Documents (as such documents may be varied, amended, waived, released, novated, supplemented, extended, restated or replaced from time to time, in each case, however fundamentally) together with all costs, charges and expenses incurred by the Agent or any other Finance Party which are, or may become, due, owing or payable by each Obligor under or in connection with any Finance Document (the Guaranteed Obligations);

(ii)                        undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any Guaranteed Obligations when due under or in connection with any Finance Document, that Guarantor shall immediately and unconditionally on demand (which may be made at any time on or after the date upon which payment is due) pay such Guaranteed Obligations as if it was the principal obligor; and

(iii)                     agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that it will, as an independent and primary obligation, indemnify and keep indemnified each Finance Party immediately on demand for all Losses incurred by it:

(A)                     if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or by operation of law and as a result of the same the Borrower has not paid any amount which would, but for such unenforceability, invalidity, illegality or operation of law, have been payable by the Borrower under any Finance Document on the date when it would have been due; or

(B)                     if as a result (directly or indirectly) of the introduction of or any change in (or the interpretation, administration or application of) any law or regulation, or compliance with any law, regulation or administrative procedure made after entry into this Agreement (a Change in Law), there is a change in the currency, the value of the currency or the timing, place or manner in which any obligation guaranteed by that Guarantor is payable.

(b)                        The amount payable by a Guarantor under paragraph (a)(iii):

(i)                           in respect of paragraph (a)(iii)(A) above, shall be the amount it would have had to pay under this clause 17.1 if the amount claimed had been recoverable on the basis of a guarantee but for any relevant unenforceability, invalidity or illegality; and

(ii)                        in respect of paragraph (a)(iii)(B) above, shall include:

(A)                     the difference between the amount (if any) received by the Security Agent and the other Finance Parties from the Borrower and the amount that the Borrower was obliged to pay under the original express terms of the Finance Documents in the currency specified in the Finance Documents, disregarding any Change in Law (the Original Currency); and

(B)                     all further costs, losses and liabilities suffered or incurred by the Security Agent and the other Finance Parties as a result of a Change in Law.

(c)                         For the purposes of paragraph (b)(ii)(A) above, if payment was not received by the Security Agent or the other Finance Parties in the Original Currency, the amount received by the Security Agent and the other Finance Parties shall be deemed to be that payment’s equivalent in the Original Currency converted, actually or notionally at the Security Agent’s discretion, on the day of receipt at the then prevailing Spot Rate of Exchange of the Security Agent or if, in the Security Agent’s opinion, it could not reasonably or properly have made a conversion on the day of receipt of the equivalent of that payment in the Original Currency, that payment’s equivalent as soon as the Security Agent could, in its opinion, reasonably and properly have made a conversion of the Original Currency with the currency of payment.

(d)                        If the Original Currency no longer exists, each Guarantor shall make such payment in such currency as is, in the reasonable opinion of the Security Agent, required, after taking into account any payments by the Borrower, to place the Security Agent and the other Finance Parties in a position reasonably comparable to that it would have been in had the Original Currency continued to exist.

17.2              Continuing guarantee

This guarantee and the obligations of each Guarantor under this guarantee are continuing and do, and will, extend to the ultimate balance of the Guaranteed Obligations from time to time regardless of any intermediate payment, discharge or satisfaction in whole or in part.

17.3              Reinstatement

If:

(a)                        any payment is made by an Obligor, or any discharge, release or arrangement is given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) in whole or in part on the basis of any payment, security or other disposition, and the same is avoided or reduced or must be restored in, or as a result of, insolvency, liquidation, administration or any other event or otherwise; or

(b)                        the Agent reasonably considers that any payment to, or guarantee or security provided to it or any Finance Party is capable of being avoided, reduced or invalidated by virtue of applicable law, notwithstanding any release or discharge of the Guaranteed Obligations, in each case:

(i)                           the liability of each Guarantor under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred; and

(ii)                        each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred.

17.4              Waiver of defences

Without prejudice to any other provision of this guarantee, none of the obligations of any Guarantor under this clause 17, nor the liability of any Obligor or any other person for the Guaranteed Obligations, will be prejudiced, reduced, released or otherwise adversely affected by any act, omission, fact, matter or any other thing (whether or not known to it or any Finance Party) which, but for this clause 17, would or may prejudice, reduce, release or otherwise adversely affect any of its obligations under this clause 17, including (without limitation):

(a)                        any time, waiver or consent granted, or any other indulgence or concession granted to, or composition with, any Obligor or any other person;

(b)                        the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

(c)                         the taking, holding, variation, compromise, exchange, renewal, realisation or release by any person of any rights under or in connection with any guarantee, indemnity, security or any other document including any arrangement or compromise entered into by any Finance Party with any Obligor or any other person;

(d)                        the refusal, failure or neglect to perfect, take up, hold or enforce by any person any rights against, or security over assets of, any Obligor or other person under or in connection with any guarantee, indemnity, security or other document (including, without limitation, any non-presentation, non-compliance with or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security);

(e)                         the existence of any claim, set-off or other right which any Obligor may have at any time against any Finance Party or any other person;

(f)                          the making or absence of any demand for payment or discharge of any of the Guaranteed Obligations;

(g)                         any amalgamation, merger or reconstruction that may be effected by any Finance Party with any other person, including any reconstruction by any Finance Party involving the formation of a new company and the transfer of all or any of its assets to that company, or any sale or transfer of the whole or any part of the undertaking and assets of any Finance Party to any other person;

(h)                        any incapacity or lack of power, authority or legal personality of or Dissolution or change in the members or status of an Obligor or any other person;

(i)                            any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(j)                           any change in the identity of any Finance Party;

(k)                        any unenforceability, illegality or invalidity of any obligation of any Guaranteed Obligation or of any obligation of any person under any other guarantee, indemnity, security or other document;

(l)                            any law or regulation of any jurisdiction or any other event affecting any term of any Guaranteed Obligations;

(m)                    any other circumstance that might constitute a defence of that Guarantor; or

(n)                        any insolvency or similar proceedings.

In this clause 17.4, Dissolution includes, in relation to any person, any corporate action, legal proceedings or other procedure or step taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); (b) any composition, compromise, assignment or arrangement with any of its creditors; (c) the appointment of any liquidator, receiver, administrative receiver, compulsory manager or other similar officer in respect of it or any of its assets; or (d) the enforcement of any security interest over any of its assets, or (in each case) any analogous procedure or step taken in any jurisdiction.

17.5              Guarantor intent

Without prejudice to the generality of clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents.

17.6              Principal debtor

Each Guarantor agrees as an independent and primary obligation to pay on demand, immediately and unconditionally, any Guaranteed Obligation which is not recoverable from each Guarantor on the basis of the guarantee set out in this clause 17.  Any amount due under this clause 17.6 will be recoverable from each Guarantor as though the obligation had been incurred by each Guarantor as sole or principal debtor, regardless of any unenforceability, illegality or invalidity of any Guaranteed Obligation.

17.7              Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.8              Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                        refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                        hold in an interest-bearing suspense account, for as long as it considers fit, any moneys received, recovered or realised under or in connection with the guarantee in, or the Guarantor’s liability under, this clause 17 to the extent of the Guaranteed Obligations, without any obligation on the part of the Agent to apply such moneys in or towards the discharge of such Guaranteed Obligations.

17.9              Deferral of Guarantor’s rights

(a)                        Until such time as the Guaranteed Obligations have been irrevocably paid and discharged in full and unless the Agent otherwise directs in writing, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of (1) any amount being payable, or liability arising, under this clause 17 or (2) under or in relation to any Excess Cash Loans, to:

(i)                           demand, or accept payment or repayment, in whole or in part, from the Borrower or any other persons liable, of any such cost, claim or other liability;

(ii)                        exercise, receive, claim or have the benefit of any right of payment, guarantee, indemnity, contribution, subrogation or security from or on account of any Obligor (in whole or in part);

(iii)                     take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)                    take any step or bring legal or other proceedings to force any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 17 (Guarantee and indemnity);

(v)                       exercise any right of set-off, combination or counterclaim or any right in relation to any “flawed asset” or “hold back” arrangement as against any Group Member; and/or

(vi)                    claim, rank, vote or prove as a creditor of any other Group Member in competition with any Finance Party.

(b)                        If a Guarantor receives any benefit, payment or distribution in relation to or as a result of the exercise of any right referred to in clause 17.9(a), it shall hold such benefit, payment or distribution on trust for the Finance Parties and will immediately pay an amount equal to any payment, benefit or distribution to the Agent for application in accordance with clause 40 (Payment mechanics).  This only applies until all Guaranteed Obligations have been irrevocably paid and discharged in full.

(c)                         If a Guarantor exercises any right of set-off, combination or counterclaim or any “flawed asset” or “hold back” arrangement referred to in clause 17.9(a)(iv), it will immediately pay or transfer an amount equal to the amount set-off, combined, counterclaimed or subjected to any “flawed asset” or “hold back” arrangement to the Agent for application in accordance with clause 40 (Payment mechanics).  This only applies until all Guaranteed Obligations have been irrevocably paid and discharged in full.

17.10       Additional security

This guarantee and the obligations of each Guarantor under this guarantee are in addition to, independent of, and in no way prejudiced by (or prejudicial to) any other guarantee or security which may be held at any time by any Finance Party.

17.11       New account

If, for any reason, the obligations of each Guarantor under this clause 17 are determined or otherwise cease to be continuing, all payments made by or on behalf of any Obligor to the Agent or any Finance Party (whether in their capacity as trustee or otherwise) shall be treated as having been credited to a new account of the relevant Obligor and not as having been applied in reduction of the Guaranteed Obligations.

17.12       No security

Each Guarantor does not have, and shall not take or receive, the benefit of any security or any other surety in respect of its rights against any Obligor as a result of its entry into the guarantee in this clause 17.  If any Guarantor takes or receives the benefit of any security or any other surety in breach of this clause 17.12, it shall hold such security or other surety on trust for the Agent to the extent necessary to discharge the Guaranteed Obligations in full and shall, upon request by the Agent, transfer or assign such security or other surety to the Agent as security for the Guaranteed Obligations.

17.13       Non-creation of charge

Nothing in this clause 17 is intended to create or shall create a charge or other security.

17.14       Trusts

If any trust intended to arise pursuant to any provision in this clause 17 fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Guarantor will pay to the Agent for application in accordance with clause 40.6 (Partial payments) an amount equal to the amount intended to be so held on trust for the Agent.

17.15       Amendments

Any amendment, waiver, discharge, release or consent in relation to the guarantee and/or this clause 17 may only be made or given in writing.

Section 8 - Representations, Undertakings and Events of Default

18                        Representations

Each Obligor who is a Party makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.40 (Times when representations are made).

18.1              Status

(a)                        Each Obligor and each other Group Member is a corporation with limited liability, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)                        Each Obligor and each other Group Member has power and authority to own its assets and to carry on its business as it is now being conducted and to perform its obligations under the Transaction Documents to which it is a party.

(c)                         The Borrower is not a FATCA FFI or a US Tax Obligor.

18.2              Binding obligations

Subject to the Legal Reservations:

(a)                        the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations; and

(b)                        (without limiting the generality of paragraph (a) above) each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

18.3              Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                        any law or regulation applicable to any Obligor;

(b)                        the Constitutional Documents of any Obligor or any other Group Member; or

(c)                         any agreement or other instrument binding upon any Obligor or any other Group Member or its or any other Group Member’s assets,

or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien, under a Security Document) on any Obligor’s or any other Group Member’s assets, rights or revenues.

18.4              Power and authority

(a)                        Each Obligor has the power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, performance and delivery of, and compliance with, each Transaction Document to which it is, or is to be, a party and each of the transactions contemplated by those documents.

(b)                        No limitation on any Obligor’s powers (including powers to borrow, create security or give guarantees) will be exceeded as a result of any transaction under, or the entry into of, any Transaction Document to which such Obligor is, or is to be, a party.

18.5              Validity and admissibility in evidence

(a)                        All Authorisations required:

(i)                           to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Transaction Document to which it is a party;

(ii)                        to make each Transaction Document to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(iii)                     to ensure that the Transaction Security has the priority and ranking contemplated by the Security Documents,

have been obtained or effected and are in full force and effect except any Authorisation or filing referred to in clause 18.13 (No filing or stamp taxes), which Authorisation or filing will be promptly obtained or effected within any applicable period.

(b)                        All Authorisations (other than the Authorisations falling within paragraph (a) above) necessary for the conduct of the business, trade and ordinary activities of each Obligor and each other Group Member have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations might have a Material Adverse Effect.

18.6              Governing law and enforcement

Subject to the Legal Reservations:

(a)                        the choice of governing law of any Transaction Document will be recognised and enforced in each Obligor’s Relevant Jurisdictions; and

(b)                        any judgment obtained in relation to any Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.7              No misleading information

(a)                        Any factual information contained in the Information Package is true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)                        Any financial projection or forecast contained in the Information Package (including, without limitation, the Financial Model) has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(c)                         The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)                        To the best of the Borrower’s knowledge and belief (having made due and careful enquiry), no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(e)                         To the best of the Borrower’s knowledge and belief (having made due and careful enquiry), all other written information provided by any Group Member (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

(f)                          For the purposes of this clause 18.7, Information Package means any written information provided by any Obligor or any other Group Member or any of their respective advisors to any of the Finance Parties in connection with the Transaction Documents or the transactions referred to in them.

18.8              Original Financial Statements

(a)                        The Original Financial Statements were prepared in accordance with US GAAP consistently applied.

(b)                        The Original Financial Statements truly and fairly present the financial condition of the Group as at the end of the relevant Financial Year and its results of operations during the relevant Financial Year (on a consolidated basis).

(c)                         The Original Financial Statements do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

(d)                        There has been no material adverse change in the assets, business or financial condition of any Obligor (or the assets, business or consolidated financial condition of the Group, in the case of the Borrower) since the date of the Original Financial Statements.

(e)                         The Borrower’s most recent financial statements delivered pursuant to clause 19.3 (Financial statements):

(i)                           have been prepared in accordance with the Accounting Principles consistently applied; and

(ii)                        truly and fairly present the Borrower’s consolidated financial position as at the end of, and its consolidated results of operations for, the period to which they relate.

(f)                          The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(g)                         Since the date of the most recent financial statements delivered pursuant to clause 19.3 (Financial statements) there has been no material adverse change in the assets, business or financial condition of the Group.

18.9              Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.10       Ranking and effectiveness of security

Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Agent under the Amendment and Restatement Agreement:

(a)                        the Transaction Security has (or will have when the relevant Security Documents have been executed) the priority which it is expressed to have in the Security Documents;

(b)                        the Charged Property is not subject to any Security Interest other than those permitted by clause 28.2 (General negative pledge); and

(c)                         the Transaction Security will constitute perfected security on the assets described in the Security Documents.

18.11       Ownership of Charged Property

Each Obligor is the sole legal and beneficial owner of the Charged Property over which it purports to grant a Security Interest under the Security Documents.

18.12       No insolvency

No corporate action, legal proceeding or other procedure or step described in clause 30.8 (Insolvency proceedings) or creditors’ process described in clause 30.9 (Creditors’ process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member and none of the circumstances described in clause 30.7 (Insolvency) applies to any Group Member.

18.13       No filing or stamp taxes

Under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that any Transaction Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial, documentary or similar Taxes or fees be paid on or in relation to any such Transaction Document or the transactions contemplated by the Transaction Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Transaction Document.

18.14       Deduction of Tax

No Obligor is required to make any Tax Deduction (as defined in clause 12.1 (Definitions)) from any payment it may make under any Finance Document to which it is, or is to be, a party and no other party is required to make any such deduction from any payment it may make under any other Transaction Document.

18.15       Tax compliance

(a)                        No Obligor or other Group Member is overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

(b)                        No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or other Group Member with respect to Taxes such that a liability of, or claim against, any Obligor or other Group Member is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might reasonably be expected to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                           $5,000,000 (or its equivalent in other currencies) in relation to the Borrower or the Group taken as a whole; or

(ii)                        $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Borrower).

18.16       Pension exposure

No Group Member is, or may be, liable to contribute funds to any form of pension scheme or similar arrangement (other than a scheme or arrangement where the benefits conferred by it on its members are calculated solely by reference to a payment or payments made by the relevant member or by any other person in respect of that member).

18.17       No Default

(a)                        No Event of Default and, on the Effective Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                        No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described)

under any other agreement or instrument which is binding on any Obligor or any other Group Member or to which any Obligor’s (or any other Group Member’s) assets are subject which might reasonably be expected to have a Material Adverse Effect.

18.18       No proceedings

(a)                        No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of any Obligor’s knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any other Group Member.

(b)                        No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of any Obligor’s knowledge and belief (having made due and careful enquiry)) been made against any Obligor or any other Group Member.

18.19       No breach of laws

(a)                        To the best of any Obligor’s knowledge and belief (having made due and careful enquiry), no Obligor or other Group Member has breached any law or regulation which breach might reasonably be expected to have a Material Adverse Effect.

(b)                        No labour dispute is current or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), threatened against any Obligor or other Group Member which might reasonably be expected to have a Material Adverse Effect.

18.20       Environmental matters

(a)                        To the best of any Obligor’s knowledge and belief (having made due and careful enquiry), no Environmental Law applicable to any Fleet Vessel and/or any Obligor or other Group Member has been violated in a manner or to an extent which might reasonably be expected to have, a Material Adverse Effect.

(b)                        All consents, licences, Authorisations and approvals required or recommended under such Environmental Laws have been obtained and are currently in force.

(c)                         No Environmental Claim has been made or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), is pending against any Group Member or any Fleet Vessel where that claim might have reasonably be expected to have a Material

Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.21       Anti-corruption law and Sanctions

The following representations in paragraphs (b) and (c) below are given to the extent that the making, the receiving of the benefit of and/or, where applicable, the repetition of and the compliance with these representations do not result in a violation of or conflict with Council Regulation (EC) No. 2271/96 of 22 November 1996 (the EU Blocking Regulation), Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute (together with the EU Blocking Regulation and Section 7 of the German Foreign Trade Ordinance the Anti Boycott Regulations):

(a)                        Each Group Member has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)                        None of the Obligors nor any other Group Member nor any Affiliate (nor any of its directors or officers) of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(c)                         Each Obligor, each other Group Member and each Affiliate of any of them is in compliance with all Sanctions.

18.22       No money laundering

Each Obligor who is a Party represents and warrants to each Finance Party that, in relation to the borrowing by it of the Loan, the performance and discharge of its and each Obligor’s obligations and liabilities under the Finance Documents to which it is or is to be a party and the transactions and other arrangements effected or contemplated respectively thereby (a) it is acting for its own account and (b) that the foregoing will not involve or lead to any contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of Directive 2015/849/EC of the European Parliament and the Council) and/or Art. 305 bis of the Swiss Penal Code.

18.23       Security and Financial Indebtedness

(a)                        No Security Interest or Quasi-Security exists over all or any of the present or future assets of any Obligor (other than the Manager) in breach of this Agreement.

(b)                        No Obligor (other than the Manager) has any Financial Indebtedness outstanding in breach of or other than as permitted by this Agreement.

18.24       Shares

(a)                        The shares of each Owner are fully paid and not subject to any option to purchase or similar rights and are not bearer shares.

(b)                        The Constitutional Documents of each Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents.

(c)                         There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Owner (including any option or right of pre-emption or conversion).

18.25       Good title to assets

Each Obligor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.26       Intellectual Property

Each Group Member:

(a)                        is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)                        does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or might have a Material Adverse Effect; and

(c)                         has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

18.27       Group Structure Chart

The Group Structure Chart delivered to the Agent under the Amendment and Restatement Agreement is true, complete and accurate in all material respects and shows the following information:

(a)                        each Group Member, including current name and company registration number, its Original Jurisdiction, its jurisdiction of incorporation and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary; and

(b)                        all minority interests in any Group Member and any person which any Group Member holds shares in its issued share capital or equivalent ownership interest of such person.

18.28       Status of Charter Documents

Subject to any applicable Legal Reservations, the Charter Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms.

18.29       No Owner Change of Control

There has not been an Owner Change of Control.

18.30       No Borrower Change of Control

There has not been a Borrower Change of Control.

18.31       No Manager Change of Control

There has not been a Manager Change of Control.

18.32       Accounting Reference Date

The Financial Year-end of each Obligor and other Group Member is the Accounting Reference Date.

18.33       Copies of documents

The copies of those Transaction Documents which are not Finance Documents and the Constitutional Documents of the Obligors delivered to the Agent under the Amendment and Restatement Agreement will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those Transaction Documents which would affect the transactions or arrangements contemplated by them or modify, waive or release the obligations of any party under them.

18.34       No breach of any Charter Document

(a)                        No Obligor nor (so far as the Obligors are aware) any other person is in material breach of any Charter Document to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it.

(b)                        For the purposes of paragraph (a) (but without limitation), any breach of any Charter Document relating to non-payment of charterhire, reduction of charterhire, frequency of charterhire payment, the termination rights of a Charterer, cancellation of the Charter, assignment and/or transfer of any rights and/or obligations under the Charter or a change in the identity of the Charterer shall be regarded as a material breach.

18.35       No immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

18.36       Ship status

Each Ship will on the first day of the relevant Mortgage Period be:

(a)                        registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)                        operationally seaworthy and in every way fit for service;

(c)                         classed with the relevant Classification free of any overdue requirements and recommendations of the relevant Classification Society; and

(d)                        insured in the manner required by the Finance Documents.

18.37       Ship’s employment

Each Ship shall on the first day of the relevant Mortgage Period:

(a)                        if it is subject to a Charter on the first day of the relevant Mortgage Period, have been delivered, and accepted for service, under its Charter;

(b)                        be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents; and

(c)                         not be subject to any agreement or arrangement whereby the Earnings of that Ship may be shared with any other person.

18.38       Address commission

There are no rebates, commissions or other payments in connection with any Charter other than those referred to in it.

18.39       No unencumbered Fleet Vessel

All Fleet Vessels are subject to Security Interests securing an Amended RA Facility or the Amended and Restated Sinosure Facility.

18.40       Times when representations are made

(a)                        All of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made on the Effective Date.

(b)                        The Repeating Representations are deemed to be made and repeated on the first day of each Interest Period.

(c)                         All of the Ship Representations are deemed to be made on the first day of the Mortgage Period for the relevant Ship.

(d)                        Each representation or warranty deemed to be made after the Effective Date shall be deemed to be made and repeated by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made or repeated.

19                        Information undertakings

19.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 19 will be complied with throughout the Facility Period.

19.2             Defined terms

In this clause 19:

Annual Financial Statements means the financial statements of the Group for a Financial Year delivered pursuant to paragraph (a) of clause 19.3 (Financial statements).

Quarterly Financial Statements means the financial statements of the Group for a Financial Quarter delivered pursuant to paragraph (b) of clause 19.3 (Financial statements).

19.3              Financial statements

(a)                        The Borrower shall supply to the Agent (in sufficient copies for all the Lenders) as soon as the same become available, but in any event within 150 days after the end of each Financial Year the audited consolidated financial statements of the Group for that Financial Year.

(b)                        The Borrower shall supply to the Agent (in sufficient copies for all the Lenders) as soon as the same become available, but in any event within 40 days after the end of each Financial Quarter of each of its Financial Years the unaudited consolidated financial statements of the Group for that Financial Quarter.

19.4              Provision and contents of Compliance Certificate

(a)                        The Borrower shall supply a Compliance Certificate to the Agent, with each set of Annual Financial Statements and each set of Quarterly Financial Statements for the Group. Each Compliance Certificate shall be accompanied by the most recent valuations obtained in accordance with clause 25 (Valuations).

(b)                        Each Compliance Certificate shall set out (in reasonable detail):

(i)                           computations as to compliance with clause 20 (Financial covenants);

(ii)                        the balance of all the Amended RA Facilities, the Amended and Restated Sinosure Facility and Financial Indebtedness secured on all Fleet Vessels as of the date of the Compliance Certificate;

(iii)                     the amount of Total Available Cash (including details as to its calculation) as of the relevant Quarter Date.

(c)                         Each Compliance Certificate shall be signed by the chief financial officer of the Borrower or chief operating officer of the Borrower or, in his or her absence, by two directors of the Borrower and, if required to be delivered with the Annual Financial Statements, shall be reported on by the Auditors.

(d)                        Each Compliance Certificate supplied to the Agent together with a set of the Annual Financial Statements for the Group shall be reviewed by the Auditors in connection with the amounts and calculations in respect of Total Available Cash.

(e)                         The Compliance Certificate supplied to the Agent in respect of the Quarterly Financial Statements for the Group for the Financial Quarter ending on 30 September 2018 (i) shall set out the actual amount of any cost overrun in respect of advisor’ costs and fees in connection with the restructuring contemplated by the Restructuring Support Agreement compared to the aggregate amount for such costs and fees budgeted in the Financial Model, together with an explanation of any such cost overrun in reasonable detail, and (ii) shall confirm that there has been no change or amendments made or agreed to by any Group Member to any of the cost or fee arrangements with any advisor in connection with the restructuring contemplated under the Restructuring Support Agreement since the date of the Financial Model.

19.5              Requirements as to financial statements

(a)                        The Borrower shall procure that each set of Annual Financial Statements and Quarterly Financial Statements:

(i)                           includes a profit and loss account, a balance sheet and a cashflow statement; and

(ii)                        is accompanied by a statement of an officer or chief officer of the Borrower comparing actual performance for the Relevant Period to which the financial statements relate to the projected performance for that period set out in the Budget and the actual performance for the corresponding period in the preceding Financial Year, and that, in addition:

(A)                     each set of Annual Financial Statements shall be audited by the Auditors;; and

(B)                     each set of Quarterly Financial Statements includes a reconciliation of actual costs for that Financial Quarter against budgeted costs for that Financial Quarter (as calculated in accordance with the relevant Budget) and in the event that any actual cost detailed therein exceeds the budgeted cost for such line item an explanation of such variance.

(b)                        Each set of financial statements delivered pursuant to clause 19.3 (Financial statements) shall:

(i)                           be prepared in accordance with the Accounting Principles;

(ii)                        truly and fairly present, and be certified by an officer of the relevant Obligor as truly and fairly presenting, its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant Obligor by the Auditors and accompanying those Annual Financial Statements;

(iii)                     in the case of Annual Financial Statements, be accompanied by a statement by the directors of the Borrower comparing actual performance for the period to which the Annual Financial Statements relate to:

(A)                     the projected performance for that period set out in the Financial Model; and

(B)                     the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iv)                    in the case of Annual Financial Statements, not be the subject of any qualification in the Auditors’ opinion.

(c)                         The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.3 (Financial statements) shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrower notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Auditors deliver to the Agent:

(i)                           a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(ii)                        sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(d)                        Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(e)                         If the Agent (or any Lender) wishes to discuss the financial position of any Group Member with the auditors of that Group Member, the Agent (or any Lender) may notify the Borrower, stating the questions or issues which the Agent wishes to discuss with those auditors. In this event, to the extent the questions or issues arising cannot satisfactorily be explained by the Borrower, the Borrower shall ensure that such auditors are authorised (at the expense of the Borrower and involving the Borrower in all correspondence and discussions):

(i)                           to discuss the financial position of the relevant Group Member with the Agent on request from the Agent; and

(ii)                        to disclose to the Agent for the benefit of and distribution to the Lenders any information which the Agent may reasonably request.

(f)                          Notwithstanding any other term of this Agreement, no Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Borrower’s Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws.

19.6              Budget

(a)                        The Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event at least 30 days before the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)                        The Borrower shall ensure that each Budget for a Financial Year:

(i)                           is in a form reasonably acceptable to the Agent and includes:

(A)                     a projected consolidated profit and loss (including aggregate revenue and aggregate operating expenses and general and administrative and other corporate expenses), balance sheet and cashflow statement of the Group;

(B)                     projected capital expenditures (including maintenance and investment capital expenditures), operating expenses and other costs to be incurred by each Fleet Vessel;

(C)                     projected financial covenant calculations;

(D)                     projected liquidity of the Group;

(E)                      consolidated financial projections based on the same principles and with the same level of detail as the Financial Model; and

(F)                       based on the same principles and with the same or greater level of detail as the Financial Model;

(ii)                        enables approval by the Majority Lenders of the aggregate operating expenses and general and administrative and other corporate expenses of the Group and the project capital expenditures (including maintenance and investment capital expenditures), operating expenses and other costs to be incurred in respect of each Mortgaged Ship;

(iii)                     is prepared in accordance with the Accounting Principles; and

(iv)                    has been approved by the board of directors of the Borrower.

(c)                         The Borrower shall brief, in the manner set out in clause 19.7(b) (Presentations), the Agent regarding projected capital expenditures (including maintenance and investment capital expenditures), operating expenses and general administrative expenses relating to the Fleet Vessels together with any contingencies and one off or exceptional expenditure in relation to the Fleet Vessels.

(d)                        If the Agent (acting on the instructions of the Majority Lenders) considers it necessary (acting reasonably having regard to the Borrower’s financial position at the time), it may request, at the expense of the Borrower, that the financial projections set out in the Budget are reviewed by a major accounting firm and that such accounting firm provides a reconciliation of such financial projections.

(e)                         The Budget that is delivered under this clause which is approved by the Majority Lenders shall be an “Approved Budget” for the purposes of the Global Intercreditor Deed in respect of this Agreement.

19.7              Presentations

(a)                        Once in every Financial Year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects an Event of Default is continuing or may have occurred or may occur, the Borrower shall procure that at least two of its directors (one of whom shall be the chief financial officer) give a presentation to the Finance Parties about the on-going business and financial performance of the Group and any other matter which a Finance Party may reasonably request.

(b)                        Once in each calendar month until 31 December 2018 and thereafter every Financial Quarter, the Borrower shall ensure that one or more of the chief executive officer, chief financial officer and chief operating officer gives a briefing (by telephone or in person at the option of the Borrower) to the Lenders about the ongoing business and financial performance of the Group, including:

(i)                           the information referred to in, or delivered under, this clause 19 (Information undertakings);

(ii)                        the Borrower’s forward-looking view of the remainder of the Financial Year;

(iii)                     the Borrower’s current liquidity position and forecasts for its liquidity position;

(iv)                    the balance of amounts outstanding under each Amended RA Facility, Amended and Restated Sinosure Facility, and any other Financial Indebtedness incurred in connection with a Permitted Ship Purchase;

(v)                       the earnings per Fleet Vessel (including an aged debtor list), payments, expenses and other amounts incurred (including an aged creditor list) in connection with the operation, maintenance and repair of the Fleet Vessels and the profitability level of the Fleet Vessels;

(vi)                    an overview about (i) all Fleet Vessel and other ships associated to any Group Member and (ii) all facilities attributable to any Group Member and the outstandings thereunder (other than the facilities referred to in lit. (iv) above;and

(vii)                 in the final Financial Quarter of each Financial Year, its budget for the forthcoming year, provided that, without prejudice to the other provisions of this Agreement,

nothing in this clause shall oblige the Borrower to produce financial statements other than the financial statements specified in clause 19.3 (Financial statements) in accordance with this Agreement or produce other figures (for example, liquidity or earnings) more than once in any Financial Quarter.

19.8              Year-end

The Borrower shall procure that each Financial Year-end of each Obligor and each Group Member falls on the Accounting Reference Date.

19.9              Information: miscellaneous

The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                        Save to the extent publically available, at the same time as they are dispatched, copies of all documents dispatched by the Borrower to any class of its shareholders generally or dispatched by the Borrower or any Obligors to any class of its creditors generally;

(b)                        promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                           $5,000,000 (or its equivalent in other currencies) in relation to the Borrower or the Group taken as a whole; or

(ii)                        $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Borrower);

(c)                         promptly, details of any disposal or insurance claim or other event or circumstance which may require a prepayment under this Agreement;

(d)                        promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency which is made against any Group Member and which is reasonably likely to have a Material Adverse Effect; or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                           $5,000,000 (or its equivalent in other currencies) in relation to the Borrower or the Group taken as a whole; or

(ii)                        $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Borrower).

(e)                         promptly, such information as the Agent or the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(f)                          promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Group Member (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by the Obligors under this Agreement, any changes to management of the Group and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request;

(g)                         promptly on request information regarding the condition and employment of each Fleet Vessel;

(h)                        by no later than 30 June 2023, the Borrower’s proposals on how it will refinance any amounts that will remain outstanding under the Finance Documents on the Final Repayment Date in respect of Tranche A as well as on the Final Repayment Date in resepect of Tranche B;

(i)                            promptly upon becoming aware, notification that Dr John Coustas has ceased to be Chief Executive Officer of the Borrower;

(j)                           promptly upon becoming aware that any Fleet Vessel is or will become unencumbered; and;

(k)                        promptly upon becoming aware that there may be a deviation of more than 20 per cent regarding the cashflow forecast in respect of the Group relating to any Financial Quarter.

19.10       Information: Ship Classification

The Obligors shall supply to the Agent, promptly upon its request:

(a)                        certified true copies of all original class records held by the Classification Society in relation to each Ship; and

(b)                        written confirmation that:

(i)                           each Obligor is not in default of any of its contractual obligations or liabilities to the Classification Society and without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(ii)                        if any Obligor is in default of any of its contractual obligations and liabilities to the Classification Society, to specify to the Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

19.11       Information: Intra-group Funding of Excess Cash

(a)                        On the last day of each Interest Period, the Borrower shall supply to the Agent (in sufficient copies for all the Lenders) a Ring Fencing Compliance Certificate specifying, amongst other things, the quantum of Excess Cash generated, Excess Cash Loan balances (positive and negative) in respect of each Amended RA Facility, Support Payments, the aggregate balance of all Excess Cash Loans with a negative balance across all Amended RA Facilities and Total Available Cash (including details as to its calculation), each as of the date of the Ring Fencing Compliance Certificate.

(b)                        Each Ring Fencing Compliance Certificate shall be signed by the chief financial officer of the Borrower or chief operating officer of the Borrower or, in his or her absence, by two directors of the Borrower.

19.12       Information: Follow-on Equity Raise

(a)                        The Borrower shall provide such information to the Lenders as the Majority Lenders may from time to time request in relation to the status of the Follow-on Equity Raise and the Borrower’s preparations in relation thereto, but (subject to paragraph (b) below) not more frequently than once per Financial Quarter until the date falling one year after the Closing Date and thereafter not more frequently than once per month.

(b)                        If the Borrower fails to complete the Follow-on Equity Raise within 18 months of the Closing Date, the Borrower shall, whenever reasonably requested by the Majority Lenders, provide to the Lenders such information in relation to the status of the Follow-on Equity Raise as such Lenders may reasonably request from time to time.

19.13       Information: Proposed Permitted Group Level Financial Indebtedness and Joint Ventures

In connection with any proposal to the Lenders to approve (a) any Financial Indebtedness to be incurred by the Borrower pursuant to limb (c) of the definition of “Permitted Group Level Financial Indebtedness” or (b) any Joint Venture to be entered into by the Borrower pursuant to paragraph

(c) of clause 28.12 (Acquisitions and investments), the Borrower shall supply to the Agent (in sufficient copies for all the Lenders) business case presentation, supporting material, third-party reports and any other available documentation (including term sheets and/or draft definitive documentation) relating to such proposed transaction, and any other information that the Lenders may request.

19.14       Notification of Default

(a)                        The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) or any event which might adversely affect the ability of any Obligor to perform its obligations under any of the Finance Documents promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                        Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers of the Borrower on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)                         The Borrower must notify the Agent promptly upon becoming aware that any party to a Transaction Document is seeking to amend, vary or supplement any Transaction Document, or that any party is in breach of any Transaction Document together with reasonable details of the surrounding circumstances.

19.15       Inspection

Each Obligor who is a Party undertakes with the Finance Parties that, for so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent following the occurrence of an Event of Default which is continuing or if the Agent reasonably suspects that an Event of Default is continuing or might occur, it shall provide the Finance Parties or any of their representatives, professional advisors, valuers and contractors with free access at the risk and cost of the relevant Obligor or Borrower to, and permit inspection of, the premises, assets, books, accounts and records of any Group Member and permit such persons to meet and discuss the matter with senior management of the Group, in each case at reasonable times and upon reasonable notice.

19.16       Sufficient copies

The Borrower, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders.

19.17       Use of websites

(a)                        The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the Designated Website) if:

(i)                           the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                        both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                     the information is in a format previously agreed between the Borrower and the Agent.

(b)                        If a Designated Website has been established for the information required to be delivered under the Finance Documents, then at the request of any Lender, the Borrower will establish an additional Designated Website the title of which includes the terms “Public Only” (the Public Only Website).  The Borrower will post all information required to be delivered under the Finance Documents to the Public Only Website, so long as all information so posted is information the Borrower has determined is either public information or information which is not material with respect to any Group Member or any of its respective securities for purposes of applicable securities laws.   Each Lender shall be entitled to assume that all information posted on the Public Only Website is public information, and the confidentiality provisions of the Finance Documents will not apply to information on the Public Only Website.

(c)                         If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(d)                        The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(e)                         The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                           the Designated Website cannot be accessed due to technical failure;

(ii)                        the password specifications for the Designated Website change;

(iii)                     any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                    any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                       the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(f)                          If the Borrower notifies the Agent under paragraphs (e)(i) to (v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(g)                         Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten Business Days.

19.18       “Know your customer” checks

(a)                        If:

(i)                           the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement or the application of the policies and procedures of the Agent or any Lender;

(ii)                        any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)                     a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not already a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (ii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (ii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (ii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                        Each Finance Party shall, promptly upon the request of the Agent or the Security Agent, or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent, the Security Agent or any Lender (for itself) in order for it to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.19       Additional investigation

(a)                        The Majority Lenders shall, having regard to any concerns at that time which warrant such explanation, be entitled to require the Borrower to respond to such concerns in order to explain and enable Finance Parties to understand management actions and the financial performance of the Borrower and each Obligor. The Majority Lenders shall provide brief details to the Borrower of the reason for requiring such an explanation and the Borrower shall, within 30 days of a request from the Majority Lenders, provide such an explanation.

(b)                        If the Majority Lenders are not satisfied with any explanation provided under paragraph (a) above, the Majority Lenders shall be entitled to require a major accounting firm (at the expense of the Borrower) to undertake such additional investigative work as may reasonably be required to explain and enable Finance Parties to understand management actions and the financial performance of the Borrower and each Obligor.

19.20       Independent Review of Tranche B

(a)                        In the event that the Total Commitments in respect of Tranche B are above the Tranche B Target Amount as of any two (2) consecutive Financial Quarters (after taking into account the amount of Balancing Payment payable in respect of such Financial Quarters), any Lender with a Commitment in respect of Tranche B shall have the right to require an independent review of the Group’s business by a major accounting firm for the specific purpose of explaining and enabling the Lenders to understand the financial performance of the Group (such review to be conducted in consultation with the Borrower’s management team), provided that such independent review shall not unduly restrict the management team from performing its day to day functions.

(b)                        Any fees, costs and expenses of such independent review shall require approval by the Borrower before being incurred (such consent not to be unreasonably withheld, conditioned or delayed).

(c)                         The Borrower shall provide, on a common platform basis to all other RA Lenders, extracts from that independent review (such extracts to be limited to Group consolidated information and not to include recommendations, options analysis, valuation work or information specific to the Facility, and such extracts otherwise to be in form and substance satisfactory to the Borrower and the Lenders), subject to the execution by such other RA Lenders of non-reliance / hold-harmless letters required by the report providers in accordance with their usual procedures and on the basis that Lenders are the engaging parties and that the provision of such common platform information does not preclude the Lenders from retaining or continuing to retain any such report providers to perform work and analysis solely on behalf of the Lenders.

19.21       Agency Undertaking

The Borrower shall inform the Facility Agent (for dissemination to each Lender):

(a)                        in the first quarterly report after the Borrower or any Group Member becomes aware of any charge or invoice in respect of hourly management time by a facility agent under any Amended RA Facility or the Amended and Restated Sinosure Facility and in such case, the Borrower shall provide any such further information reasonably requested by any lender under such facilities in respect of the rationale for such work and the quantum of such invoice; and

(b)                        upon receiving notice from any facility agent under any Amended RA Facility or the Amended and Restated Sinosure Facility of any proposed material changes to the terms of the agency arrangements by the relevant facility agent, including increased fees or expenses (and shall inform the Facility Agent at least 15 calendar days prior to agreeing any changes to any material term or an increased fee).

20                        Financial covenants

20.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 20 will be complied with throughout the

Facility Period.

20.2              Financial definitions

In this clause 20:

Accounting Principles means US GAAP or, if chosen to be adopted by the Borrower, International Financial Reporting Standards (IFRS Standards) applicable from time to time.

Bareboat Equivalent Time Charter Income means, at any time and in relation to a Relevant Vessel, the aggregate charter hire due and payable to a Group Member for that Relevant Vessel for the remaining unexpired term of the charter or other contract of employment in respect of that Relevant Vessel at the relevant time (excluding any relevant renewal or charter extension options at the option of the charterers) less, in the case of a contract of employment other than a bareboat charter, the aggregate operating expenses, insurances and dry-docking costs of that Relevant Vessel which would be ordinarily borne by a bareboat charterer and certified to the satisfaction of the Agent for the same period.

Borrowings means, at any time, the aggregate face value of the outstanding principal or capital amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of::

(a)       moneys borrowed and debit balances at banks or other financial institutions;

(b)                       any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)                        any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)       any Finance Lease;

(e)                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)                         any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

(g)                        any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before all amounts outstanding under the Finance Documents are discharged in full or are otherwise classified as borrowings under the Accounting Principles;

(h)                       any amount of any liability under an advance or deferred purchase agreement if:

(i)                           one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)                        the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)                           any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)                          (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

and, for the avoidance of doubt, shall not include any obligation or mark to market fair value recorded in the Financial Statements in respect of derivative financial instruments.

Cash means, at any time, cash denominated in dollars (or any other currency which is freely transferable and freely convertible) in hand or at bank and (in the latter case) credited to an account in the name of any Group Member with an Acceptable Bank or a RA Lender and to which the relevant Group Member is alone beneficially entitled and, where held in an account rather than in hand, for so long as:

(a)       that cash is repayable within 30 days after the relevant date of calculation;

(b)                       repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition;

(c)                        there is no Security Interest or Quasi-Security over that cash except for any Security Interest or Quasi-Security which is permitted under clause 28.2 (General negative pledge); and

(d)                       the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Amended RA Facilities and/or the

Amended and Restated Sinosure Facility.

Cash Equivalents means at any time:

(a)                       certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank or an RA Lender;

(b)                       any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State (provided always that any such government has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)       commercial paper not convertible or exchangeable to any other security:

(i)        for which a recognised trading market exists;

(ii)                        issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)      which matures within one year after the relevant date of calculation; and

(iv)                    which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                       any investment in money market funds which:

(i)                           have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited;

(ii)                        which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; and

(iii)                     can be turned into cash on not more than 30 days’ notice; or

(e)       any other debt security approved by the Majority Lenders,

in each case, denominated in dollars (or any other currency which is freely transferable and freely convertible) and to which the Borrower is alone beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security Interest (other than any Security Interest permitted under clause 28.2 (General negative pledge)) and the ability to deal in any such instrument or ability to apply the proceeds towards the prepayment or repayment of any Amended RA Facility and/or the Amended and Restated Sinosure Facility is not subject to the prior discharge of any other Financial Indebtedness.

Charter Free Value At End Of Charter means, at any time and in relation to a Relevant Vessel, the Charter Free Vessel Value of that Relevant Vessel at the end of the time charter or other contract of employment which shall be deemed to be equal to the current Charter Free Vessel Value of a vessel with similar characteristics to that Relevant Vessel, but having the age which that Relevant Vessel will have at the expiration of the term of her time-charter or other contract of employment, excluding any relevant renewal or charter extension options at the option of the charterers.

Charter Securities means, at any time, the value of debt and / or equity instruments or other security provided to a Group Member by charterers in consideration for variation or other amendments or the provision of credit in relation to a charter or other contract of employment, as valued and presented within the Financial Statements in accordance with the Accounting Principles.

Consolidated Debt means, at any time, the aggregate of all obligations of any Group Member for or in respect of Borrowings at that time but excluding any such obligations owing by a Group Member to another Group Member.

Consolidated EBITDA means, in respect of any Relevant Period, the Net Income:

(a)                       before taking into account interest income and interest expense, gains or losses under any derivative financial instruments (whether realised or unrealised), tax, depreciation, amortisation and any other non cash item, capital gains or losses realised from the sale of any Relevant Vessel, Finance Charges and capital losses on Relevant Vessel cancellations each as reflected in the Financial Statements for the Relevant Period; and

(b)                       before taking into account Non-Recurring Items (subject to the limitation set out in that definition).

Consolidated Market Value Adjusted Net Worth means, at any time, the amount by which Market Value Adjusted Total Consolidated Assets exceeds the Total Consolidated Liabilities.

Consolidated Net Leverage means, in respect of any Relevant Period, the ratio of Consolidated Debt (less Cash and Cash Equivalents) to Consolidated EBITDA in respect of that Relevant Period.

Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest (excluding any accrued or capitalised PIK interest), commission, exit fees, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any Group Member as included in the Financial Statements (calculated on a consolidated basis) in respect of that Relevant Period:

(a)                       including any upfront fees or costs which are included as part of the effective interest rate adjustments (including in respect of permitted interest rate caps);

(b)                       including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)                        including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member under any interest rate hedging arrangement; and

(d)                           taking no account of any unrealised gains or losses on any derivative financial instruments,

so that no amount shall be added (or deducted) more than once.

Finance Leases means any lease or hire purchase contract which would, in accordance with the Accounting Principles be treated as a finance or capital lease.

Financial Statements means, at any time, the consolidated financial statements of the Borrower (whether quarterly or annual) delivered to the Agent under clause 19.3 (Financial statements)

Fixed Amortization Amounts means, the contractually fixed amortization schedule contained in, and in respect of, each Amended RA Facility.

Interest Cover means, for any Relevant Period, the ratio of Consolidated EBITDA to Net Interest Expense.

Market Value for each Relevant Vessel means, at any time:

(a)                        Charter Attached Vessel Value for a Relevant Vessel that, at the relevant time, is subject to a charter or other contract of employment having an unexpired term of 12 months or more, excluding any relevant renewal or charter extension options at the option of the charterers (such Relevant Vessel is described as Relevant Vessel (Charter Attached)), shall be the aggregate of:

(i)                          the present value of the Bareboat Equivalent Time Charter Income of that Relevant Vessel; and

(ii)                        the present value of the Charter Free Value At End of Charter valuation of that Relevant Vessel.

In calculating the above present values, the applicable discount rate shall be 7 per cent;

(b)                        Charter Free Vessel Value for a Relevant Vessel shall be its market value determined pursuant to the most recent valuations obtained for that Relevant Vessel in accordance with Clause 25 (Valuations); and

(c)                         Construction Vessel Value for a Relevant Vessel under construction, shall be the net book value for it as recorded in the Financial Statements.

Market Value Adjusted Total Consolidated Assets means, at any time, Total Consolidated Assets adjusted to reflect the Market Value of all Relevant Vessels that are operational and trading or capable of trading by replacing the aggregate net book value of such Relevant Vessels (as reflected in the Financial Statements for the Relevant Period) with the aggregate of their Market Values as at the relevant date, less Cash and Cash Equivalents. For the avoidance of doubt, net book value of the Relevant Vessels under construction shall not be subject to such adjustment to Total Consolidated Assets.

Minimum Corporate Cover (Charter Attached) means, on each Quarter Date, the ratio of (a) the aggregate of the Charter Attached Vessel Values of all Relevant Vessels (Charter Attached), the Construction Vessel Value of all Relevant Vessels under construction and the Charter Free Vessel Values of all other Relevant Vessels plus Charter Securities to (b) Consolidated Debt.

Minimum Corporate Cover (Charter Free) means on each Quarter Date, the ratio of (a) the aggregate of the Construction Vessel Value of all Relevant Vessels under construction and the Charter Free Vessel Value of all other Relevant Vessels (irrespective of the remaining unexpired term of their charter or other contact of employment) plus Charter Securities to (b) Consolidated Debt.

Minimum Liquidity means the aggregate of all Cash and Cash Equivalents at any time.

Net Income means:

(a)                       in relation to any Financial Year, the net income of the Group appearing in the Financial Statements for that Financial Year; and

(b)                       in relation to any Financial Quarter, the net income of the Group appearing in the Financial Statements for that Financial Quarter.

Net Interest Expense in respect of a Relevant Period is equal to consolidated:

(a)                       interest expense (excluding capitalised interest and PIK interest), less

(b)                       interest income, less

(c)                        realised gains on interest rate swaps, plus

(d)                       realised losses on interest rate swaps,

each as reflected in the Financial Statements for the Relevant Period. For the avoidance of doubt, Net Interest Expense excludes unrealised gains/losses on derivative financial instruments.

Non-Recurring Items means, in respect of a Relevant Period, any exceptional, one off, non-recurring or extraordinary items up to a maximum of 5 per cent of Consolidated EBITDA (excluding Non-Recurring Items), each as reflected in the Financial Statements for that Relevant Period.  The 5 per cent limit shall not apply to expenses related to the consummation of the Amended RA Facilities and/or the Amended and Restated Sinosure Facility, which include legal and financial adviser fees to professional advisors of the Borrower and the RA Lenders incurred prior to the Effective Date as well as any upfront fees and Amendment Fees payable to the RA Lenders and any underwriting fees in relation to the raising of equity paid on customary market terms to an equity underwriter who is a broker-dealer of international standing.

RA Lender means, at any time, each financial institution that is a party to an Amended RA Facility as an original party and any financial institutions that become a party to the Amended RA Facilities in accordance with the relevant transfer and accession provisions contained therein.

Relevant Period means each period of twelve months ending on the last day of each Financial Quarter.

Relevant Vessels means, together, all of the vessels from time to time owned or leased (under a lease that constitutes a Finance Lease) or are under construction by Group Members which, at the relevant time, are included within Total Consolidated Assets in the Financial Statements or

which would be included within Total Consolidated Assets in the Financial Statements if the Financial Statements were required to be prepared at that time.

Total Consolidated Assets means, at any time, the “Total Assets” of the Group as presented in the Financial Statements, excluding the mark to market fair value of any derivative financial instruments (where the entry into such derivative financial instrument is not prohibited by this Agreement) as recorded within the Financial Statements in accordance with the Accounting Principles.

Total Consolidated Liabilities means, at any time, the “Total Liabilities” of the Borrower as presented in its Financial Statements (so as to reflect, if applicable, the face value of such liabilities, excluding the mark to market fair value of any derivative financial instruments (where the entry into such derivative financial instrument is not prohibited by this Agreement) as recorded within the Financial Statements in accordance with the Accounting Principles.

20.3              Minimum Corporate Cover (Charter Free)

For each Relevant Period ending on each Quarter Date specified in column 1 below, the Minimum Corporate Cover (Charter Free) shall not be less than the percentage specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Percentage
31 December 2018	57.0%
31 March 2019	60.0%
30 June 2019	60.5%
30 September 2019	63.0%
31 December 2019	66.0%
31 March 2020	66.0%
30 June 2020	69.0%
30 September 2020	69.0%
31 December 2020	71.0%
31 March 2021	71.0%
30 June 2021	74.0%
30 September 2021	76.5%
31 December 2021	79.0%
31 March 2022	79.0%
30 June 2022	81.0%
30 September 2022	83.5%
31 December 2022	86.0%
31 March 2023	93.5%
30 June 2023	93.5%
30 September 2023	100.0%
31 December 2023	100.0%

20.4              Minimum Corporate Cover (Charter Attached)

For each Relevant Period ending on each Quarter Date specified in column 1 below, the Minimum Corporate Cover (Charter Attached) shall not be less than the percentage specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Percentage
31 December 2018	69.5%
31 March 2019	73.0%
30 June 2019	73.0%
30 September 2019	76.0%
31 December 2019	76.0%
31 March 2020	78.5%
30 June 2020	79.0%
30 September 2020	79.0%
31 December 2020	81.0%
31 March 2021	81.0%
30 June 2021	84.0%
30 September 2021	84.0%
31 December 2021	86.5%
31 March 2022	86.5%
30 June 2022	89.0%
30 September 2022	89.0%
31 December 2022	91.0%
31 March 2023	93.5%
30 June 2023	98.0%
30 September 2023	100.0%
31 December 2023	100.0%

20.5              Minimum Liquidity

For each Relevant Period ending on each Quarter Date specified in column 1 below, Minimum Liquidity shall not at any time be less than the figure specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Liquidity (million)
31 December 2018	$30
31 March 2019	$30
30 June 2019	$30
30 September 2019	$30
31 December 2019	$30
31 March 2020	$30
30 June 2020	$30
30 September 2020	$30
31 December 2020	$30
31 March 2021	$30
30 June 2021	$30
30 September 2021	$30
31 December 2021	$30
31 March 2022	$30
30 June 2022	$30
30 September 2022	$30
31 December 2022	$30
31 March 2023	$30
30 June 2023	$30
30 September 2023	$30
31 December 2023	$30

20.6              Consolidated Net Leverage

For each Relevant Period ending on each Quarter Date specified in column 1 below, Consolidated Net Leverage shall not exceed the ratio specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Ratio
31 December 2018	7.50x
31 March 2019	7.25x
30 June 2019	7.25x
30 September 2019	7.25x
31 December 2019	7.00x
31 March 2020	7.00x
30 June 2020	7.00x
30 September 2020	7.00x
31 December 2020	6.75x
31 March 2021	6.50x
30 June 2021	6.25x
30 September 2021	6.25x
31 December 2021	6.00x
31 March 2022	6.00x
30 June 2022	6.00x
30 September 2022	6.00x
31 December 2022	6.00x
31 March 2023	6.00x
30 June 2023	5.75x
30 September 2023	5.50x
31 December 2023	5.50x

20.7              Interest Cover

For each Relevant Period ending on each Quarter Date specified in column 1 below, Interest Cover shall not be less than the ratio set out in column 2 opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Interest Cover
31 December 2018	2.50x
31 March 2019	2.50x
30 June 2019	2.50x
30 September 2019	2.50x
31 December 2019	2.50x
31 March 2020	2.50x
30 June 2020	2.50x
30 September 2020	2.50x
31 December 2020	2.50x
31 March 2021	2.50x
30 June 2021	2.50x
30 September 2021	2.50x
31 December 2021	2.50x
31 March 2022	2.50x
30 June 2022	2.50x
30 September 2022	2.50x
31 December 2022	2.50x
31 March 2023	2.50x
30 June 2023	2.50x
30 September 2023	2.50x
31 December 2023	2.50x

20.8              Consolidated Market Value Adjusted Net Worth

For each Relevant Period ending on each Quarter Date specified in column 1 below, its Consolidated Market Value Adjusted Net Worth shall not be less than the figure specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Consolidated Market Value Adjusted Net Worth (million)
31 December 2018	$(510)
31 March 2019	$(460)
30 June 2019	$(440)
30 September 2019	$(380)
31 December 2019	$(370)
31 March 2020	$(320)
30 June 2020	$(300)
30 September 2020	$(280)
31 December 2020	$(240)
31 March 2021	$(230)
30 June 2021	$(190)
30 September 2021	$(190)
31 December 2021	$(150)
31 March 2022	$(150)
30 June 2022	$(110)
30 September 2022	$(110)
31 December 2022	$(80)
31 March 2023	$(50)
30 June 2023	$10
30 September 2023	$60
31 December 2023	$60

20.9              Financial testing

The financial covenants set out in this clause 20 shall be calculated in accordance with the Accounting Principles and tested by reference to each set of Financial Statements and/or each Compliance Certificate delivered pursuant to clause 19.4 (Provision and contents of Compliance Certificate). Notwithstanding the foregoing provisions of this Clause 20.9, the outstanding principal amount of any moneys borrowed or debit balances at banks or financial institutions will for the purposes of this Clause 20 be determined by reference to the actual outstanding principal amounts in respect of such moneys borrowed or the outstanding principal debit balances in each case at the time of determination, irrespective of the treatment of such amounts under the Accounting Principles, and both sub-paragraph (a) of “Borrowings” and “Total Consolidated Liabilities” shall be calculated by reference to such actual amounts.

21                        General undertakings

21.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 21 will be complied with by and in respect of each Obligor and each other Group Member throughout the Facility Period.

21.2              Authorisations

Each Obligor shall promptly:

(a)                        obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                        supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)                           enable it to perform its obligations under the Transaction Documents;

(ii)                        ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)                     carry on its business where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

21.3              Compliance with laws and Sanctions

To the extent that the making and the receiving of the benefit of and the compliance with the undertakings in this Clause 21.3 (Compliance with laws and Sanctions) do not and will not result in a violation of or conflict with the EU Blocking Regulation, Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute, each Obligor who is a Party undertakes the following:

(a)                        Each Group Member will comply in all respects with all laws and regulations (including Environmental Laws) and all Sanctions to which it may be subject, if (except as regards Sanctions, to which paragraph (b) below applies) failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)                        Each Obligor shall comply, and shall procure that each other Group Member and each Affiliate of any of them shall comply, in all respects with all Sanctions, and shall take all steps to avoid becoming a Prohibited Person.

(c)                         No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(d)                        Each Group Member acknowledges and agrees that certain of the Finance Parties, be it due to applicable laws or internal rules and regulations, are prohibited to conclude transactions or finance transactions with the government of or any person or entity owned or controlled by the government of a Restricted Country or with a Prohibited Person.

(e)                         No Group Member shall (and the Borrower shall ensure that no Group Member will) transfer, make use of or provide the benefits of any money, proceeds or services provided by or received from any Finance Party to any such Prohibited Person or conduct any business activity such as entering into any ship acquisition agreement, any ship refinancing agreement and/or any charter agreement related to a vessel, project, asset or otherwise for which money, proceeds or services have been received from a Finance Party with any such Prohibited Person.

(f)                          Each Obligor shall not and shall procure that no Owner shall knowingly permit or knowingly authorise a Ship to be used directly or indirectly:

(i)                           by or for the benefit of any Prohibited Person; or

(ii)                        in any trade which will expose that Ship, the relevant Owner or any other Obligor or that Ship’s insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions.

21.4              Anti-corruption law

(a)                        No Obligor shall (and shall ensure that no other Group Member will) directly or indirectly use the proceeds of the Facility for any purpose which would or might breach applicable anti-corruption laws, including, but not limited to, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)                        Each Obligor shall (and shall ensure that each other Group Member will):

(i)                           conduct its businesses in compliance with applicable anti-corruption laws and regulations; and

(ii)                        maintain effective policies and procedures designed to promote and achieve compliance with such laws and regulations.

(c)                         No Obligor shall (and shall ensure that no Group Member will) conduct its businesses in a manner which might involve or lead to any contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of Directive 2015/849/EC of the European Parliament and the Council).

21.5              Tax compliance

(a)                        Each Obligor shall (and shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                           such payment is being contested in good faith;

(ii)                        adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.3 (Financial statements); and

(iii)                     such payment can be lawfully withheld.

21.6              Change of business

Except as approved by the Majority Lenders, no substantial change will be made to the general nature of the business of the Borrower, the other Obligors or the Group taken as a whole from that carried on at the Closing Date.

21.7              Merger

Except as approved by the Majority Lenders, no Obligor shall (and shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction (other than the solvent liquidation of any Group Member which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other Group Members).

21.8              Pension exposure

The Borrower shall ensure that no Obligor or any other Group Member is, or at any time becomes, liable to contribute funds to any form of pension scheme or similar arrangement (other than a scheme or arrangement where the benefits conferred by it on its members are calculated solely by reference to a payment or payments made by the relevant member or by any other person in respect of that member).

21.9              Further assurance

(a)                        Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent or the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)         to perfect the Security Interests created or intended to be created by that Obligor under, or evidenced by, the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent and/or any other Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)                        to confer on the Security Agent and/or any other Finance Parties Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(iii)                     to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(iv)                    to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 31.1 (Assignments by the Lenders).

(b)                        Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent and/or any other Finance Parties by or pursuant to the Finance Documents.

21.10       Negative pledge in respect of Charged Property and Obligor shares

Except as approved by all Lenders and for any Permitted Maritime Liens, no Obligor will grant or allow to exist any Security Interest over any Charged Property or (except for the Transaction Security) the shares in any of the Obligors or any rights deriving from, or related to, such shares.

21.11       Environmental matters

(a)                        The Agent will be notified in writing as soon as reasonably practicable of any Environmental Claim being made (whether current, pending or threatened) against any Group Member or any Fleet Vessel or any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member or any Fleet Vessel which, if successful to any extent, might reasonably be expected to have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

(b)                        Environmental Laws (and any consents, licences, permits or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect.

21.12       Consent to transactions

No Obligor or any other Group Member shall (and the Borrower shall ensure no Group Member will) enter into any transaction (including, without limitation, any amendment to the Amended Management Agreement) (except where such amendment to the Management Agreement is permitted by clause 28.9 (Contracts and arrangements with Affiliates and Borrower Affiliates)) with any Borrower Affiliate (other than transactions solely between Group Members excluding the Borrower and the Existing Fleet Group Members) except on standard, arm’s length terms and for full market value and with the consent of all NEDs (as certified in writing to the Agent by the Borrower from time to time).

21.13       Executive compensation

The Borrower shall ensure that no material alterations are made to the terms of the Borrower’s executive compensation plans (as at the Closing Date) without approval by a remuneration or compensation committee of the Borrower’s board of directors, such committee to be comprised solely of NEDs. The extension of executive compensation plans on identical terms to those existing as at the Closing Date shall not constitute a material alteration for the purposes of this clause 21.13.

21.14       Corporate governance

The Borrower shall ensure that it maintains a board of directors of up to nine directors from time to time, provided that a majority of such directors shall at all times be NEDs.

21.15       Equity issuance

(a)                        The Borrower shall not issue any preferred equity securities or any class of equity securities other than Danaos Shares in each case without the consent of all NEDs.

(b)                        Subject to clause 21.15 (c), the Borrower shall use commercially reasonable efforts to complete the Follow-on Equity Raise by no later than 18 months after the Closing Date.

(c)                         If the Borrower’s board of directors — in the proper exercise of its fiduciary duties (and after consultation with outside legal counsel) and having regard to the Borrower’s obligation to use such commercially reasonable efforts to complete the Follow-on Equity Raise in accordance with paragraph (b) above, reasonably considers in good faith that market conditions are such that it is inappropriate or impractical (including, without limitation, due to the expected price achievable for the sale of the Danaos Shares) to proceed with the Follow-on Equity Raise within 18 months of the Closing Date:

(i)                           the Borrower shall promptly provide notice to the Agent of the same and shall, for a period of 60 days beginning on the date of such notice, consult with the Agent in relation to the timing within which the Follow-on Equity Raise is expected to be completed; and

(ii)                        the Borrower shall continue to use commercially reasonable efforts to complete the Follow-on Equity Raise.

21.16       Cash management

Subject to any restrictions on the upstreaming of Excess Cash set out in the Global Intercreditor Deed, the Borrower will ensure that no Obligor or any other Group Member (other than the  Borrower and the Manager) holds Cash or Cash Equivalents in excess of that Group Member’s projected cash needs over the next 85 days (calculated on the basis that only one instalment of principal and interest in relation to Financial Indebtedness forms part of that Group Member’s projected cash needs over the next 85 days) and that each Group Member (other than the Borrower and the Manager) advances to the Borrower by way of Excess Cash Loan or Permitted Subordinated Loan, any Cash or Cash Equivalents in excess of its projected 85-day cash needs.

21.17       Ownership of vessels

Except in connection with the Gemini JV and subject to clause 28.12 (Acquisitions and investments), the Borrower shall ensure that it does not hold, directly or indirectly, any right, title or interest in and to a vessel unless it owns all of the right, title and interest in and to that vessel or all of the share capital in any person that owns (directly or indirectly) 100 per cent of the right, title and interest in and to that vessel.

21.18       Inspection

Each Obligor who is a party undertakes with the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent following the occurrence of an Event of Default which is continuing, it shall provide the Finance Parties or any of their representatives, professional advisors and contractors with access to, and permit inspection of, books and records of any Group Member, in each case at reasonable times and upon reasonable notice.

21.19       Sale or other disposal of HMM Notes

The Borrower shall ensure that no Obligor sells, transfers, or otherwise disposes of any right, title or interest in or to the HMM Notes without the prior approval of all of the Lenders.

22                        Dealings with Ship

22.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period (other than during a period that any of the following events: (i) hijacking, (ii) theft or (iii) capture (whether by piracy or otherwise) as set out in lit. (d) of the definition of Total Loss Date has occurred, when compliance with clauses 22.9 (Lay up) and 22.10 (Anti-drug abuse) shall not be required).

22.2              Ship’s name and registration

(a)                        The Ship’s name shall only be changed after prior notice to the Agent;

(b)                        The Ship shall be registered with the relevant Registry under the laws of its Flag State.  Except with approval of the Majority Lenders, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State), provided that no such approval shall be required for the registration of the Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of the Ship (which are, in the opinion of the Lenders, equivalent to those in place prior to registration) in favour of the Security Agent and/or the other Finance Parties (at the cost of the Borrower) immediately following the registration of the Ship under the flag of that other Approved Flag State. If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of such renewal at least 30 days before that date.

(c)                         Nothing will be done and no action will be omitted (including by any Group Member) if that might result in such registration being cancelled, forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.3              Sale or other disposal of Ship

Except as may be approved by all Lenders (and subject to such conditions as the Lenders may impose in consideration for such approval, including for avoidance of doubt any adjustments to the fixed amortization schedule) the relevant Owner will not sell, or agree to sell, transfer, agree to transfer, abandon or otherwise dispose of the relevant Ship or any share or interest in it.

22.4              Manager

A manager of the Ship shall not be appointed unless that manager and the terms of its appointment are approved by the Agent (acting on the instructions of the Majority Lenders) and it has delivered a duly executed Manager’s Undertaking to the Security Agent. The Manager is approved as at the Closing Date. There shall be no change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved by the Agent (acting on the instructions of the Majority Lenders).

22.5              Copy of Mortgage on board

A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Agent or the Security Agent.

22.6              Notice of Mortgage

A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master’s cabin of the Ship.  The notice must be in plain type and read as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a first mortgage in favour of [•] of [•]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage”.

No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage.

22.7              Conveyance on default

Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent’s request, immediately execute such form of transfer of title to the Ship as the Agent may require.

22.8              Chartering

Except as approved by the Majority Lenders (and subject to such terms as they may in their absolute discretion require), the relevant Owner shall not enter into any charter commitment for the Ship (except for the Ship’s Charter), which is:

(a)                        a bareboat or demise charter or passes possession and operational control of the Ship to another person;

(b)                        a Long Term Charter;

(c)                         on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period;

(d)                        on terms whereby more than two months’ hire (or equivalent) is payable in advance; or

(e)                         to another Group Member.

22.9              Lay up

Except as approved by the Majority Lenders the Ship shall not be laid up or deactivated.

22.10       Anti-drug abuse

The relevant Owner shall take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to its Ship in any jurisdiction in or to which its Ship shall be employed or located or trade or which may otherwise be applicable to its Ship and/or the relevant Owner and, if the Security Agent shall so require, procure that each Owner enters into a “Carrier Initiative Agreement” with the United States Customs Service and procure that such agreement (or any similar agreement hereafter introduced by any government entity of the United States of America) is maintained in full force and effect and performed by the relevant Owner.

22.11       Sharing of Earnings

Except as approved by the Majority Lenders, the relevant Owner shall not enter into any agreement or arrangement:

(a)                        under which its Earnings from the Ship may be shared with anyone else;

(b)                        for the postponement of any date on which any Earnings relative to the Ship are due;

(c)                         for the reduction of the amount of Earnings relative to the Ship or otherwise for the release or adverse alteration of any right of the relevant Owner to any such Earnings; or

(d)                        for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings relative to its Ship.

22.12       Payment of Earnings

(a)                        The relevant Owner’s Earnings from the Ship shall be paid in the way required by the Ship’s General Assignment or Deed of Covenant.

(b)                        If any Earnings are held by brokers or other agents, they shall be duly accounted for and paid to the Security Agent, if it requires this after the Earnings have become payable to it under the Ship’s General Assignment or Deed of Covenant.

23                        Condition and operation of Ship

23.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period (other than during a period that any of the following events: (i) hijacking, (ii) theft or (iii) capture (whether by piracy or otherwise) as set out in lit. (d) of the definition of Total Loss Date has occurred, when compliance with clauses 23.3 (Repair), 23.4 (Modification), 23.6 (Third party owned equipment), 23.10 (Anti-drug abuse), 23.5 (Removal of parts), 23.7 (Maintenance of class; compliance with laws and codes), 23.8 (Surveys), 23.9 (Inspection and notice of dry-docking), 23.10 (Prevention of Arrest), 23.16 (Repairer’s liens), 23.17 (Survey report), 23.18 (lawful use), 23.19 (War zones) shall not be required).

23.2              Defined terms

In this clause 23:

applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).

applicable law means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.

applicable operating certificate means any certificates, vessel response plans, or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code (including, without limitation, the document of compliance and safety management certificate relating to the Ship under the ISM Code and the International Ship Security Certificate relating to the Ship under the ISPS Code).

23.3              Repair

The Ship shall be kept in a good, safe and efficient state of repair consistent with first-class ship ownership and management practice.  The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not reduced.

23.4              Modification

Except with approval, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.

23.5              Removal of parts

Except with approval, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

23.6              Third party owned equipment

Except with approval, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.

23.7              Maintenance of class; compliance with laws and codes

(a)                        The Ship’s class shall be the relevant Classification, which shall be maintained free of all overdue recommendations, requirements and conditions affecting class.

(b)                        The Ship and every person who owns, operates or manages the Ship shall comply with all applicable laws and the requirements of all applicable codes from time to time applicable to vessels registered under the relevant Flag State or otherwise applicable to the Ship, its ownership, management, operation or to the business or the relevant Owner or to vessels trading to any jurisdiction to which that Ship may trade from time to time including, but not limited to, the ISM Code, the ISM Code documentation, the ISPS Code and the ISPS Code documentation.

(c)                         There shall be kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody.

23.8              Surveys

The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class.  Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

23.9              Inspection and notice of dry-docking

(a)                        Not more than once per calendar year (unless a Default is continuing) the Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship (at the cost of the Owner and at the risk of the Owner) at all reasonable times (so as not to interfere with the normal trading schedule of the Ship) to inspect it and given all proper facilities needed for that purpose.

(b)                        The Agent shall be given reasonable advance notice of any intended dry-docking of the Ship (whatever the purpose of that dry-docking).

23.10       Prevention of arrest

(a)                        All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances or any part thereof, or lead to any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process, shall be promptly paid and discharged.

(b)                        The Owner shall promptly discharge or settle all taxes, dues and other amounts charged and all other outgoings whatsoever in respect of the Ship owned by it, her Earnings or her Insurances.

23.11       Release from arrest

The Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge.

23.12       Information about Ship

(a)                        The Agent shall promptly be given any information which it may require about the Ship, its Earnings (including profitability) and Insurances, or its employment, position and engagements, use or operation (including any expenses incurred or paid, or likely to be incurred or paid, in connection with the operation, maintenance, or repair of the Ship), including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and certified true copies of any applicable operating certificates.

(b)                        Without prejudice to the generality of paragraph (a) above, by no later than six months prior to the expiration of any time charter or other contract of employment in respect of a Ship with an intitial term of 12 months or longer and by no later than one month prior to the expiration of any other time charter or other contract of employment in respect of a Ship, the Borrower shall provide the Agent with its proposals as to the chartering or employment of the relevant Ship upon expiration of the subsisting charter or other contract of employment.

23.13       Notification of certain events

The Agent shall promptly be notified in writing of:

(a)                        any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;

(b)                        any occurrence which may result in the Ship becoming a Total Loss;

(c)                         any requisition of the Ship for hire;

(d)                        any Environmental Incident involving the Ship or any other Fleet Vessel or any Group Member and Environmental Claim being made in relation to such an incident against any Fleet Vessel or any Group Member;

(e)                         any claims for breach of an applicable code or applicable law being made against the relevant Group Member or otherwise in connection with the Ship and, to the extent that the relevant Group Member is aware of such claim, any such claim being made against the operator of the Ship;

(f)                          any other matter, event or incident, actual or threatened, the effect of which would or is reasonably likely to lead to any applicable code not being complied with;

(g)                         any withdrawal or threat to withdraw any applicable operating certificate;

(h)                        the issue of any applicable operating certificate;

(i)                            the receipt of notification that any application for any applicable operating certificate has been refused;

(j)                           any requirement, condition or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended;

(k)                        any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances or any part thereof;

(l)                            any facts or matters that may result or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of any Obligor’s or the Ship’s membership of its Classification Society; and

(m)                    any intention to change the Ship’s Classification Society, or receipt of notification that the Ship’s Classification Society might be changed;

and the Borrower shall advise the Agent in writing, on a regular basis and in such detail as the Agent may require, of the relevant Obligor’s or any other person’s response to any of the foregoing events.

23.14       Payment of outgoings

(a)                        All taxes, tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly.

(b)                        Proper accounting records (including books of accounts) shall be kept of the Ship and its Earnings.

23.15       Evidence of payments

The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that:

(a)                        the wages and allotments and the insurance and pension contributions of the Ship’s crew (including the Ship’s master) are being promptly and regularly paid;

(b)                        all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for; and

(c)                         the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

23.16       Repairers’ liens

Except with approval, the Ship shall not be put into any other person’s possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for such Ship unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

23.17       Survey report

At intervals of 12 months or, after the occurrence of a Default as soon as reasonably practicable after the Agent requests it, the Agent shall be given a report (at the cost of the relevant Owner) on the seaworthiness and/or safe operation (including, without limitation, with regard to crew training and safety procedures and cargo-handling operations) of the Ship, from approved surveyors or inspectors.  If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report and evidence of such compliance shall be provided to the Agent upon request.

23.18       Lawful use

The Ship shall not be employed:

(a)                        in any way or in any manner, business or activity which is unlawful under international law or the domestic laws of any relevant country;

(b)                        in carrying illicit or prohibited goods;

(c)                         in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated, penalised or made the subject of sanctions; or

(d)                        if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen.

23.19       War zones

Except with approval of the Ship’s war risks insurers and the Majority Lenders, the Ship shall not enter, trade to or continue to trade in or remain in any zone which has been declared a war zone by any government entity or the Ship’s war risk insurers.  If approval is granted for it to do so, any requirements of the Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) shall be complied with (at the expense of the Owner).

23.20       Scrapping

(a)                        The Borrower shall undertake periodic market checks and scrap value assessments in respect of all relevant Fleet Vessels securing (on a first lien basis) any relevant Restructured Facility, where such vessels are older than 20 years in age, not subject to a charter commitment with at least 12 months remaining term and have not been drydocked within the past 30 months. Such assessment shall be delivered to the Lenders together with an explanation of the commercial decision (certified by a relevant officer of an Obligor) not to scrap such vessels.

(b)                        Subject at all times to clause 22.3 (Sale or other disposal of Ship), if a Ship is sold (directly or indirectly) for scrapping, the Obligors shall procure (or, in the case of a Ship sold indirectly for scrapping, use their reasonable endeavours to procure) that such Ship is dismantled in accordance with The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (whether or not such Convention is in force) or, if applicable, Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013.

24                        Insurance

24.1              Undertaking to comply

Each Obligor who is a Party undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship’s Mortgage Period.

24.2              Insurance terms

In this clause 24:

excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.

excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.

hull cover means insurance cover against the risks identified in paragraph (a) of clause 24.3 (Coverage required).

minimum hull cover means, in relation to a Mortgaged Ship (other than a Collateral Ship), an amount equal at the relevant time to 120 per cent of such proportion of the Loan as is equal to the proportion which the market value of such Ship bears to the aggregate of the (charter free) market values of all of the Mortgaged Ships (other than the Collateral Ships)at the relevant time (and such (charter free) market values shall be those available to the Group Members at inception and at each renewal of each policy, as applicable) but in relation to a Mortgaged Ship which is subject to First Priority Security, for an amount as is approved or required by the lenders of the Owner of such Mortgaged Ship benefiting from the First Priority Security.

P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover)

covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.3              Coverage required

Each Ship shall at all times be insured:

(a)                        against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks, crew liability risks and terrorism risks) on an agreed value basis, for at least its minimum hull cover and no less than its market value;

(b)                        against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(c)                         against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(d)                        on terms which comply with the other provisions of this clause 24.

24.4              Placing of cover

The insurance coverage required by clause 24.3 (Coverage required) shall be:

(a)                        in the name of the relevant Owner and the Manager and (in the case of the Ship’s hull cover) no other person (other than the Security Agent (and any other Finance Party required by the Agent) if required by the Agent) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship’s Insurances to the Security Agent (and any other Finance Party required by the Agent) in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)                        if the Agent so requests, in the joint names of the relevant Owner, the Manager and the Security Agent (and any other Finance Party required by the Agent) (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent or such Finance Party for premiums or calls);

(c)                         in dollars or another approved currency;

(d)                        arranged free of cost and expense to the Security Agent and any other Finance Party;

(e)                         arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations which are members of the International Group of Protection and Indemnity Associations, and have a Standard & Poor’s rating of at least BBB- or a comparable rating by any other rating agency acceptable to the Agent;

(f)                          in full force and effect; and

(g)                         on terms approved by the Security Agent from time to time and with approved insurers or associations.

24.5              Deductibles

The aggregate amount of any excess or deductible under the Ship’s hull cover shall not exceed an amount approved by the Majority Lenders.

24.6              Mortgagee’s insurance

The Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Ship and the other Mortgaged Ships on approved terms, or in considering or making claims under:

(a)                        a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution risks) for the benefit of the Finance Parties for an aggregate amount of equal to 120 per cent of the Loan at the time of placement; and

(b)                        any other insurance cover which the Agent reasonably requires in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents).

24.7              Fleet liens, set off and cancellations

If the Ship’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)                        set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships) or any premiums due for other insurances; or

(b)                        cancel that cover because of non-payment of premiums in respect of such other vessels or any premiums due for other insurances,

or the relevant Owner shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels and the brokers or (if relevant) the insurers will issue a separate policy in respect of the relevant Ship if and when requested by the Security Agent.

24.8              Payment of premiums

All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.9              Details of proposed renewal of Insurances

At least 21 days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.10       Instructions for renewal

At least 14 days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.11       Confirmation of renewal

The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

24.12       P&I guarantees

Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.

24.13       Insurance documents

The Agent shall be provided with pro forma copies of all insurance policies and other documentation (including, without limitation, all slips, cover notes, policies, certificates of entry or other instruments) issued by brokers, insurers and associations in connection with the Ship’s

Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents (including, without limitation, all slips, cover notes, policies, certificates of entry or other instruments) relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.14       Letters of undertaking

Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.15       Insurance Notices and Loss Payable Clauses

The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by the relevant Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent if it is itself an assured).

24.16       Insurance correspondence

If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available.

24.17       Qualifications and exclusions

All requirements (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

24.18       Independent report

If the Agent asks the Borrower for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship’s Insurances and compliance with clause 24.1 (Undertaking to comply) then the Agent shall be provided promptly with such a report at no cost to the Agent or (if the Agent obtains such a report itself) the Borrower shall reimburse the Agent for the cost of obtaining that report, once per year unless a Default has occurred in which event the costs are for Borrowers’ acount.

24.19       Collection of claims

All documents, evidence and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any monies and/or claims under the Ship’s Insurances shall be provided promptly.

24.20       Employment of Ship

The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the relevant insurers have consented and any additional requirements (including, without limitation, as to extra premia) of the insurers have been satisfied).

24.21       Declarations and returns

If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.22       Application of recoveries

All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.

24.23       Settlement of claims

Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with the prior approval of the Majority Lenders.

24.24       Compliance with terms of insurances

No Owner shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and in particular:

(a)                        each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Agent has not given its prior approval;

(b)                        no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owner by it unless approved (where applicable) by the underwriters of the obligatory insurances;

(c)                         each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)                        no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.25       Alteration to terms of insurances

An Owner shall neither make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

24.26       Change in insurance requirements

If the Agent gives notice to the Borrower to change the terms and requirements of this clause 24 (which the Agent may only do, in such manner as it considers appropriate, as a result in changes of circumstances or practice after the Closing Date), this clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received.

24.27       Insurance opinion

If the Agent gives notice to the Borrower that it (acting on the instructions of the Majority Lenders) reasonably requires the Borrower or any relevant Owner to implement any of the action points set out in the insurance opinion of Bankserve delivered pursuant to the Amendment and Restatement Agreement, the Borrower or any relevant Owner shall use commercially reasonable efforts to do so as soon as reasonably practicable.

25                Valuations

25.1      Undertaking to comply

Each Obligor who is a Party undertakes that this clause 25 will be complied with throughout any Mortgage Period.

25.2      Valuation of assets

(a)                       For the purpose of the Finance Documents, the value at any time of the Fleet Vessels will be its value as most recently determined in accordance with this clause 25.

(b)                       For the purposes of this clause 25, references to Fleet Vessels shall include Relevant Vessels (as defined in clause 20 (Financial covenants)) insofar as a valuation is required for the purposes of clause 20 (Financial covenants).

25.3      Valuation frequency

(a)                       Valuation of each Fleet Vessel in accordance with this clause 25 shall, subject to paragraph (b) below, be conducted at least semi-annually and dated as at, and for the Financial Quarter ending on, 30 June and 31 December in each year (provided that no such valuation shall be prepared more than seven days before a relevant Quarter Date for the purposes of determining compliance with the Minimum Corporate Cover (Charter Free) or Minimum Corporate Cover (Charter Attached) financial covenants under (and as defined in) clause 20 (Financial covenants)).

(b)                       The Agent (acting on the instructions of the Majority Lenders, acting reasonably with regard to the financial condition of the Group at the time) may request additional valuations dated as at, and for the Financial Quarter ending on, 31 March and/or 30 September in each year. Where a Default is continuing, the Agent (acting on the instructions of the Majority Lenders) may request such additional valuations of the Mortgaged Ships as it may require.

25.4      Expenses of valuation

The Borrower shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing such a valuation.

25.5      Valuations procedure

The value of any Fleet Vessel shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25.

25.6      Currency of valuation

Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency.  If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent’s Spot Rate of Exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

25.7      Basis of valuation

Each valuation will be addressed to the Global Intercreditor Agent (for and on behalf of, amongst others, the lenders of the Amended RA Facilities) or, if requested by the Agent, to the Agent (subject to the entry into of engagement letters with the relevant valuers by the Agent, but (for the avoidance of doubt) at the cost of the Borrower), in each case in its capacity as such and made:

(a)                       without physical inspection (unless required by the Agent);

(b)                       on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller (and after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale); and

(c)                        without taking into account the benefit (but taking into account the burden) of any charter commitment (save where required for the purposes of calculating the Charter Attached Vessel Value for the purposes of, and as defined in, clause 20 (Financial covenants)).

25.8      Information required for valuation

The Borrower shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

25.9      Approval of valuers

(a)                       All valuers must have been approved. As at the Closing Date, Howe Robinson & Co. Ltd., H. Clarkson & Company Limited, Maersk Broker K/S and Arrow Shipbroking Group are approved for the purposes of this clause 25.

(b)                       The Agent may from time to time notify the Borrower of approval of one or more additional independent ship brokers as valuers for the purposes of this clause 25.  The Agent shall respond promptly to any request by the Borrower for approval of a broker nominated by the Borrower. No person may be approved as a valuer for the purposes of this clause 25 if: (i) it has received or is entitled to receive any remuneration that is calculated with reference to the quantum of the valuation given; (ii) it is not engaged in the business of providing shipping valuations; or (iii) it is not independent from, or constitutes an Affiliate of, any Group Member.

(c)                        The Agent may at any time by notice to the Borrower withdraw any previous approval of a valuer for the purposes of future valuations. That valuer may not then be appointed to provide valuations unless it is once more approved.

(d)                       If the Agent has not approved at least three brokers as valuers (including, for the avoidance of doubt, any brokers approved under this clause 25.9) at a time when a valuation is required under this clause 25, the Agent shall (following consultation with the Borrower) promptly notify the Borrower of the names of at least three valuers which are approved.

25.10       Appointment of valuers

When a valuation is required for the purposes of this clause 25, the Borrower or, if so required at that time, the Agent shall promptly appoint approved valuers to provide such a valuation. If the Borrower fails to appoint approved valuers promptly when a valuation is required for the purpose of this clause 25, the Agent may appoint approved valuers to provide that valuation.

25.11       Number of valuers

Each valuation of a Fleet Vessel shall be carried out by two approved valuers, if, however, the two valuations of a Fleet Vessel vary by more than 10 per cent, then a third valuation of the same Fleet Vessel shall also be carried out by a third approved valuer as further set out in clause 25.12 (a) (Market Value) below.

25.12       Market Value

(a)                        The market value of the relevant Fleet Vessel for the purposes of the Finance Documents will be the mean average of the two, or in the circumstances referred to in clause 25.11 (Number of valuers) three, valuations obtained pursuant to this clause 25 (Valuations) for the relevant Fleet Vessel.

(b)                        If an individual valuer provides a range of values for a Fleet Vessel, then the value of that Fleet Vessel for the purposes of the Finance Documents will be the mean average of the values comprising such range.

26                Chartering undertakings

26.1      Undertaking to comply

Each Obligor who is a Party undertakes that this clause 26 will be complied with in relation to each Mortgaged Ship and its Charter Documents throughout the relevant Ship’s Mortgage Period (other than during a period that any of the following events: (i) hijacking, (ii) theft or (iii) capture (whether by piracy or otherwise) as set out in lit. (d) of the definition of Total Loss Date has occurred, when compliance with clause 26.5 (Charter performance) shall not be required).

26.2      Variations

(a)                       Subject to paragraph (b) below, except as approved by the Majority Club Lenders, the Charter Documents shall not be varied, amended or supplemented.

(b)                       Paragraph (a) shall not restrict any variation, amendment or supplement that is either of a formal, minor or administrative nature or is otherwise a variation that is, in the opinion of the Agent (acting on the instructions of the Majority Lenders), not materially prejudicial to the interests of the Lenders). The Agent shall be provided with a copy of any such variation, amendment or supplement not less than five Business Days prior to its execution. For the purposes of this paragraph (b), any variation, amendment or supplement relating to non-payment of charterhire, reduction of charterhire, frequency of charterhire payment, the termination rights of a Charterer, cancellation of the Charter, assignment and/or transfer of any rights and/or obligations under the Charter or a change in the identity of the Charterer shall always require approval of the Majority Club Lenders.

26.3      Releases and waivers

Except as approved by the Majority Club Lenders, there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation or assignment), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

26.4      Termination by the relevant Owner

Except as approved by the Majority Club Lenders, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.

26.5      Charter performance

The relevant Owner shall perform its obligations under the Charter Documents and use reasonable endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

26.6      Notice of assignment

The relevant Owner shall give notice of assignment of the Charter Documents to the other parties to them in the form specified by the Charter Assignment and/or the relevant Deed of Covenant or General Assignment for that Ship and shall use its best endeavours to ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein as soon as possible and in any event within 30 days of the date of the Ship’s Mortgage.

26.7      Payment of Charter Earnings

All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid in the manner required by the Security Documents.

26.8      Charter opportunities

The Borrower shall allocate, and it shall ensure that the Manager allocates, charter opportunities across Fleet Vessels fairly and with a view to generating the highest aggregate revenue for each Ship, having regard to the age, specification, location and availability of Fleet Vessels.

27                Bank accounts

27.1      Undertaking to comply

Each Obligor who is a Party undertakes that this clause 27 will be complied with throughout the Facility Period.

27.2      Earnings Account

(a)                       The Borrower shall be the holder of one or more Accounts for all Mortgaged Ships (other than the Collateral Ships) with an Account Bank which is designated as an “Earnings Account” for the purposes of the Finance Documents.  Further, each Owner or the Borrower shall at the request of the Agent (acting on the instructions of the Majority Lenders) from time to time promptly open a separate Account or Accounts in respect of the Earnings of the relevant Mortgaged Ship (other than the Collateral Ships) with the Security Agent or located as directed by the Agent which will also be designated as an “Earnings Account” for the purposes of the Finance Documents. The Borrower and, the Owners respectively undertake to instruct the relevant person or persons to pay Earnings or make any other payments due to the relevant Owner in respect of the relevant Mortgaged Vessel (other than the Collateral Ships) to such new Earnings Accounts.

(b)                       The Earnings of the Mortgaged Ships and all moneys payable to the relevant Owners under the Ships’ Insurances shall be paid by the persons from whom they are due to an Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents.

(c)                        The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by paragraph (d) below.

(d)                       If there is no continuing Event of Default, the relevant Account Holder(s) may, subject to the terms of the Intercreditor Agreements, withdraw the following amounts from an Earnings Account:

(i)                          payments then due to Finance Parties under the Finance Documents (other than payments due in respect of a prepayment);

(ii)                       payments then due under Hedging Transactions entered into pursuant to clause 29.2 (Hedging);

(iii)                    payments to another Earnings Account;

(iv)                   payments of the proper costs and expenses of insuring, repairing, operating and maintaining any Mortgaged Ship (until the relevant Collateral Ship is no longer subject to any First Priority Security, other than that Collateral Ship);

(v)                      payments to purchase other currencies in amounts and at times required to make payments referred to above in the currency in which they are due; and

(vi)                   payments constituting Permitted Payments.

(e)                        At any time after the occurrence of an Event of Default which is continuing, but subject to the provisions of the Intercreditor Agreements, the Agent is hereby irrevocably authorised by the Obligors, without notice to any of them, to instruct the Account Bank to apply on each interest payment date and each Repayment Date all moneys then standing to the credit of any Earnings Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums (including repayment of principal and payment of interest on the Loan or any part thereof) due to the Finance Parties on each such date, together with all moneys expended or liabilities incurred by the Finance Parties under the Finance Documents.

(f)                         At any time after the occurrence of an Event of Default which is continuing, the relevant Account Holder(s) shall no longer be entitled to withdraw any moneys from their Earnings Account without the consent of the Agent (acting on the instructions of the Majority Lenders).

(g)                        Paragraphs (b), (c), (d), (e) and (f) above shall not apply to the Earnings Account(s) of a Collateral Ship until the relevant Collateral Ship is no longer subject to any First Priority Security.

27.3      Other provisions

(a)                       An Account may only be designated for the purposes described in this clause 27 if:

(i)                          such designation is made in writing by the Agent and acknowledged by the Borrower and specifies the name and address of the Account Bank and the number and any designation or other reference attributed to the Account;

(ii)                       an Account Security has been duly executed and delivered by the relevant Account Holder(s) in favour of the Security Agent (and any other Finance Party required by the Agent);

(iii)                    any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and

(iv)                   the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in the Amendment and Restatement Agreement in relation to the Account and the relevant Account Security.

(b)                       The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and an Account Bank.

(c)                        If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

(d)                       The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to an Account except with approval.

(e)                        The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

(f)                         Each of the Agent and the Security Agent agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

28                Group business restrictions

28.1      Undertaking to comply

Except as otherwise approved by the Majority Lenders (save in respect of clause 28.2 (General negative pledge) all Lenders), each Obligor who is a Party undertakes that this clause 28 will be complied with by (or will procure compliance by) and in respect of each person to which each relevant provision of this clause is expressed to apply throughout the Facility Period.

28.2      General negative pledge

(a)                       In this clause 28.2, Quasi-Security means an arrangement or transaction described in paragraph (c) below.

(b)                       No Obligor nor any other Group Member (other than the Manager) shall create or permit to subsist any Security Interest over any of its assets.

(c)                        Without prejudice to clauses 28.3 (Financial Indebtedness) and 28.8 (Disposals), no

Obligor nor any other Group Member (other than the Manager) shall:

(i)                          sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to, or re-acquired by, an Obligor or any other Group Member unless (in the case of a Group Member other than an Obligor) the same constitutes part of a Permitted SLB Transaction;

(ii)                       sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms;

(iii)                    enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                   enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)                        Paragraphs (b) and (c) above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:

(i)                           (in respect of the Obligors) those granted or expressed to be granted by any of the Security Documents or the First Priority Security;

(ii)                        in relation to a Mortgaged Ship, Permitted Maritime Liens;

(iii)                     in relation to Existing Fleet Group Members who are not Obligors, those granted or expressed to be granted pursuant to the Amended RA Facilities or the Amended and Restated Sinosure Facility to which they are a party or in respect of which they provide security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds, or pursuant to any Permitted Refinancing in respect of any such facility or pursuant to a Permitted Reflagging of a Fleet Vessel under any such facility;

(iv)                    in relation to Group Members who are neither Existing Fleet Group Members nor Obligors, Security Interests granted over the assets of such Group Members or their shares to secure financing incurred to finance Permitted Ship Purchases or otherwise in connection with a Permitted SLB Transaction;

(v)                       in relation to Existing Fleet Group Members, Security Interests granted over the assets of such Existing Fleet Group Members or their shares in connection with a Permitted SLB Transaction; and

(vi)                    in relation to the Borrower only, Permitted Group Level Security Interests.

28.3      Financial Indebtedness

Save for Financial Indebtedness permitted under clause 28.5 (Guarantees) or clause 28.6 (Loans and credit):

(a)                       no Obligor (other than the Borrower and the Manager) shall incur or permit to exist any Financial Indebtedness other than:

(i)                          Financial Indebtedness incurred under the Finance Documents, any Permitted Subordinated Loan or any Excess Cash Loan;

(ii)                       Financial Indebtedness incurred under transactions with its trade creditors in the ordinary course of its business;

(iii)                    debit balances in respect of Earnings Accounts or, to the extent any such transfers are or may be considered to be intercompany loans, Financial Indebtedness arising from transfers of funds from one Earnings Account to another Earnings Account; or

(iv)                   Financial Indebtedness constituting or secured by the First Priority Security;

(b)                       no Existing Fleet Group Member who is not an Obligor shall incur or permit to exist any Financial Indebtedness owed by it to anyone else other than:

(i)                          Financial Indebtedness incurred under the Amended RA Facilities or the Amended and Restated Sinosure Facility to which it is a party or in respect of which they provide security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds and any Permitted Refinancing in respect of any such facility; or

(ii)                       Financial Indebtedness incurred under transactions with its trade creditors in the ordinary course of its business; or

(iii)                    debit balances in respect of any “Earnings Accounts” (however defined or described) under any Amended RA Facility or the Amended and Restated Sinosure Facility, or

any Permitted Refinancing of any such facility (but excluding any Earnings Account) (each a Group Earnings Account) or, to the extent any such transfers are or may be considered to be intercompany loans, Financial Indebtedness arising from transfers of funds from one Group Earnings Account to another Group Earnings Account; or

(iv)                   any Financial Indebtedness constituting replacement security under a Permitted Reflagging of a Fleet Vessel under any facility described in sub-paragraph (i) above; or

(v)                      any Financial Indebtedness incurred under the Excess Cash Loans, the Permitted Subordinated Loans or any Permitted SLB Transaction; or

(vi)                   any Financial Indebtedness expressly contemplated by, permitted by and regulated by the terms of the Intercreditor Agreements.

(c)                        the Borrower shall not incur or permit to exist any Financial Indebtedness other than Permitted Group Level Financial Indebtedness; and

(d)                       save for the Manager, no Group Member who is neither an Existing Fleet Group Member nor an Obligor shall incur or permit to exist any Financial Indebtedness other than Financial Indebtedness incurred to finance a Permitted Ship Purchase.

28.4      Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

28.5      Guarantees

Save for Financial Indebtedness permitted under clause 28.3 (Financial Indebtedness) and subject to the restrictions under the Global Intercreditor Deed:

(a)                        no Obligor (other than the Manager) shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else other than:

(i)                           any guarantee in respect of

(A)                    Financial Indebtedness under the Finance Documents; or

(B)                    Financial Indebtedness constituting or secured by the First Priority Security; or

(C)                    In case of the Borrower only, Financial Indebtedness under any Permitted SLB Transaction in respect of the Pooled Facilities Joint Collateral Ships;

(ii)                       any guarantee in favour of its trade creditors given in the ordinary course of its business (but only for goods and services provided to that Obligor and its Subsidiaries and not to any other person);

(b)                       no Existing Fleet Group Member (other than the Obligors) shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else other than:

(i)                          any guarantee in respect of Financial Indebtedness under the Amended RA Facilities or the Amended and Restated Sinosure Facility to which it is a party or in respect of which it provides security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds and any Permitted Refinancing in respect of any such facility or any Financial Indebtedness constituting replacement security under a Permitted Reflagging of a Fleet Vessel under any such facility; or

(ii)                       any guarantee in favour of its trade creditors given in the ordinary course of its business (but only for goods and services provided to that Existing Fleet Group Member and its Subsidiaries and not to any other person); and

(c)                        no Group Member who is not an Obligor and who is not an Existing Fleet Group Member shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except Financial Indebtedness incurred to finance a Permitted Ship Purchase or any guarantee in favour of its trade creditors given in the ordinary course of its business.

28.6      Loans and credit

(a)                       No Obligor (other than the Borrower and the Manager) and no other Existing Fleet Group Member (other than the Borrower and the Manager) shall be a creditor in respect of Financial Indebtedness other than in respect of Excess Cash Loans and Permitted

Subordinated Loans, any Permitted Payments, any credits arising as a result of payments under the Management Agreement, debit balances in respect of Earnings Accounts or Group Earnings Accounts or, to the extent any such transfers are or may be considered to be intercompany loans, in respect of Financial Indebtedness arising from transfers of funds from one Earnings Account to another Earnings Account, or from one Group Earnings Account to another Group Earnings Account.

(b)                       The Borrower shall not be a creditor in respect of any Financial Indebtedness other than in respect of Permitted Group Level Loans Out or any credits arising as a result of payments under the Management Agreement.

(c)                        Group Members who are not Existing Fleet Group Members shall not be creditors in respect of Financial Indebtedness other than in respect of loans or credits between Group Members comprised of the Borrower and other Group Members other than Existing Fleet Group Members.

28.7      Bank accounts, operating leases and other financial transactions

(a)                       No Obligor (other than the Borrower and the Manager) shall:

(i)                          maintain any current or deposit account with a bank or financial institution except for the Accounts, or deposit money into, operate as current accounts or conduct electronic banking operations other than through the Accounts;

(ii)                       hold cash in any account (other than an Account) over or in respect of which any set-off, combination of accounts, netting or Security Interest exists except as permitted by clause 28.2 (General negative pledge);

(iii)                    enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels;

(iv)                   be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Group business restrictions); or

(v)                      enter into any other obligations except obligations arising from transactions with its trade creditors in the ordinary course of trading.

(b)                       no Existing Fleet Group Member (other than an Obligor) shall:

(i)                          except for such accounts as they may be permitted or required to maintain by the terms of the Amended RA Facilities and the Amended and Restated Sinosure

Facility in respect of which it provides security required by their terms and subject or pursuant to the Intercreditor Deeds, or deposit money into, operate as current accounts or conduct electronic banking operations other than through such accounts as may be permitted by the terms of the relevant Amended RA Facilities or the Amended and Restated Sinosure Facility, as applicable;

(ii)                       hold cash in any account over or in respect of which any set-off, combination of accounts, netting or Security Interest exists except as permitted by clause 28.2 (General negative pledge);

(iii)                    enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels other than a Permitted SLB Transaction [or a Permitted Collateral Ship SLB Transaction];

(iv)                   be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Group business restrictions); or

(v)                      enter into any other obligations except obligations arising from transactions with its trade creditors in the ordinary course of trading

(c)                        The Borrower shall not enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels.

(d)                       No Group Member who is neither an Obligor nor an Existing Fleet Group Member shall enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels, unless such Group Member is a wholly-owned Subsidiary of the Borrower.

(e)                        If for two consecutive Financial Quarters the aggregate of

(A)                    the costs payable pursuant to the charter-in or leaseback contract in respect of a Pooled Faciliies Joint Collateral Ship subject to a Permitted SLB Transaction (the Leased Ship); and

(B)                    the operating expenses, capital expenditure, drydocking and maintenance costs in respect of that Leased Ship,

in each case, during the relevant period are higher than the charter hire payable under the charter or contract of employment relating to that Leased Ship during the same period, the relevant lessee will, at the earliest opportunity permitted by the relevant charter-in or leaseback contract (and subject to having found a buyer to purchase the Leased Ship from

it), exercise its purchase or buy-out option thereunder and upon the completion of the acquisition by delivery of the relevant Leased Ship to the lessee, that lessee will sell the Leased Ship (on a back-to-back basis) to the buyer, and provided that any such cost, expenses or expenditure described in paragraphs (i) and (ii) and the cost relating to the exercise of the purchase or buy-out option or the sale of the Leased Ship shall be at the cost of the lessee.

28.8      Disposals

(a)                       No Obligor (other than the Borrower and the Manager) shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of any asset except:

(i)                          disposals permitted by clause 22.3 (Sale or other disposal of Ship) or clause 28.2 (General negative pledge) or by the Amended RA Facility/ies secured by the First Priority Security;

(ii)                       dealings with its trade creditors with respect to book debts in the ordinary course of trading; and

(iii)                    the application of Cash or Cash Equivalents in the acquisition of assets or services in the ordinary course of its business.

(b)                       No Group Member who is not an Obligor (but, for the avoidance of doubt, excluding the Borrower and the Manager, neither of whom are restricted by this paragraph (b)) may dispose of any asset except:

(i)                          a disposal of a Fleet Vessel owned by that Group Member or of all (but not part only) of the shares of a ship-owning Subsidiary of that Group Member, provided that, where applicable for Existing Fleet Group Members, such disposal constitutes a Permitted SLB Transaction or is otherwise made in accordance with the terms of the Amended RA Facilities or the Amended and Restated Sinosure Facility to which that Group Member is a party or which it otherwise secures by first priority security over that Fleet Vessel or the shares of that ship owning Subsidiary as required by their terms and subject or pursuant to the Intercreditor Agreements, and in each case is on arm’s length terms and for full market value;

(ii)                       dealings with its trade creditors with respect to book debts in the ordinary course of trading; and

(iii)                    the application of Cash or Cash Equivalents in the acquisition of assets or services in the ordinary course of its business; and

(iv)                   any disposal contemplated in clause 28.7 (e) (Bank accounts, operating leases and other financial transactions).

(c)                        No Group Member may, directly or indirectly or ultimately, dispose of any Fleet Vessel or any shares of any Owner or any other Subsidiary that owns a Fleet Vessel or any direct or indirect Holding Company thereof to any Borrower Affiliate.

28.9      Contracts and arrangements with Affiliates and Borrower Affiliates

(a)                       Subject to paragraph (b) below, no Obligor nor any other Group Member shall be party to any arrangement or contract with, or amend or vary the terms of any arrangement or contract with any of its Affiliates or any Borrower Affiliate unless such arrangement or contract (if applicable, as so amended or varied) is on an arm’s length basis and, in respect of transactions having a value in excess of $5,000,000, have been approved by all of the NEDs, and in respect of transactions in excess of $10,000,000 are supported by a fairness opinion from a reputable investment bank having recognised expertise in delivering fairness opinions.

(b)                       Except as approved by the Majority Lenders, no Obligor nor any other Group Member shall:

(i)                          amend, vary, novate, supplement, supersede, waive or terminate clause 5.3 (Fees and Expenses for Crewing & Technical Services), clause 6.5 (Fees and Expenses for Commercial Services), clause 8 (Backstop Obligation Credit), clause 12.1 (Termination of this Agreement) (in respect of the term of the Management Agreement) or clause 12.5 (Termination of this Agreement) (in respect of the Manager’s termination rights) of the Management Agreement or any provision which has the effect of changing the identity of the Manager, for these purposes as defined in the Management Agreement;

(ii)                       amend, vary, novate, supplement, supersede, waive or terminate clause 3 (Non-competition) or clause 4 (Management Services) of the Restrictive Covenant Agreement, save to the extent those provisions terminate following a Change of Control Release;

(iii)                    amend, vary, novate, supplement, supersede, waive or terminate any terms of the Backstop Agreement;

(iv)                   amend, vary, novate, supplement, supersede, waive or terminate any terms of Dividend Reinvestment Escrow Agreement in the form attached to the Shareholders Agreement; or

(v)                      amend, vary, novate, supplement, supersede, waive or terminate any terms of the Subordinated Loan Agreement, and the Borrower shall exercise all of its rights under the Subordinated Loan Agreement, including (without limitation) fully drawing amounts available to be drawn thereunder.

For the purposes of this clause 28.9, Change of Control Release means the occurrence of a Borrower Change of Control under paragraphs (d), (e) or (g) of the definition thereof as a result of matters not within the control of Dr John Coustas or the Plan Sponsor, including where such Borrower Change of Control relates to a hostile takeover of the Borrower by a third party in which Dr John Coustas is ousted as Chief Executive Officer of the Borrower without his consent.

28.10       Intellectual Property

Each Obligor and each Group Member (other than the Obligors) shall (and the Borrower shall procure that each Group Member will):

(a)                        preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor or other Group Member;

(b)                        use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                         make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                        not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Group Member to use such property; and

(e)                         not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, might have a Material Adverse Effect.

28.11       Subsidiaries

No Obligor (other than the Borrower and the Manager) nor any other Existing Fleet Group Member (other than the Borrower and the Manager) shall establish or acquire a company or other entity. No other Group Member (who is not an Existing Fleet Group Member and excluding the Borrower and the other Obligors) shall establish or acquire a company or other entity other than a vessel-owning company or one or more Holding Companies of a vessel-owning company pursuant to a Permitted Ship Purchase.

28.12       Acquisitions and investments

(a)                        No Obligor (other than the Borrower and the Manager) nor any other Existing Fleet Group Member (other than the Borrower and the Manager) shall acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except for the acquisition of assets or services (other than ships) in the ordinary course of its business.

(b)                        No Obligor (other than the Borrower and the Manager) nor any other Group Member (other than an Existing Fleet Group Member) shall acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except a Permitted Ship Purchase or the acquisition of assets or services (other than ships) in the ordinary course of its business.

(c)                         The Borrower shall not acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except:

(i)                           the Gemini JV;

(ii)                        a Permitted Group Level Acquisition; or

(iii)                     any Joint Venture (other than the Gemini JV) which has been approved by the Majority Corporate Lenders pursuant to the provisions of the Global Intercreditor Deed and provided that:

(A)                     the terms of any arrangements (including any financing arrangements) in respect of the Joint Venture shall provide that (I) all ownership or economic interest in such Joint Venture, and all Distributions made by the Joint Venture or any of its Subsidiaries to the shareholders in such Joint Venture, shall in each case be pro rata to the investments made by such shareholder in the Joint Venture, (II) do not include non-market restrictions on Distributions or loans made by the Joint Venture vehicle or any of its Subsidiaries to any Group Member or non-market restrictions on the Borrower’s ability to dispose of its interest in the Joint Venture, (III) Distributions and other payment of profits of the Joint Venture are to be made to the Borrower on a regular basis (and, in any event, at least annually), and (IV) any such Joint Venture shall be limited-recourse with respect to the Borrower or any other Group Member.

(B)                     the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to and following any investment into such Joint Venture by the Borrower (calculated on a pro forma basis to reflect such investment);

(C)                     the value of the investment made by the Borrower or any other Existing Fleet Group Member to the Joint Venture has an aggregate fair market value, when taken together with the value of all other investments in Joint Ventures (excluding, for the avoidance of doubt, the Gemini JV) at any time, not to exceed $75 million at the time of such investment plus an amount equal to 50% of any net cash proceeds received by the Borrower in connection with any equity offering by the Borrower;

(D)                     no Borrower Affiliate (directly or indirectly) shall own any share or has any economic or beneficial interest in such Joint Venture (other than indirectly through its ownership of or any interest in the Borrower);

(E)                      such Joint Venture is solely for purpose of acquiring or chartering-in a new build vessel or a second hand vessel (or the acquisition of 100 percent of one or more special purpose entities owning vessels or Holding Companies of any such vessel-owning entities); and

(F)                       any management or other arrangement for the operation, crewing or management of the Joint Venture vessels shall be on arm’s length terms and, in respect of any such arrangement between the Manager and the Joint Venture or its Subsidiaries, shall not contain terms that are more favourable to the Manager compared to the terms of the Management Agreement.

(d)                        The Borrower shall ensure that no material amendment is made to the terms of, or increase in the economics of, the Gemini JV without the consent of all NEDs (as certified in writing to the Agent by the Borrower from time to time).

28.13       Reduction of capital

(a)                        No Obligor (other than the Borrower and the Manager) nor any other Existing Fleet Group Member (other than the Borrower and the Manager) shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

(b)                        The Borrower shall not redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner except a Permitted Group Level Distribution.

28.14       Increase in capital

No Obligor (other than the Borrower and the Manager) nor any other Group Member (other than the Borrower and the Manager) shall issue shares or other equity interests to anyone who is not a wholly-owned Subsidiary of the Borrower.

28.15       Restrictions on Distributions

(a)                        Subject to clause 28.6 (Loans and credit), no Obligor (other than the Manager) nor any other Group Member (other than the Manager) shall make any Distribution to any other Person other than Permitted Payments and (in respect of the Borrower) Permitted Group Level Distributions.

(b)                        The Borrower shall not transfer (or give instruction to transfer) any amount standing to the credit of the Dividend Reinvestment Escrow Account to any Borrower Affiliate (other than a Group Member) unless it would be a Permitted Group Level Distribution.

28.16       Amended and Restated Sinosure Facility

No Group Member may agree to any amendment, supplement, modification, variation or arrangement in relation to any term of the Amended and Restated Sinosure Facility which would relate to or have the effect of changing the Amended and Restated Sinosure Facility (relative to its form as at the Closing Date)) in any of the ways contemplated by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed (where references to “Facility” are to be construed as references to the Amended and Restated Sinosure Facility) without the consent of all Lenders, unless the Lenders also receive the benefit of the more favourable provisions contemplated by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed at the same time.

29                 Hedging Contracts

29.1       Undertaking to comply

Each Obligor who is a Party undertakes that this clause 29 will be complied with throughout the Facility Period.

29.2       Hedging

(a)                       If, at any time during the Facility Period, (i) the Borrower or (ii) any other Group Member wishes to enter into any Treasury Transaction so as to hedge all or any part of the Group’s exposure under any or all of the Permitted Group Level Financial Indebtedness to interest rate fluctuations, it shall advise the Agent in writing.

(b)                       Any such Treasury Transaction (i) only be permitted after approval of the Majority Lenders and (ii) shall be concluded with a Hedging Provider on the terms of the Hedging Master Agreement with that Hedging Provider provided that such Treasury Transaction complies with all of the following conditions:

(i)                          it is an interest rate swap, cap or cash-settled interest rate swaption, provided that in the case of interest rate caps and cash-settled interest rate swaptions such Treasury Transactions are purchased for an up-front premium funded from Excess Cash and without (i) the Borrower or (ii) any other Group Member being required to post margin (whether initial or variation) or otherwise collateralise the Treasury Transaction;

(ii)                       it is entered into in the ordinary and usual course of business of (i) the Borrower or (ii) any other Group Member, on standard, arm’s length terms in accordance with the Hedging Strategy Letter;

(iii)                    its purpose is non-speculative and solely to hedge the exposure of the relevant Group Member(s) under Permitted Group Level Financial Indebtedness, for a period expiring no later than the applicable final repayment date of the relevant Permitted Group Level Financial Indebtedness;

(iv)                   its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts in respect of Permitted Group Level Financial Indebtedness, does not and will not exceed the outstanding principal amount of the loan under such Permitted Group Level Financial Indebtedness as then scheduled to be repaid; and

(v)                       it is unsecured.

(c)                         If and when any such Treasury Transaction has been concluded, it shall constitute a Hedging Contract for the purposes of the Finance Documents.

29.3         Unwinding of Hedging Contracts

If, at any time, and whether as a result of any prepayment (in whole or in part) of any loan comprising Permitted Group Level Financial Indebtedness or any cancellation (in whole or in part) of any commitment or otherwise in respect thereof, the aggregate notional principal amount under all Hedging Transactions in respect of any such Permitted Group Level Financial Indebtedness entered into by one or more Group Members exceeds or will exceed the amount of such loan as is outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Borrower shall immediately close out and terminate sufficient Hedging Transactions relating to such Permitted Group Level Financial Indebtedness as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions relating to such Permitted Group Level Financial Indebtedness equals, and will in the future be equal to, the amount of such loan at that time and as scheduled to be repaid from time to time thereafter pursuant to the terms of the relevant Permitted Group Level Financial Indebtedness.

29.4            Information concerning Hedging Contracts

The Borrower shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

30                      Events of Default

Each of the events or circumstances set out in this clause 30 (except clause 30.29 (Acceleration)) is an Event of Default. For the purposes of this clause 30, Dormant Subsidiaries who are not Obligors shall not be treated as Group Members.

30.1            Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless its failure to pay is caused by:

(a)                        administrative or technical error; or

(b)                        a Disruption Event,

and payment is made, in the case of principal and interest, within two Business Days of its due date and, in all other cases, within two Business Days of the earlier of (i) the Agent giving notice to the relevant Obligor and (ii) an Obligor becoming aware of the failure to pay.

30.2            Material obligations

Any Obligor does not comply with clause 19.3(a) (Financial statements), clause 19.9(f) (Information: miscellaneous), clause 20 (Financial covenants), clause 21.2 (Authorisations), clause 21.4 (Anti-corruption law), clause 21.6 (Change of business), clause 21.10 (Negative pledge in respect of Charged Property and Obligor shares), clause 22.3 (Sale or other disposal of Ship), clause 27 (Bank accounts) or clause 28.2 (General negative pledge).

30.3            Insurance

(a)                        The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24 (Insurance).

(b)                        Any insurer either:

(i)                           cancels any such Insurances or gives notice of the cancellation of such Insurances and such Insurances are not renewed or replaced before the earlier of the date on which such cancellation is to take place and seven days of the date of such notice; or

(ii)                        disclaims liability under them or asserts that its liability under such Insurances or should be reduced (unless as a result of any mis-statement or failure or default by any person and the same is being contested in good faith by an Obligor and the insurer accepts liability in full for the relevant claim within a period of 45 days from the date of any disclaimer).

30.4            Other obligations

(a)                        An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 30.1 (Non-payment), clause 30.2 (Material obligations) and clause

30.3 (Insurance)).

(b)                        No Event of Default under paragraph (a) above will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower or any other Obligor becoming aware of the failure to comply.

30.5            Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

30.6            Cross default

(a)                        Any Financial Indebtedness of any Group Member is not paid when due nor within any originally applicable grace period.

(b)                        Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                         Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described).

(d)                        The counterparty to a Treasury Transaction (including a Hedging Transaction) entered into by any Group Member becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

(e)                         Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of that Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

(f)                          Any creditor of any Group Member takes enforcement action in respect of any Financial Indebtedness of any Group Member that is due and payable as a result of an event of default (however described).

(g)                         No Event of Default will occur under paragraphs (a) to (e) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (f) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

30.7            Insolvency

(a)                        A Group Member:

(i)                           is unable or admits inability to pay its debts as they fall due;

(ii)                        is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)                     suspends or threatens to suspend making payments on any of its debts; or

(iv)                    by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                        A moratorium is imposed by law or declared in respect of any indebtedness of any Group Member.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.8            Insolvency proceedings

(a)                        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                           the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member other than a solvent liquidation or reorganisation of any Group Member which is not an Obligor;

(ii)                        a composition, compromise, assignment or arrangement with any creditor of any Group Member (except as otherwise expressly permitted under the Finance Documents); or

(iii)                     the appointment of a liquidator (other than in respect of a solvent liquidation of a Group Member which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Member or any of its assets (including the directors of any Group Member requesting a person to appoint any such officer in relation to it or any of its assets), or any analogous procedure or step is taken in any jurisdiction (including, without limitation, any conciliation or reorganization process is entered into pursuant to the Greek Bankruptcy Code (Law 3588/2007) or any order is made under the United Stated Bankruptcy Code).

(b)                        Paragraph (a) above shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious or being contested in good faith and is discharged, stayed or dismissed within 15 Business Days of commencement.

30.9            Creditors’ process

(a)                        Any expropriation, attachment, sequestration, distress, execution, enforcement of any Security Interest (subject to clause 31.17 (Security enforceable) and clause 31.18 (Arrest of Ship)) or any other analogous process or enforcement action (including enforcement by a landlord) in any jurisdiction affects any asset or assets of any Group Member for an amount in excess of $5,000,000 (or its equivalent in other currencies) unless such process is frivolous or vexatious or being contested in good faith and, in either case, is discharged within 14 days.

(b)                        Any judgment or order for an amount in excess of $5,000,000 (or its equivalent in other currencies) is made against any Group Member and is not stayed or complied with within 14 days.

30.10     Unlawfulness and invalidity

(a)                        It is or becomes unlawful for an Obligor or any other Group Member that is a party to any Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security ceases to be effective or any subordination created under any Intercreditor Agreement is or becomes unlawful.

(b)                        Any obligation or obligations of any Obligor under any Finance Documents or any other Group Member under any Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

Any Finance Document or any Transaction Security or any subordination created under any Intercreditor Agreement ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

30.11     Cessation of business, merger etc.

(a)                        Any Group Member suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than following the sale or Total Loss of a Fleet Vessel owned by it in accordance with the terms of this Agreement.

(b)                        Except as otherwise expressly permitted under the Finance Documents, any merger, consolidation, spin-off or sale in respect of all or substantially all of the assets of the Borrower or the Group, whether in a single transaction or a series of related transactions, occurs.

(c)                         Any Group Member substantially changes the nature of its business in a manner that deviates from the ownership, operation and management of maritime shipping assets (other than as a result of the sale or Total Loss of a Fleet Vessel owned by it in accordance with the terms of this Agreement).

30.12     Expropriation

The authority or ability of any Group Member to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Group Member or any of its assets.

30.13     Transaction Documents

Any party to any Transaction Document (other than a Finance Party):

(a)                        rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security; or

(b)                        seeks to amend, vary or supplement any Transaction Document (other than as permitted by paragraph (b) of clause 28.9 (Contracts and arrangements with Affiliates and Borrower Affiliates) or, in the case of an Amended RA Facility, the Amended and Restated Sinosure Facility or the Pooled Facilities Intercreditor Deed, as permitted by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed), or is in breach of a Transaction Document and such breach is not remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) any of the Obligors becoming aware of the breach.

30.14       Litigation

Either:

(a)                        any litigation, alternative dispute resolution, arbitration or administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened; or

(b)                        any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency is made,

in relation to any Transaction Document or the transactions contemplated in the Transaction Documents or against any Group Member or any of its assets, rights or revenues which has or might reasonably be expected to have a Material Adverse Effect.

30.15       Material Adverse Effect

Any event or circumstance occurs which the Majority Lenders reasonably believe has, or is reasonably likely to have, a Material Adverse Effect.

30.16       Security enforceable

Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.

30.17       Arrest of Ship

Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner (any such event, a relevant event) and the relevant Owner fails to procure the release/repossession of such Ship within a period of 15 days thereafter (or such longer period as may be approved) (unless such relevant event is in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders) also an insured event clearly constituting a Total Loss claim under the Ship’s insurances, in which case such 15 day period shall be extended to the Total Loss Repayment Date provided such relevant event constitutes such Total Loss or the date on which the Agent (acting on the instructions of the Majority Lenders) determines that such relevant event is not (or is no longer) an insured event clearly giving grounds for such a Total Loss claim and notifies the relevant Obligors accordingly).

30.18       Ship registration

Except with approval, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 15 Business Days of such date.

30.19       Political risk

(a)                        Either:

(i)                           the Flag State of any Mortgaged Ship becomes involved in war (whether declared or not) or civil war or there is a seizure of power in the Flag State by unconstitutional means; or

(ii)                        any Relevant Jurisdiction of an Obligor becomes involved in war (whether declared or not) or civil war or there is a seizure of power in such Relevant Jurisdiction by unconstitutional means.

(b)                        No Event of Default under paragraph (a)(i) above will occur if the Borrower or the relevant Owner, within 15 Business Days of the relevant occurrence of the war (whether declared or not), civil war or seizure of power, changes the Flag State of the relevant Mortgaged Ship(s) to that of any other jurisdiction approved by the Majority Lenders (provided no such approval shall be required if the jurisdiction is another Approved Flag State) and grants in favour of the Security Agent such Security Interests (including a mortgage over the relevant Ship) as the Agent may request (acting on the instructions of the Majority Lenders) in documents in an approved form (including an agreement supplemental to this Agreement) and provided and delivered to the Agent in respect of such Security Interests any documents and evidence of the nature described in the Amendment and Restatement Agreement as required by the Agent, in each case at the cost and expense of the Borrower.

30.20       Breach of Charter

(a)                        There is a material breach by any Charterer of any Charter for any Ship (including, without limitation, any non-payment in full by the relevant Charterer of any charterhire or other amounts) or any Charter has been rescinded, repudiated or terminated for any reason whatsoever before its scheduled expiry date.

(b)                        No Event of Default under paragraph (a) above will occur in relation to a Charter or Mortgaged Ship if, as soon as possible after (and in any event within 90 days after) such breach, rescission, repudiation or termination:

(i)                           the breach is cured (if applicable); and/or

(ii)                        the relevant Owner has entered into an approved charter commitment (a Replacement Charter) in respect of the relevant Ship on terms (including as to tenor, charter hire and credit standing of the charterer) which are in the opinion of the Agent (acting on the instructions of the Majority Lenders) not less favourable to the relevant Owner, the Group and the Finance Parties than those of such original Charter as at the time of its breach, rescission, repudiation or termination, the relevant Ship has been delivered under such Replacement Charter and, forthwith after the entry into such Replacement Charter, the relevant Owner has granted in favour of the Security Agent (or, in the case of a Collateral Owner, the RL Intercreditor Agent) a Security Interest in respect of such Replacement Charter in a document in an approved form and provided and delivered to the Agent in respect of that charter commitment and Security Interest any documents and evidence of the nature described in the Amendment and Restatement Agreement as required by the Agent.

30.21       Intercreditor Agreements

(a)                        Any party to an Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, an Intercreditor Agreement.

(b)                        A representation or warranty given by any party to an Intercreditor Agreement (other than a Finance Party) is incorrect in any material respect.

30.22       Audit qualification

The Auditors of the Group materially qualify, in the opinion of the Majority Lenders, the audited annual consolidated financial statements of the Borrower (unless previously disclosed and approved in accordance with clause [•] of the Global Intercreditor Deed prior to the relevant audited accounts being signed off by the Auditors). For the purposes of this clause, any qualification that arises from an assessment of going concern that may cast significant doubt on the Group’s ability to continue as a going concern shall be considered automatically material without any further determination, approval or agreement of the Majority Lenders.

30.23       Management Agreement

(a)                        The Management Agreement is for any reason and by any method cancelled, terminated or rescinded or is not or ceases to be legal, valid, binding and enforceable or otherwise ceases to remain in full force and effect where the Management Agreement is not replaced by a new management agreement with the Manager on substantially the same terms as the Management Agreement within three days of the cancellation, termination, rescission, illegality, invalidity, unenforceability or otherwise ceasing to remain in full and effect of the Management Agreement.

(b)                        An Obligor or the Manager does not comply with any provision of the Management Agreement, provided that no Event of Default will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within three days of the earlier of (A) the Agent giving notice to the relevant Obligor and (B) any of the Obligors becoming aware of the failure to comply.

(c)                         The Manager ceases to be the manager of any Ship.

30.24       Sanctions

(a)                        Any of the Obligors, or any other Group Member or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person.

(b)                        Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                         Any Obligor or other Group Member or any Affiliate of any of them is not in compliance with all Sanctions.

30.25       Owner Change of Control

An Owner Change of Control occurs.

30.26       Manager Change of Control

A Manager Change of Control occurs.

30.27       Suspension from trading etc.

The Danaos Shares cease to be listed on a national securities exchange registered with the US Securities and Exchange Commission or are suspended from trading from such exchange for at least ten consecutive Business Days.

30.28       Backstop Agreement and Subordinated Loan Agreement

(a)                        The Borrower or the Plan Sponsor does not comply with any provision of the Backstop Agreement or the Subordinated Loan Agreement.

(b)                        No Event of Default under paragraph (a) above will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) any of the Obligors becoming aware of the failure to comply.

30.29       Acceleration

On and at any time after the occurrence of an Event of Default which is continuing (but subject to the provisions of the Global Intercreditor Deed and any other Intercreditor Agreement) the Agent may, and shall if so directed by the Majority Lenders (provided that for any action following an Event of Default referred to in clause 30.24 (Sanctions) the Agent requires a direction of the Majority Lenders):

(a)                        by notice to the Borrower:

(i)                           declare that no withdrawals be made from any Account;

(ii)                        cancel the Total Commitments at which time they shall immediately be cancelled;

(iii)                     declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iv)                    declare that all or part of the Loan be payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)                        exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9 -  Changes to Parties

31                      Changes to the Lenders

31.1            Assignments and transfers by the Lenders

Subject to this clause 31, a Lender (the Existing Lender) may:

(a)                        assign any of its rights; or

(b)                        transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to any other person (the New Lender).

31.2            Conditions of assignment or transfer

(a)                        An assignment will only be effective:

(i)                           if the relevant Existing Lender has given prior written notice of the proposed assignment to the Borrower and confirmed the identity of the New Lender in such written notice;

(ii)                        on receipt by the Agent of written confirmation from the New Lender (in form and substance reasonably satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under the Finance Documents if it had been an Original Lender;

(iii)                     on the New Lender entering into any documentation required for it to accede as a party to the Intercreditor Agreements (as applicable) any Security Document to which the Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(iv)                    on the performance by the Agent of all necessary “know your customer” or similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such transfer or assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender;

(v)                       if the procedure set out in clause 31.7 (Procedure available for assigment) is complied with.

(b)                        A transfer will only be effective:

(i)                           if the relevant Existing Lender has given prior written notice of the proposed transfer to the Borrower and confirmed the identity of the New Lender in such written notice; and

(ii)                        on the New Lender entering into any documentation required for it to accede as a party to the Intercreditor Agreements (as applicable) any Security Document to which the Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements; and

(iii)                     if the procedure set out in clause 31.6 (Procedure available for transfer) is complied with.

(c)                         Each New Lender, by executing the relevant Assignment Agreement or Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment or transfer becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(d)                        If:

(i)                           a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                        as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax gross-up or indemnities) clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred (unless the assignment, transfer or change is made by the Lender with the Borrower’s agreement to mitigate any circumstances giving rise to a Tax Payment or increased cost, or a right to be prepaid and/or cancelled by reason of illegality). Subject to this paragraph (d), the Obligors shall not bear any cost or expense relating to the execution of such an assignment, transfer or change.

31.3            Fee and expenses

(a)                        Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $2,500 and shall, promptly on demand, pay the Agent and the Security Agent the amount of:

(i)                           all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in connection with any such assignment or transfer or the accession by the New Lender to the Intercreditor Agreements (as applicable) and the execution of any deed of accession supplemental to it; and

(ii)                        any cost, loss or liability the Agent or the Security Agent incurs in relation to all stamp duty, registration, documentary and other similar Taxes payable in respect of any such assignment or transfer.

(b)                        No fee or other amount is payable by the New Lender pursuant to paragraph (a) above if:

(i)                           the Agent agrees that no fee or other amount is payable; or

(ii)                        the assignment or transfer is made by an Existing Lender:

(A)                     to an Affiliate of that Existing Lender; or

(B)                     to a fund which is a Related Fund of that Existing Lender.

31.4            Transfer costs and expenses relating to security

The New Lender shall, promptly on demand, pay the Agent and the Security Agent the amount of:

(a)                        all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent to facilitate the accession by the New Lender to, or assignment or transfer to the New Lender of, any Security Document and/or the benefit of any Security Document and any appropriate registration of any such accession or assignment or transfer or the accession by the New Lender to the Intercreditor Agreements (as applicable) and the execution of any deed of accession supplemental to them; and

(b)                        any cost, loss or liability the Agent or the Security Agent incurs in relation to all stamp duty, registration, documentary and other similar Taxes payable in respect of any such accession, assignment or transfer.

31.5            Limitation of responsibility of Existing Lenders

(a)                        Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                           the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)                        the financial condition of any Obligor;

(iii)                     the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(iv)                    the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or

(v)                       the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                        Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                           has made (and shall continue to make) its own independent investigation and assessment of:

(A)                     the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(B)                     the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security;

(ii)                        will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(iii)                     will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                         Nothing in any Finance Document obliges an Existing Lender to:

(i)                           accept a re-assignment or re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 31; or

(ii)                        support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Transaction Document or by reason of the application of any Basel II Regulation to the transactions contemplated by the Transaction Documents or otherwise.

31.6            Procedure available for transfer

(a)                        Subject to the conditions set out in clause 31.2 (Conditions of assignment or transfer) a transfer may be effected in accordance with paragraph (d) below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)                        The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                         The Obligors who are Parties and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultation with them.

(d)                        On the Transfer Date:

(i)                           to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (the Discharged Rights and Obligations);

(ii)                        each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other Group Member and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                     the Agent, the Security Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                    the New Lender shall become a Party as a “Lender”.

31.7            Procedure available for assignment

(a)                        Subject to the conditions set  out in clause 31.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (d) below when (a) the Agent executes an otherwise duly completed Assignment Agreement and (b) the Agent executes any document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of an Assignment Agreement and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and such other document.

(b)                        The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                         The Obligors who are Parties and the other Finance Parties irrevocably authorise the Agent to execute any Assignment Agreement on their behalf without any consultation with them.

(d)                        On the Transfer Date:

(i)                           the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security (if relevant) expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                        the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security) (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(iii)                     the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(e)                         Lenders may utilise procedures other than those set out in this clause 31.5(c) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with this clause 31.5(c) to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 31.2 (Conditions of assignment or transfer).

31.8            Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement and any other document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer), send a copy of that Transfer Certificate or Assignment Agreement and such other documents to the Borrower.

31.9            Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 31, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                        any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)                        any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or other Security Interest shall:

(i)                           release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                        require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

31.10      Sub-Participation

Any Lender may sub-participate all or any part of its rights and/or obligations under the Finance Documents without the consent of or notice to, the Borrower or any other Obligor.

32                       Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

Section 10 -  The Finance Parties

33                       Roles of Agent, Security Agent and Arranger

33.1             Appointment of the Agent and Security Agent and Facility Representative

(a)                        Each other Finance Party (other than the Security Agent) appoints:

(i)                           the Agent to act as its agent under and in connection with the Finance Documents; and

(ii)                        the Security Agent to act as its agent and as trustee under and for the purposes of the Security Documents (including as trustee of the Security Property).

(b)                        Each of the Finance Parties authorises and instructs the Agent to act on its behalf as the Facility Representative under each of the Global Intercreditor Deed and the Intra-Restructuring Lenders Intercreditor Deed for the purposes of those Intercreditor Deeds.

(c)                         The Finance Parties agree that the Agent shall be the Facility Representative and, in the event the Agent ceases to be the Agent, its successor to the office of “Agent” shall become the Facility Representative, unless otherwise agreed between the Finance Parties.

33.2              Security Agent as trustee

The Security Agent declares that it holds the Security Property on trust for itself and the other Finance Parties on the terms contained in this Agreement.

33.3              Authorisation of Agent and Security Agent

Each of the Finance Parties authorises the Agent and the Security Agent:

(a)                        to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or (as the case may be) the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)                        to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.

33.4              Instructions to Agent and the Security Agent and Facility Representative

(a)                        The Agent and the Security Agent shall:

(i)                           subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or (as the case may be) the Security Agent in accordance with any instructions given to it by:

(A)                     all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                     in all other cases, the Majority Lenders; and

(ii)                        not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)                        The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or (as the case may be) the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)                         Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and, unless a contrary indication appears in a Finance Document, any instructions given to the Agent or (as the case may be) the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                        Paragraph (a) above shall not apply:

(i)                           where a contrary indication appears in a Finance Document;

(ii)                        where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)                     in respect of any provision which protects the Agent’s or the Security Agent’s own position in its personal capacity as opposed to its role of the Agent or the Security

Agent for the Finance Parties including, without limitation, clauses 33.9 (No duty to account) to clause 33.14 (Exclusion of liability), clause 33.19 (Confidentiality) to clause 34.5 (Custodians and nominees) and clauses 34.8 (Acceptance of title) to 34.11 (Disapplication of Trustee Acts).

(e)                         If giving effect to instructions given by any other Finance Party or group of Finance Parties would (in the Agent’s or (as the case may be) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to clause 46 (Amendments and waivers), the Agent or (as the case may be) the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than itself) whose consent would have been required in respect of that amendment or waiver.

(f)                          The Agent or the Security Agent may refrain from acting in accordance with any instructions of any other Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)                         Without prejudice to the provisions of clause 35 (Enforcement of Transaction Security) and the remainder of this clause 33, in the absence of instructions, the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(h)                        For the avoidance of doubt, the Agent, when acting as Facility Representative for the HSH Facility (as defined in the Global Intercreditor Deed) under the Global Intercreditor Deed and the Intra-Restructuring Lenders Intercreditor Deed, shall always execute and strictly comply with the instructions received by the Majority Lenders or, where the instructions of all Lenders are required, all Lenders in accordance with this Agreement.

33.5              Legal or arbitration proceedings

Neither the Agent nor the Security Agent is authorised to act on behalf of another Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This clause 33.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security.

33.6              Duties of the Agent and the Security Agent

(a)                        The Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                        Subject to paragraph (c) below, the Agent or (as the case may be) the Security Agent shall promptly

(i)                           (in the case of the Security Agent) forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and

(ii)                        forward to a Party the original or a copy of any document which is delivered to the Agent or (as the case may be) the Security Agent for that Party by any other Party.

(c)                         Without prejudice to clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Assignment Agreement or Transfer Certificate.

(d)                        Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                         Without prejudice to clause 36.11 (Notification of prescribed events), if the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                          If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or an Arranger or the Security Agent for their own account) under this Agreement, it shall promptly notify the other Finance Parties.

(g)                         The Agent shall provide to the Borrower within ten Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance

Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)                        The Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

33.7              Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

33.8              No fiduciary duties

Nothing in any Finance Document constitutes the Agent, the Security Agent or an Arranger as a trustee or fiduciary of any other person except to the extent that the, the Security Agent acts as trustee for the other Finance Parties pursuant to clause 33.2 (Security Agent as trustee).

33.9              No duty to account

None of the Agent, the Security Agent or any Arranger shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

33.10       Business with the Group

The Agent, the Security Agent and any Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or their Affiliates.

33.11       Rights and discretions of the Agent and the Security Agent

(a)                        The Agent and the Security Agent may:

(i)                           rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                        assume that:

(A)                     any instructions received by it from the Majority Lenders, any Lenders or other Finance Parties or any group of Lenders or other Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)                     unless it has received notice of revocation, that those instructions have not been revoked; and

(C)                     in the case of the Security Agent, if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)                     rely on a certificate from any person:

(A)                     as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                     to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                        The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or (as the case may be) security trustee for the other Finance Parties) that:

(i)                           no Notifiable Debt Purchase Transaction has been entered into, has been terminated or has ceased to be with a Borrower Affiliate;

(ii)                        no Default has occurred (unless (in the case of the Agent) it has actual knowledge of a Default arising under clause 30.1 (Non-payment));

(iii)                     any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iv)                    any notice or request made by the Borrower  is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                         Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts.

(d)                        Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders or any other Finance Party) if it, in its reasonable opinion, deems this to be desirable.

(e)                         Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts (whether obtained by it or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying (provided that such person has been selected using reasonable care).

(f)                          The Agent, the Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents, the Transaction Security and the Security Property through its officers, employees and agents and shall not:

(i)                           be liable for any error of judgment made by any such person; or

(ii)                        be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s, the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g)                         Unless any Finance Document expressly specifies otherwise, the Agent or the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(h)                        Without prejudice to the generality of paragraph (g) above, the Agent:

(i)                           may disclose; and

(ii)                        on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the other Finance Parties and the Borrower.

(i)                            Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                           Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)                        Neither the Agent nor any Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Borrower if such request would be in accordance with the terms of this Agreement.

33.12       Responsibility for documentation and other matters

None of the Agent, the Security Agent, any Arranger, any Receiver or any Delegate is responsible or liable for:

(a)                        the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, any Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                        the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)                         the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)                        (in the case of the Security Agent) any loss to the Security Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)                         the failure of any Obligor or any other party to perform its obligations under any Transaction Document or the financial condition of any such person;

(f)                          (save as otherwise provided in this clause 33, including, without limitation, where instructed pursuant to clause 33.4 (Instructions to Agent and the Security Agent]) taking or omitting to take any other action under or in relation to the Security Documents;

(g)                         any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under any Finance Document; or

(h)                        any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.

33.13       No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)                        whether or not any Default has occurred;

(b)                        as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                         whether any other event specified in any Finance Document has occurred.

33.14       Exclusion of liability

(a)                        Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate), none of the Agent, the Security Agent, any Receiver nor any Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)                           any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)                        exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)                     any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)                    without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)                     any act, event or circumstance not reasonably within its control; or

(B)                     the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                        No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)                         Neither of the Agent or the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                        Nothing in any Finance Document shall oblige the Agent, the Security Agent or any Arranger to carry out

(i)                           any “know your customer” or other checks in relation to any person; or

(ii)                        any check on the extent to which any transaction contemplated by any of the Finance Documents might be unlawful for any Finance Party or for any Affiliate of any Finance Party or for any Affiliate of any Finance Party,

on behalf of any other Finance Party and each other Finance Party confirms to the Agent, the Security Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or any Arranger.

(e)                         Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or any Delegate, any liability of the Agent, the Security Agent, any Receiver or any Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss.  In no event shall the Agent, the Security Agent, any Receiver or any Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

33.15       Lenders’ indemnity to the Agent and others

(a)                        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their being reduced to zero) indemnify the Agent, the Security Agent, every Receiver and every Delegate, within three Business Days of demand, against any Losses (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent’s, Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the circumstances contemplated pursuant to clause 40.11 (Disruption to payment systems etc, notwithstanding the Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                        Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent or any Receiver or Delegate pursuant to paragraph (a) above.

(c)        Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

33.16       Resignation of the Agent or the Security Agent

(a)                        The Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                        Alternatively the Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Agent or Security Agent.

(c)                         If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (after consultation with (in the case of the Agent) the Borrower or (in the case of the Security Agent) the Agent) may appoint a successor Agent or Security Agent.

(d)                        If the Agent or Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent or trustee and the Agent or (as the case may be) Security Agent is entitled to appoint a successor Agent or (as the case may be) Security Agent under paragraph (c) above, the Agent or (as the case may be) Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent or (as the case may be) Security Agent to become a party to this Agreement as Agent or (as the case may be) Security Agent) agree with the proposed successor Agent or (as the case may be) Security Agent amendments to this clause 33 and any other term of this Agreement dealing with the rights or obligations of the Agent or (as the case may be) Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the fee payable to it in its capacity as Agent or (as the case may be) Security Agent under this Agreement which are consistent with the successor Agent’s or (as the case may be) Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)        The retiring Agent or Security Agent shall make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or (as the case may be) Security Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or

(as the case may be) Security Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) properly incurred by it in making available such documents and records and providing such assistance.

(f)                          The Agent’s or Security Agent’s resignation notice shall only take effect upon:

(i)         the appointment of a successor; and

(ii)        (in the case of the Security Agent) the transfer or assignment of all the Transaction Security and the other Security Property to that successor and any appropriate filings or registrations, any notices of transfer or assignment and the payment of any fees or duties related to such transfer or assignment which the Security Agent considers necessary or advisable have been duly completed.

(g)                         Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of clause 34.9 (Winding up of trust) and paragraph (e) above) but shall remain entitled to the benefit of clauses 14.4 ((Indemnity to the Agent and the Security Agent) and 14.5 (Indemnity concerning security) and this clause 33 (and any agency or other fees for the account of the retiring Agent or Security Agent in its capacity as such shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)                        The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)         the Agent fails to respond to a request under clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)        the information supplied by the Agent pursuant to clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)       the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

33.17       Replacement of the Agent

(a)                        After consultation with the Borrower, the Majority Lenders and the Lenders representing the majority of the Lenders by number acting together may, by giving 30 days’ notice to the Agent or (at any time the Agent (i) is an Impaired Agent or (ii) has not complied with any of its obligations other than payment obligations under any Finance Document or failed to act in accordance with the terms of any Finance Document, by giving any shorter notice (including the reason) determined by the Majority Lenders only, and without consultation with the Borrower) replace the Agent by appointing a successor Agent.

(b)                        The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)        The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clauses 14.4 ((Indemnity to the Agent and the Security Agent) and 14.5 (Indemnity concerning security) and this clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                        Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

33.18       Replacement of the Security Agent

After consultation with the Borrower, the Majority Lenders and the Lenders representing the majority of the Lenders by number acting together may, by giving 30 days’ notice to the Security Agent, require it to resign in accordance with paragraph (b) of clause 33.16 (Resignation of the Agent or the Security Agent) or (at any time the Security Agent has not complied with any of its obligations under any Finance Document or failed to act in accordance with the terms of any Finance Document, by giving any shorter notice (including the reason) determined by the Majority Lenders only, and without consultation with the Borrower) replace the Security Agent by appointing a successor Security Agent.  In this event, the Security Agent shall resign in accordance with that paragraph.

33.19       Confidentiality

(a)                        In acting as agent or trustee for the Finance Parties, the Agent or (as the case may be) the Security Agent shall be regarded as acting through its agency, trustee or other division or department directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions or departments.

(b)                        If information is received by another division or department of the Agent or (as the case may be) Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) Security Agent shall not be deemed to have notice of it.

(c)                         Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent nor any Arranger is obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

33.20     Agent’s relationship with the Lenders

(a)                        The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                           entitled to or liable for any payment due under any Finance Document on that day; and

(ii)        entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                        Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 42.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer (or such other information) by that Lender for the purposes of clause 42.2 (Addresses) and clause 42.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.21       Information from the Finance Parties

Each Finance Party shall, subject to any applicable duties of confidentiality or restriction imposed by applicable law or regulation or contract (including, without limitation German Banking Secrecy Laws, supply the Agent or the Security Agent with any information that the Agent or (as the case may be) the Security Agent may reasonably specify as being necessary to enable the Agent or (as the case may be) the Security Agent to perform its functions as Agent or (as the case may be) Security Agent.

33.22       Credit appraisal by the Finance Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each other Finance Party confirms to the Agent, the Security Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                        the financial condition, status and nature of each Obligor and other Group Member;

(b)                        the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)                         the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)        whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the Transaction Security or the Security Property;

(e)                         the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, the Arrangers or any other Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(f)                          the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security Interest affecting the Charged Property.

33.23       Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.24       Reliance and engagement letters

Each of the Agent, the Security Agent and the Arrangers may enter into any reliance letter or engagement letter relating to any valuations, reports, opinions or letters or advice or assistance provided by lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts in connection with the Transaction Documents or the transactions contemplated in the Finance Documents on such terms as it may consider appropriate (including, without limitation, restrictions on the lawyer’s, accountant’s, tax adviser’s, insurance consultant’s, ship manager’s, valuer’s, surveyor’s or other professional adviser’s or expert’s liability and the extent to which their valuations, reports, opinions or letters may be relied on or disclosed).

34                        Trust and security matters

34.1              Undertaking to pay

(a)                        Each Obligor who is a Party undertakes with the Security Agent as trustee for the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent as trustee for the Finance Parties all money from time to time owing to the other Finance Parties (in addition to paying any money owing under the Finance Documents to the Security Agent for its own account), and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

(b)                        Each payment which such an Obligor makes to another Finance Party in accordance with any Finance Document shall, to the extent of the amount of that payment, satisfy that Obligor’s corresponding obligation under paragraph (a) above to make that payment to the Security Agent.

34.2              No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                        ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited;

(b)                        require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(c)                         obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(d)                        register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(e)                         take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security Interest under any law or regulation; or

(f)                          require any further assurance in relation to any Security Document.

34.3              Insurance by Security Agent

(a)                        The Security Agent shall not be obliged:

(i)                           to insure any of the Charged Property;

(ii)                        to require any other person to maintain any insurance; or

(iii)                     to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)                        Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

34.4              Common parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the other Finance Parties and (as appropriate) security agent and trustee for all of the other Finance Parties.  Where any Finance Document provides for an Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

34.5              Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

34.6              Delegation by the Security Agent

(a)                        Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)                        That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that

Delegate (as the case may be) may, in its discretion, think fit in the interests of the Finance Parties.

(c)                         No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

34.7              Additional trustees

(a)                        The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)                           if it considers that appointment to be in the interests of the Finance Parties;

(ii)        for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)                     for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)                        Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)                         The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

(d)                        At the request of the Security Agent, the other Parties shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such Party irrevocably authorises the Security Agent in its name and on its behalf to do the same.

(e)                         Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent.

(f)                          The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

(g)                         The appointment by the Security Agent of any additional trustees in accordance with this clause 34.7 shall terminate on the appointment of a replacement security trustee in accordance with clause 33.18 (Replacement of the Security Agent).

(h)                        Whenever there shall be more than two trustees having equal authority under this Agreement the majority of such trustees shall be competent to exercise and execute all the duties, powers, trusts, authorities and discretions vested in the Security Agent by this Agreement.

34.8              Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

34.9              Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)                        all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)                        no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(i)         the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)        any Security Agent which has resigned pursuant to clause 33.16 (Resignation of the Agent or the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

34.10       Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

34.11       Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

35                        Enforcement of Transaction Security

35.1              Enforcement Instructions

(a)                        The Security Agent shall refrain from enforcing the Transaction Security unless instructed otherwise by Majority Lenders.

(b)                        Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)                         The Security Agent is entitled to rely on and comply with instructions given in accordance with this clause 35.1.

35.2              Manner of enforcement

If the Transaction Security is being enforced pursuant to clause 35.1 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner as the Majority Lenders shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

35.3              Waiver of rights

To the extent permitted under applicable law and subject to clause 35.1 (Enforcement Instructions), clause 35.2 (Manner of enforcement) and clause 36 (Application of Proceeds), each of the Finance Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

35.4              Enforcement through Security Agent only

(a)                        The other Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising or to grant any consents or releases under the Security Documents except through the Security Agent.

(b)                        Each Finance Party (other than the Security Agent) shall, promptly upon being requested by the Agent to do so, grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to enforce or have recourse to the relevant Transaction Security or to exercise any such right, power, authority or discretion or to grant any such consent or release.

36                        Application of proceeds

36.1              Order of application

Subject to the provisions of the Intercreditor Agreements, all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 36, the Recoveries) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 36), in the following order of priority:

(a)                        in discharging any sums owing to the Security Agent (other than pursuant to clause 34.1 (Undertaking to pay)), any Receiver or any Delegate;

(b)                        in discharging all costs and expenses incurred by any Finance Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)                         in payment or distribution to the Agent on its own behalf and on behalf of the other Finance Parties for application in accordance with clause 40.6 (Partial payments);

(d)                        if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(e)                         the balance, if any, in payment or distribution to the relevant Obligor.

36.2              Prompt application

Subject to clause 36.3 (Investment of cash proceeds), the Security Agent shall make each application and/or distribution falling to be made in accordance with clause 36.1 (Order of application) as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Security Agent.

36.3              Investment of cash proceeds

Prior to the application of any Recoveries in accordance with clause 36.1 (Order of Application) the Security Agent may, in its discretion, hold:

(a)                        all or part of any Recoveries which are in the form of cash; and

(b)                        any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are not in the form of cash in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall reasonably think fit (the interest being credited to the relevant account), with a view to preserving the rights of the Finance Parties or any one of them to prove for the whole of their respective claims pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this clause 36, provided always that any Lender may instruct the Agent, Security Agent, Receiver or Delegate to release its share of any such amounts.

36.4              Currency conversion

(a)                        For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)                           convert any moneys received or recovered by the Security Agent from one currency to another; and

(ii)                        notionally convert the valuation provided in any opinion or valuation from one currency to another,

in each case at the Security Agent’s Spot Rate of Exchange for the purchase of that other currency with the currency in which the relevant moneys are received or recovered or the valuation is provided in the London foreign exchange market at or about 11:00 am (London time) on a particular day.

(b)                        The obligations of any Obligor to pay in the due currency shall only be satisfied:

(i)         in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)        in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

36.5              Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

36.6              Good discharge

(a)                        Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Finance Parties.

(b)                        Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent to the extent of that payment.

(c)                         The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the Secured Obligations owing to the relevant Finance Party are denominated pursuant to the relevant Finance Document.

36.7              Calculation of amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)                        notionally convert the Secured Obligations owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Secured Obligations owed to that person at the time at which that calculation is to be made; and

(b)                        assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Secured Obligations in accordance with the terms of the Finance Documents under which those Secured Obligations have arisen.

36.8              Release to facilitate enforcement and realisation

(a)                        Each Finance Party acknowledges that, for the purpose of any enforcement action by the Security Agent or a Receiver and/or maximising or facilitating the realisation of the Charged Property, it may be desirable that certain rights or claims against an Obligor and/or under certain of the Transaction Security, be released.

(b)                        Each other Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to effect such enforcement action and/or realisation including, to the extent necessary for such purpose, to execute release documents in the name of and on behalf of the other Finance Parties.

(c)                         Where the relevant enforcement is by way of disposal of shares in an Owner, the requisite release may include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Owner and of all Security Interests over the assets of such Owner.

36.9              Dealings with Security Agent

Subject to clause 42.5 (Communication when Agent is Impaired Agent), each Finance Party shall deal with the Security Agent exclusively through the Agent.

36.10       Disclosure between Finance Parties and Security Agent

Notwithstanding any agreement to the contrary, each of the Obligors consents, until the end of the Facility Period, to the disclosure by any Finance Party to each other (whether or not through the Agent or the Security Agent) of such information concerning the Obligors as any Finance Party shall see fit.

36.11       Notification of prescribed events

(a)                        If an Event of Default or Default either occurs or ceases to be continuing, the Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent.

(b)                        If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each other Finance Party of that action.

(c)                         If any Finance Party exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Finance Party of that action.

37                        [Intentionally left blank]

38                        Conduct of business by the Finance Parties

38.1              Finance Parties’ tax affairs

No provision of this Agreement will:

(a)                        interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                        oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                         oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

38.2              Conflicts

(a)                        Each Obligor who is a Party acknowledges that each Finance Party and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (each a Finance Party Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Obligors may have conflicting interests in respect of the Facility or otherwise.

(b)                        No member of a Finance Party Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of that Finance Party Group has as a Finance Party in respect of the

Finance Documents. The Obligors who are a Party also acknowledge that no member of a Finance Party Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)                         The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

39                        Sharing among the Finance Parties

39.1              Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 40 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)                        the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                        the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 40 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                         the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 40.6 (Partial payments).

39.2              Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 40.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

39.3              Recovering Finance Party’s rights

On a distribution by the Agent under clause 39.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

39.4              Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                        each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)                        as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

39.5              Exceptions

(a)                        This clause 39 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)                        A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                           it notified that other Finance Party of the legal or arbitration proceedings;

(ii)        the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(iii)       that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11 -  Administration

40                        Payment mechanics

40.1              Payments to the Agent

(a)                        On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                        Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

40.2              Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 40.3 (Distributions to an Obligor) and clause 40.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

40.3              Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 41 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

40.4              Clawback and pre-funding

(a)                        Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                        Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                         If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)                           the Borrower shall on demand refund it to the Agent; and

(ii)                        the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

40.5              Impaired Agent

(a)                        If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 40.1 (Payments to the Agent) may instead either:

(i)                           pay that amount direct to the required recipient(s); or

(ii)                        if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of an Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                        All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)                         A Party which has made a payment in accordance with this clause 40.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                        Promptly upon the appointment of a successor Agent in accordance with this Agreement, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 40.2 (Distributions by the Agent).

(e)                         A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)                           that it has not given an instruction pursuant to paragraph (d) above; and

(ii)                        that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

40.6              Partial payments

(a)                        If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order (but subject to the provisions of the Intercreditor Agreements):

(i)                           first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent or the Arrangers for their own account under those Finance Documents;

(ii)                        secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 33.15 (Lenders’ indemnity to the Agent and others);

(iii)                     thirdly, in or towards payment to the Lenders pro rata of any accrued interest in respect of Tranche A, any fee or commission due but unpaid under the Finance Documents;

(iv)                    fourthly, in or towards payment to the Lenders pro rata of any principal due but unpaid under the Finance Documents in respect of Tranche A;

(v)                       fifthly, in or towards payment to the Lenders pro rata of any accrued interest in respect of Tranche B;

(vi)                    sixthly, in or towards payment to the Lenders pro rata of any principal due but unpaid under the Finance Documents in respect of Tranche B;

(vii)                 seventhly, in or towards payment to the Lenders pro rata for any loss suffered by reason of any such payment in respect of principal not being effected on the last day of each Interest Period relating to the part of the Loan repaid; and

(viii)              eighthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                        The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (ii) to (vi) of paragraph (a) above.

(c)                         Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

40.7              No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

40.8              Business Days

(a)                        Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                        During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

40.9              Currency of account

(a)                        Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                        A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)                         Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)                       All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale.  Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

40.10   Change of currency

(a)                       Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                           any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)                        any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                       If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Interbank Market and otherwise to reflect the change in currency.

40.11       Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                        the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                        the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                         the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                        any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 46 (Amendments and waivers);

(e)                         the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 40.11; and

(f)                          the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

41                        Set-off

(a)                        A Finance Party may set off any matured obligation due from an Obligor (other than the Manager) under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor (other than the Manager), regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)                        Without prejudice to paragraph (a) above, each Finance Party may for that purpose:

(i)                           break, or alter the maturity of, all or any part of a deposit by any Obligor (other than the Manager);

(ii)                        convert or translate all or any part of a deposit or other credit balance into dollars;

(iii)                     enter into any other transaction, execute such document or make any entry in the name of the relevant Obligor (other than the Manager) and/or the Finance Party with regard to the credit balance which the Finance Party considers appropriate; and

(iv)                    combine and/or consolidate and/or liquidate all or any accounts (whether current, deposit, loan or of any other nature whatsoever, whether subject to notice or not and in whatever currency) of any one or more of the Obligors (other than the Manager) with any office or branch of the Finance Party.

(c)                         No Finance Party shall be obliged to exercise any of its rights under this clause 41 and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Finance Party is entitled (whether under law or any document, including, without limitation, under any Hedging Master Agreement).

42                        Notices

42.1              Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

42.2              Addresses

The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                        in the case of any Obligor who is a Party, that identified with its name in Schedule 1  (The original parties);

(b)                        in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;

(c)                         in the case of the Security Agent, the Agent and any other original Finance Party, that identified with its name in Schedule 1 (The original parties); and

(d)                        in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity,

or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Finance Parties and the Obligors who are Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

42.3              Delivery

(a)                        Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                           if by way of fax, when received in legible form; or

(ii)                        if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 42.2 (Addresses), if addressed to that department or officer.

(b)                        Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)                         All notices from or to an Obligor shall be sent through the Agent.

(d)                        Any communication or document made or delivered to the Borrower in accordance with this clause 42.3 will be deemed to have been made or delivered to each of the Obligors.

(e)                         Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p. m. in the place of receipt shall be deemed only to become effective on the following day.

42.4              Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 42.2 (Addresses) or changing its address or fax number, the Agent shall notify the other Parties.

42.5              Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

42.6              Electronic communication

(a)                        Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)                           notify each other in writing (whether pursuant to clause 42.2 (Addresses) or otherwise) of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                        notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                        Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication

(c)                         Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and, in the case of any electronic communication made by a Party to the Agent or the Security Agent, only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(d)                        Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p. m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement or any other Finance Document shall be deemed only to become effective on the following day.

(e)                         Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 42.6.

(f)                          The Obligors who are Parties and the Finance Parties hereby agree that they may send information via email to another such Obligor or Finance Party or one or more third parties involved in the provision of services (each a Recipient).  Each Recipient hereby acknowledges that:

(i)                           any unencrypted information may be transported over an open, publicly accessible network and may, in principle, be viewed by others, which may enable conclusions to be drawn about a banking relationship;

(ii)                        such information can be changed and/or manipulated by a third party;

(iii)                     the identity of the sender of any such email may be assumed or otherwise manipulated;

(iv)                    no Finance Party assumes any liability for any loss incurred as a result of manipulation of the email address or content of such an email or the information therein nor for any loss incurred by any Recipient due to interruptions and/or delays in transmission caused by technical problems; and

(v)                       each Finance Party is entitled to assume that all the orders and instructions received from any Obligor or a third party designated by any Obligor are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register or the specimen signature.  Each Obligor who is a Party shall further procure that all third parties referred to herein agree with the use of emails and are aware of the above terms and conditions related to the use of email.

42.7              English language

(a)                        Any notice given under or in connection with any Finance Document must be in English.

(b)                        All other documents provided under or in connection with any Finance Document must be:

(i)                           in English; or

(ii)                        if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

43                        Calculations and certificates

43.1              Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

43.2              Certificates and determinations

Any certification or determination by a Finance Party or a copy of a certificate signed by an officer of a Finance Party of a rate or amount under any Finance Document (including, without limitation, the amount of any indebtedness comprised in the Guaranteed Obligations) or standing to the credit of any account for the time being or at any time is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

43.3              Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Interbank Market differs, in accordance with that market practice.

44                        Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

45                        Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

46                        Amendments and waivers

46.1              Global Intercreditor Deed

This clause 46 is subject to the terms of the Global Intercreditor Deed.

46.2              Required consents

(a)                        Subject to clause 46.3 (All Lender matters) and clause 46.4 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all the Finance Parties and other Obligors.

(b)                        The Agent may effect (or, in the case of the Security Documents, instruct the Security Agent to effect), on behalf of any Finance Party, any amendment or waiver permitted by this clause 46.

(c)                         Without prejudice to the generality of paragraphs (c), (d) and (e) of clause 33.11 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)                        Each Obligor agrees to any such amendment or waiver permitted by this clause 46 which is agreed to by the Borrower.

46.3              All Lender matters

An amendment, waiver or discharge or release or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)                        the definition of “Closing Date”, “Effective Date”, and/or “Majority Lenders” in clause 1.1 (Definitions);

(b)                        an extension to the date of payment of any amount under the Finance Documents;

(c)                         a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;

(d)                        an increase in any Commitment or the Total Commitments, an extension of any period within which the Facility is available for Utilisation or any requirement that a cancellation of Commitments reduces the Commitments rateably;

(e)                         a change to the Borrower or any other Obligor;

(f)                          clause 30.25 (Owner Change of Control), clause 30.26 (Manager Change of Control) and the definitions of “Manager Change of Control” and “Owner Change of Control” in clause 1.1 (Definitions);

(g)                         any provision which expressly requires the consent or approval of all the Lenders;

(h)                        clause 39 (Sharing among the Finance Parties);

(i)                            clause 2.2 (Finance Parties’ rights and obligations), clause 6.1 (Illegality), clause 31 (Changes to the Lenders), clause 7.10 (Application of prepayments), clause 6.6 (Sale or Total Loss), clause 28.16 (Amended and Restated Sinosure Facility), clause 31 (Changes to the Lenders), clause 32 (Changes to the Obligors), this clause 46, clause 51 (Governing law) or clause 52.1 (Jurisdiction of English courts);

(j)                           the order of distribution under clause 36.1(Order of application);

(k)                        the order of distribution under clause 40.6 (Partial payments);

(l)                            the currency in which any amount is payable under any Finance Document;

(m)                    (other than (i) as expressly permitted by the provisions of any Finance Document or (ii) where a different majority requirement is expressly set out in any provision of this Agreement) the nature or scope of:

(i)                           any guarantee and indemnity granted under any Finance Document (including under clause 17 (Guarantee and indemnity));

(ii)                        the Charged Property; or

(iii)                     the manner in which the proceeds of enforcement of the Transaction Security are distributed;  or

(n)                        consent to withdrawal by the relevant Account Holder(s) from an Earnings Account (other than any withdrawal which is in accordance with the Account Security and this Agreement);

(o)                        the circumstances in which any of the Transaction Security is permitted or required to be released under any of the Finance Documents,

shall not be made, or given, without the prior consent of all the Lenders.

46.4              Other exceptions

(a)                        An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent,or an Arranger in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent or that Arranger (as the case may be).

(b)                        Notwithstanding clauses 46.1 and 46.3 and paragraph (a) above, the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

46.5              Replacement of Screen Rate

(a)                        Subject to Clause 46.4 (Other exceptions),

(b)                        any amendment or waiver which relates to:

(i)                           providing for the use of a Replacement Benchmark; and

(ii)

(A)                     aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)                     enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)                     implementing market conventions applicable to that Replacement Benchmark;

(D)                     providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)                      adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(c)                         For the purposes of this clause 46.5:

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Benchmark means a benchmark rate which is:

(a)                       formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)                           the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)                         any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (a) above;

(b)                       in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or

(c)                        in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

46.6              Releases

Except with the approval of all of the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:

(a)                        any Charged Property from the Transaction Security; or

(b)                        any Obligor from any of its guarantee or other obligations under any Finance Document.

46.7              Excluded Commitments

If:

(a)                        any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within three Business Days of that request being made; or

(b)                        any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (b), (c), (d) and (m) of clause 46.3 (All Lender matters)) or such a vote within 30 Business Days of that request being made,

(unless (in either such case) the Borrower and the Agent agree to a longer time period in relation to any request):

(i)                           its Commitment or its participation in the Loan shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments or the amount of the Loan has been obtained to approve that request; and

(ii)                        its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

46.8              Replacement of a Defaulting Lender

(a)                        The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days’ prior notice to the Agent and such Lender replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement (and any Security Document to which that Lender is a party in its capacity as a Lender) to an Eligible Institution (a Replacement Lender) which confirms its willingness to undertake and does undertake all the obligations or all the relevant obligations of the transferring Lender in accordance with clause 31 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)                           in an amount equal to:

(A)                     the outstanding principal amount of such Lender’s participation in the Loan;

(B)                     all accrued interest owing to such Lender;

(C)                     the Break Costs which would have been payable to such Lender pursuant to clause 10.5 (Break Costs) had the Borrower prepaid in full that Lender’s participation in the Loan on the date of the transfer; and

(D)                     all other amounts payable to that Lender under the Finance Documents on the date of the transfer; or

(ii)                        in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (i) above.

(b)                        Any transfer of rights and obligations by a Defaulting Lender pursuant to this clause 46.8 shall be subject to the following conditions:

(i)                           the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)                        neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)                     the transfer must take place no later than 30 Business Days after the notice referred to in paragraph (a) above;

(iv)                    in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)                       the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)                         The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

46.9              Disenfranchisement of Borrower Affiliates

(a)                        For so long as a Borrower Affiliate:

(i)                           beneficially owns a Commitment; or

(ii)                        has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)                     the Majority Lenders; or

(B)                     whether:

(1)                       any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)                       the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

such Commitment shall be deemed to be zero and such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Borrower Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                        Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part I of Schedule 5 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)                         A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)                           is terminated; or

(ii)                        ceases to be with a Borrower Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 5 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)                        Each Borrower Affiliate that is a Lender agrees that:

(i)                           in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                        in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

47                        Confidential Information

47.1              Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 47.2 (Disclosure of Confidential Information) and clause 47.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

47.2              Disclosure of Confidential Information

(a)                        Any Finance Party may disclose to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information.

(b)                        Any Finance Party and any of that Finance Party’s Affiliates may disclose to any person:

(i)                           to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                        with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                     appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of clause 33.20 (Relationship with the Lenders));

(iv)                    appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraph (b)(ii) above applies to act as a verification agent in respect of any transaction referred to in paragraph b(ii) above;

(v)                       appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraphs (b)(i) or (b)(ii) above applies in connection with the exercise, protection or enforcement of such person’s rights under the Finance Documents;

(vi)                    who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (b)(ii) above;

(vii)                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(viii)              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(ix)                    to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 31.9 (Security over Lenders’ rights);

(x)                       who is a Party; or

(xi)                    with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate, if:

(A)                     in relation to paragraphs (b)(i), (b)(ii), (b)(iii), (b)(iv) and (b)(v) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking substantially in the appropriate recommended form of the Loan Market Association from time to time or in any other form agreed between the Borrower and the relevant Finance Party (a Confidentiality Undertaking) save that no Obligor countersignature or consent to execution of such confidentiality undertaking shall be required and that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                     in relation to paragraph (b)(vi) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)                     in relation to paragraphs (b)(vii), (b)(viii) and (b)(ix) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances.

(c)                         Any Finance Party may disclose to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

(d)                        Any Finance Party may disclose to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

47.3              Disclosure to numbering service providers

(a)                        Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                           names of Obligors;

(ii)                        country of domicile of Obligors;

(iii)                     place of incorporation of Obligors;

(iv)                    date of this Agreement and the Effective Date;

(v)                       clause 51 (Governing law);

(vi)                    the names of the Agent and the Arrangers;

(vii)                 date of each amendment and restatement of this Agreement;

(viii)              amount of Total Commitments;

(ix)                    currency of the Facility;

(x)                       type of Facility;

(xi)                    ranking of Facility;

(xii)                 the term of the Facility;

(xiii)              changes to any of the information previously supplied pursuant to paragraphs 47.2(a)(i) to 44.3(a)(xii) above; and

(xiv)             such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                        The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                         The Borrower represents that none of the information set out in clauses 47.2(a)(i) to 44.3(a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)                        The Agent shall notify the Borrower and the other Finance Parties of:

(i)                           the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                        the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

47.4              Entire agreement

This clause 47 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

47.5              Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

47.6              Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                        of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (vi) of clause 47.2(b) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                        upon becoming aware that Confidential Information has been disclosed in breach of this clause 47.

47.7              Banking secrecy laws

Each Obligor hereby releases each Finance Party and each of its Affiliates and each of its or their officers, directors, employees, head office, professional advisers, auditors and representatives (together, the Disclosing Party) from any confidentiality obligations or confidentiality restrictions arising from German law or other applicable banking secrecy and data protection legislation which would prevent a Disclosing Party from disclosing any Confidential Information in accordance with this clause 47 (Confidential Information).

47.8              Continuing obligations

The obligations in this clause 47 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                        the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                        the date on which such Finance Party otherwise ceases to be a Finance Party.

48                        Confidentiality of Funding Rates

48.1              Confidentiality and disclosure

(a)                        The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)                        The Agent may disclose:

(i)                           any Funding Rate to the Borrower pursuant to clause 8.4 (Notification of rates of interest); and

(ii)                        any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)                         The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)                           any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                        any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                     any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                    any person with the consent of the relevant Lender.

48.2              Related obligations

(a)                        The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)                        The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)                           of the circumstances of any disclosure made pursuant to clause 48.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                        upon becoming aware that any information has been disclosed in breach of this clause 48.

48.3              No Event of Default

No Event of Default will occur under clause 30.4 (Other obligations) by reason only of an Obligor’s failure to comply with this clause 48.

49                        Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

50                        Contractual recognition of bail in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                        any Bail-In Action in relation to any such liability, including (without limitation):

(i)                           a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                        a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                     a cancellation of any such liability; and

(b)                        a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 12 -  Governing Law and Enforcement

51                        Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

52                        Enforcement

52.1              Jurisdiction of English courts

(a)                        The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations arising out of or in connection with it (including a dispute relating to and/or regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)                        The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                         Notwithstanding paragraph (a) above to the extent allowed by law, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

52.2              Service of process

Without prejudice to any other mode of service allowed under any relevant law, any Obligor who is a Party:

(a)                        irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)                        agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)                         if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The original parties

Borrower

Name of Borrower:	Danaos Corporation
Original Jurisdiction:	Marshall Islands
Registration number (or equivalent, if any):	16381
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Danaos Corporation The Trust Company Complex Ajeltake Island Ajeltake Road Majuro, MH96960 Marshall Islands
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com

Guarantors

Name:	Actaea Company Limited
Original Jurisdiction:	Malta
Registration number (or equivalent, if any):	C 67094
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Mayflower Court, Apt.8, St Aloysius Street, Msida, Malta
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Erato Navigation Inc. (Liberia)

Name:	Asteria Shipping Company Limited
Original Jurisdiction:	Malta
Registration number (or equivalent, if any):	C 67090
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Mayflower Court, Apt.8, St Aloysius Street, Msida, Malta
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Tully Enterprises S.A. (Liberia)

Name:	Trindade Maritime Company
Original Jurisdiction:	Marshall Islands
Registration number (or equivalent, if any):	60759
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Erato Navigation Inc. (Liberia)

Name:	Vilos Navigation Company Ltd
Original Jurisdiction:	Malta
Registration number (or equivalent, if any):	C 60629
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Mayflower Court, Apt.8, St Aloysius Street, Msida, Malta
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Erato Navigation Inc. (Liberia)

Name:	Sarond Shipping Inc.
Original Jurisdiction:	Marshall Islands
Registration number (or equivalent, if any):	59209
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Tully Enterprises S.A. (Liberia)

Name:	Boulevard Shiptrade S.A.
Original Jurisdiction:	Marshall Islands
Registration number (or equivalent, if any):	63735
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Tully Enterprises S.A. (Liberia)

Name:	Speedcarrier (No.1) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110258
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Sapfo Navigation Inc. (Liberia)

Name:	Speedcarrier (No.3) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110260
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Westwood Marine S.A. (Liberia)

Name:	Speedcarrier (No.4) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110261
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Baker International S.A. (Liberia)

Name:	Speedcarrier (No.5) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110262
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Bayard Maritime Limited (Liberia)

Name:	Speedcarrier (No.2) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110259
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Lito Navigation Inc. (Liberia)

Name:	Containers Services Inc.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-103775
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Westwood Marine S.A. (Liberia)

Name:	Megacarrier (No.4) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110529
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Tully Enterprises S.A. (Liberia)

Name:	Cellcontainer (No.7) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110808
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Bayard Maritime Limited (Liberia)

Name:	Boxcarrier (No.4) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-108729
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	80 Broad Street Monrovia Liberia
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Lito Navigation Inc. (Liberia)

Name:	Oceanew Shipping Limited
Original Jurisdiction:	Cyprus
Registration number (or equivalent, if any):	HE 127025
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Kyriakou Matsi 11, Nikis Center, 8th Floor, P.C. 1082, Nicosia, Cyprus
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Erato Navigation Inc. (Liberia)

Name:	Karlita Shipping Company Limited
Original Jurisdiction:	Cyprus
Registration number (or equivalent, if any):	HE 136599
English process agent (if not incorporated in England):	Law Debenture Corporate Service Limited Fifth Floor 100 Wood Street London EC2V 7EX
Registered office:	Kyriakou Matsi 11, Nikis Center, 8th Floor, P.C. 1082, Nicosia, Cyprus
Address and email address for service of notices:	Danaos Corporation c/o Danaos Shiping Co. Ltd 14 Akti Kondyli Street 185 45 Piraeu Greece Attn.: Evangelos Chatzis Tel: +30 210 419 6400 Fax: +30 210 422 0855 email: cfo@danaos.com
Shareholder:	Tully Enterprises S.A. (Liberia)

The Original Lenders

Name:	HSH NORDBANK AG
Commitment ($) in respect of Tranche A
Commitment ($) in respect of Tranche B
Facility Office, address, fax number and attention details for notices:	Gerhart-Hauptmann-Platz 50 20095 Hamburg, Germany Attn.: Gesa Voigt Fax: +49 40 33 33-613767 Attn.: Stefanie Berger Fax: +49 40 33 33-610895

Name:	AEGEAN BALTIC BANK S.A.
Commitment ($) in respect of Tranche A
Commitment ($) in respect of Tranche B
Facility Office, address, fax number and attention details for notices:	91, Megalou Alexandrou & 25th Martiou Str. 151 24 Maroussi, Greece Attention: Special Credits Fax: + 30 210 6234 192 / 193 Email: special.credits@ab-bank.com

Name:	PIRAEUS BANK S.A.
Commitment ($) in respect of Tranche A
Commitment ($) in respect of Tranche B
Facility Office, address, fax number and attention details for notices:	109-111 Mesogeion Avenue Gr-115 26 Athens, Greece Attn.: The Relationship Manager Fax: +302164001955 / +302104294666 email: shippingrecovery@piraeusbank.gr shippingloansadministrator@piraeusbank.gr

The Arrangers

Name:	AEGEAN BALTIC BANK S.A.
Facility Office, address, fax number and attention details for notices:	91, Megalou Alexandrou & 25th Martiou Str. 151 24 Maroussi, Greece [•]
Name:	HSH Nordbank AG
Facility Office, address, fax number and attention details for notices:	Gerhart Hauptmann Platz 50 20095 Hamburg, Germany Attn.: Gesa Voigt Fax: +49 40 33 33-613767 Tel: +49 40 33 33-13767 Fax: +49 40 33 33-610895 Tel: +49 40 33 33-10895

The Agent

Name:	AEGEAN BALTIC BANK S.A.
Facility Office, address, fax number and attention details for notices:

91, Megalou Alexandrou & 25th Martiou Str.
151 24 Maroussi, Greece
Attention; Business Development
Tel: + 30 210 6234 110
Fax: + 30 210 6234 192 / 193
Email: business.dvlp@ab-bank.com / For Operational Matters: Loans@ab-bank.com

The Security Agent

Name:	AEGEAN BALTIC BANK S.A.
Facility Office, address, fax number and attention details for notices:

91, Megalou Alexandrou & 25th Martiou Str.
151 24 Maroussi, Greece
Attention; Business Development
Tel: + 30 210 6234 110
Fax: + 30 210 6234 192 / 193
Email: business.dvlp@ab-bank.com / For Operational Matters: Loans@ab-bank.com

The Account Bank

Name:	AEGEAN BALTIC BANK S.A.
Address, fax number and attention details for notices:

91, Megalou Alexandrou & 25th Martiou Str.
151 24 Maroussi, Greece
Attention; Business Development
Tel: + 30 210 6234 110
Fax: + 30 210 6234 192 / 193
Email: business.dvlp@ab-bank.com / For Operational Matters: Loans@ab-bank.com

Schedule 2

Ship information

Part 1: Ships

Name of Ship:	“PERFORMANCE”
Owner:	Actaea Company Limited
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9250971
Charter description:	time charter dated 28 April 2017 (as amended from time to time)
Charterer:	CMA CGM
Classification:	NS Container Carrier PSCM IWS MNS
Classification Society:	Nippon Kaiji Kyokai
Major Casualty Amount:	$1,000,000.00

Name of Ship:	“PRIORITY”
Owner:	Asteria Shipping Company Limited
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9250995
Charter description:	n/a
Charterer:	n/a
Classification:	NS Container Carrier PSCM IWS MNS
Classification Society:	Nippon Kaiji Kyokai
Major Casualty Amount:	$1,000,000.00

Name of Ship:	“AMALIA C”
Owner:	Trindade Maritime Company
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9166649
Charter description:	time charter dated 13 June 2017
Charterer:	Yang Ming (UK) Ltd.
Classification:	100 A5 E Container Ship SOLAS —II-2 REG 9 ERS IW MC E AUT
Classification Society:	DNV GL
Major Casualty Amount:	$500,000.00

Name of Ship:	“MSC ZEBRA”
Owner:	Vilos Navigation Company LTD
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9231157
Charter description:	n/a
Charterer:	n/a
Classification:	Conatiner Ship Unrestricted Navigation AUT-UMS INWATERSURVEY
Classification Society:	Bureau Veritas
Major Casualty Amount:	$500,000.00

Name of Ship:	“DANAE C”
Owner:	Sarond Shipping Inc.
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9226425
Charter description:	time charter dated 01 March 2016 (as amended from time to time)
Charterer:	Hapag-Lloyd Aktiengesellschaft
Classification:	100 A5 Container Ship BMW SOLAS-II-2 REG. 19 IW LC RSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$500,000.00

Name of Ship:	“DIMITRIS C”
Owner:	Boulevard Shiptrade S.A.
Flag State:	Malta
Port of Registry:	Valetta
IMO Number:	9210074
Charter description:	time charter dated 04 May 2017 (as amended from time to time)
Charterer:	CMA CGM
Classification:	100 A5 E Container Ship SOLAS-II-2 REG. 19 IW MC E AUT
Classification Society:	DNV GL
Major Casualty Amount:	$500,000.00

Name of Ship:	“VLADIVOSTOK” (ex. “HYUNDAI VLADIVOSTOK”)
Owner:	Speedcarrier (NO.1) CORP.
Flag State:	Panama
Port of Registry:	Panama
IMO Number:	9149823
Official Number:	33304-07-D
Charter description:	n/a
Charterer:	n/a
Classification:	+KRS1 —Container Ship Clean1 IWS ERS CDG LG LI +KRM —UMA1 PMS BWE STCM
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$500,000.00

Name of Ship:	“STRIDE” (ex. “HYUNDAI STRIDE”)
Owner:	Speedcarrier (NO.3) CORP.
Flag State:	Panama
Port of Registry:	Panama
IMO Number:	9149835
Official Number:	25131-98-G
Charter description:	time charter dated 14 February 2018 (as amended from time to time)
Charterer:	MCC Transport Singapore Pte. Ltd.
Classification:	+KRS1 —Container Ship Clean1 IWS CDG LG LI +KRM1 —UMA1 PMS BWE STCM
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$500,000.00

Name of Ship:	“SPRINTER” (ex. “HYUNDAI SPRINTER”)
Owner:	Speedcarrier (NO.4) CORP.
Flag State:	Panama
Port of Registry:	Panama
IMO Number:	9149861
Official Number:	25364-98-H
Charter description:	n/a
Charterer:	n/a
Classification:	+KRS1 —Container Ship Clean1 IWS LG LI +KRM1 —UMA1 PMS BWE STCM
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$500,000.00

Name of Ship:	“FUTURE” (ex. “HYUNDAI FUTURE”)
Owner:	Speedcarrier (NO.5) CORP.
Flag State:	Panama
Port of Registry:	Panama
IMO Number:	9149847
Official Number:	25128-97-E
Charter description:	n/a
Charterer:	n/a
Classification:	+KRS1 — Container Ship Clean1 IWS CDG LG LI +KRM1 —UMA1 PMS BWE STCM
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$500,000.00

Name of Ship:	“ADVANCE” (ex. “HYUNDAI ADVANCE”)
Owner:	Speedcarrier (NO.2) CORP.
Flag State:	Panama
Port of Registry:	Panama
IMO Number:	9149859
Official Number:	25174-98-H
Charter description:	n/a
Charterer:	n/a
Classification:	+KRS1 —Container Ship Clean1 IWS CDG LG LI +KRM —UMA1 PMS BWE
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$500,000.00

Name of Ship:	“ANL TONGALA” (ex. DEVA)
Owner:	Containers Services Inc.
Flag State:	Liberia
Port of Registry:	Monrovia
IMO Number:	9278105
Official Number:	13644
Charter description:	n/a
Charterer:	n/a
Classification:	1A1 Container Carrier DG(P) E0 LC Nauticus (Newbuilding) RSCS Timon
Classification Society:	DNV GL
Major Casualty Amount:	$500,000.00

Name of Ship:	“MAERSK EXETER” (ex. “HYUNDAI SPEED”)
Owner:	Megacarrier (NO.4) CORP.
Flag State:	Greece
Port of Registry:	Pireus
IMO Number:	9475698
Charter description:	Charter party agreement dated 18 October 2007, as amended from time to time
Charterer:	Hyundai Merchant Marine Co. Ltd
Classification:	1A1 Container Carrier BIS BWM(E(s)) DG(P) E0 L Nauticus (Newbuilding) RSCS Timon
Classification Society:	DNV GL
Major Casualty Amount:	$1,250,000

Name of Ship:	“EXPRESS ROME”
Owner:	Cellcontainer (NO.7) CORP.
Flag State:	Liberia
Port of Registry:	Monrovia
IMO Number:	9484936
Official Number:	15019
Charter description:	n/a
Charterer:	n/a
Classification:	+KRS1 —Container Ship LS (CL,RS) Sea Trust (DSA2, FSA3, HCM) Clean1 IWS CDG IHM EDD OHIMP LG LI +KRM1 —UMA PMS BWE STCM NBS1
Classification Society:	Korean Register of Shipping
Major Casualty Amount:	$1,000,000.00

Name of Ship:	“CMA CGM RABELAIS”
Owner:	Boxcarrier (NO.4) CORP.
Flag State:	Malta
Port of Registry:	Valletta
IMO Number:	9406635
Charter description:	Charter party agreement dated 10 August 2006, as amended from time to time
Charterer:	CMA CGM
Classification:	100 A5 Containert Ship BWM SOLAS-II-2 REG. 19 IWRSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000.00

Name of Ship:	“EUROPE”
Owner:	Oceanew Shipping Limited
Flag State:	Cyprus
Port of Registry:	Limassol
IMO Number:	9285988
Charter description:	n/a
Charterer:	n/a
Classification:	100A1 Container Ship, Shipright (SDS, FDA, CM), IWS LI EP BOXMAX LMC, UMS NAV1, CAC(2)
Classification Society:	Lloyds Register of Shipping
Major Casualty Amount:	$1,000,000.00

Name of Ship:	“PUSAN C”
Owner:	Karlita Shipping Company Limited
Flag State:	Cyprus
Port of Registry:	Limassol
IMO Number:	9307229
Charter description:	n/a
Charterer:	n/a
Classification:	100 A1 Container Ship, Shipright, SDA, FDA, CM) IWS LI EP, Boxmax, LMC UMS NAV, CAC (2)
Classification Society:	Lloyds Register of Shipping
Major Casualty Amount:	$1,000,000.00

Part 2: Collateral Ships

Name of Collateral Ship:	“CMA CGM TANCREDI”
Collateral Owner:	TEUCARRIER (NO.2) CORP.
Original Jurisdiction:	Liberia
IMO Number:	9436355
Flag State:	Malta
Port of Registry:	Valetta
Official Number:	C-109523
Charter description:	n/a
Charterer:	n/a
Classification:	100 A5 Container Ship BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD Star MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000.00

Name of Collateral Ship:	“CMA CGM BIANCA”
Collateral Owner:	TEUCARRIER (NO.3) CORP.
Original Jurisdiction:	Liberia
IMO Number:	9436367
Flag State:	Malta
Port of Registry:	Valetta
Official Number:	C-109524
Charter description:	n/a
Charterer:	n/a
Classification:	100 A5 Container Ship BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD Star MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000.00

Name of Collateral Ship:	“CMA CGM SAMSON”
Collateral Owner:	TEUCARRIER (NO.4) CORP.
Original Jurisdiction:	Liberia
IMO Number:	9436379
Flag State:	Malta
Port of Registry:	Valetta
Official Number:	C-109525
Charter description:	n/a
Charterer:	n/a
Classification:	100 A5 Container Ship BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD Star MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000.00

Name of Collateral Ship:	“MSC AMBITION ” (ex. “HYUNDAI AMBITION”)
Collateral Owner:	MEGACARRIER (NO.5) CORP.
Original Jurisdiction:	Liberia
IMO Number:	9475703
Flag State:	Liberia
Port of Registry:	Monrovia
Official Number:	C-110530
Charter description:	n/a
Charterer:	n/a
Classification:	1A1 Container Carrier Bis BWM(E(S)) DG(P) E0 LC Nauticus (Newbuilding) RSCS Timon
Classification Society:	DNV GL
Major Casualty Amount:	$1,250,000.00

Schedule 3

Form of Assignment Agreement and Transfer Certificate

Part 1 — Form of Assignment Agreement

To:      [Agent] as Agent

From:  [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               We refer to the Facility Agreement and to the Global Intercreditor Deed (as defined in the Facility Agreement). This agreement (the Agreement) shall take effect as an Assignment Agreement for the purposes of the Facility Agreement and a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                               We refer to clause 31.7 (Procedure available for assignment) of the Facility Agreement:

(a)                       The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the Facility Agreement as specified in the Schedule.

(b)                       The Existing Lender is released from the obligations owed by it which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the Facility Agreement specified in the Schedule (but the obligations owed by the Obligors under the Finance Documents shall not be released).

(c)                        The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)                       On the Transfer Date the New Lender becomes:

(i)                           a Party to the relevant Finance Documents (other than the Global Intercreditor Deed) as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above; and

(ii)                        a Party to the Global Intercreditor Deed as a [•] (as defined in the Global Intercreditor Deed).

(e)                        The proposed Transfer Date is [•].

(f)                         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 42.2 (Addresses) of the Facility Agreement are set out in the Schedule.

3                               The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 31.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.]

4                               The New Lender confirms that it [is]/[is not] a Borrower Affiliate.

5                               We refer to clause [•] ([•]) of the Global Intercreditor Deed. In consideration of the New Lender being accepted as a [•] for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Global Intercreditor Deed as a [•], and undertakes to perform all the obligations expressed in the Global Intercreditor Deed to be assumed by a [•] and agrees that it shall be bound by all the provisions of the Global Intercreditor Deed, as if it had been an original party to the Global Intercreditor Deed. [Note: also to include reference to other applicable Intercreditor Agreements.]

6                               This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

7                               This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8                               This Agreement and any non-contractual obligations connected with it are governed by English law.

9                               This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:   The execution of this Assignment Agreement may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender] [New Lender]

By:	By:

This Agreement is accepted by the Agent as an Assignment Agreement for the purposes of the Facility Agreement and the Transfer Date is confirmed as [•].

This Agreement is also accepted by the Security Agent as a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Part 2 — Form of Transfer Certificate

To:      [Agent] as Agent

From:  [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               We refer to the Facility Agreement and to the Global Intercreditor Deed (as defined in the Facility Agreement). This agreement (the Agreement) shall take effect as a Transfer Certificate for the purposes of the Facility Agreement and a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                               We refer to clause 31.6 (Procedure available for transfer) of the Facility Agreement:

(a)                       The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with 31.6 (Procedure available for transfer) of the Facility Agreement all of the Existing Lender’s rights and obligations under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)                       On the Transfer Date the New Lender becomes:

(i)                           a Party to the relevant Finance Documents (other than the Global Intercreditor Deed) as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above; and

(ii)                        a Party to the Global Intercreditor Deed as a [•] (as defined in the Global Intercreditor Deed).

(c)                        The proposed Transfer Date is [•].

(d)                       The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 42.2 (Addresses) of the Facility Agreement are set out in the Schedule.

3                               The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 31.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.]

4                               The New Lender confirms that it [is]/[is not] a Borrower Affiliate.

5                               We refer to clause [•] ([•]) of the Global Intercreditor Deed. In consideration of the New Lender being accepted as a [•] for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Global Intercreditor Deed as a [•], and undertakes to perform all the obligations expressed in the Global Intercreditor Deed to be assumed by a [•] and agrees that it shall be bound by all the provisions of the Global Intercreditor Deed, as if it had been an original party to the Global Intercreditor Deed. [Note: also to include reference to other applicable Intercreditor Agreements.]

6                               This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

7                               This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8                               This Agreement and any non-contractual obligations connected with it are governed by English law.

9                               This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:   The execution of this Transfer Certificate may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender] [New Lender]

By:	By:

This Agreement is accepted by the Agent as a Transfer Certificate for the purposes of the Facility Agreement and the Transfer Date is confirmed as [•].

This Agreement is also accepted by the Security Agent as a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 4

Form of Compliance Certificate and Ring Fencing Compliance Certificate

Part 1 — Form of Compliance Certificate

To:                   [Agent] as Agent

From:              Danaos Corporation as Borrower

Dated: [•]

Dear Sirs

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               [I/We] refer to the Facility Agreement.  This is a Compliance Certificate for the Financial Quarter ended on [•] and the Relevant Period ending on the Quarter Date of [•].  Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                               [I/We] attach(1) computations as to compliance with clause 20 (Financial covenants) of the Facility Agreement and confirm that:

(a)                       Actual Free Cash Flow for the Financial Quarter ended on [•] was $[•], comprising Free Cash Flow of $[•] and a pro rata allocation of Unencumbered Free Cash Flow of $[•];

(b)                       Minimum Corporate  Cover (Charter Free) for the Relevant Period ending on the Quarter Date of [•] was [•]%;

(c)                        Minimum Corporate Cover (Charter Attached) for the Relevant Period ending on the Quarter Date of [•] was [•]%;

(d)                       Minimum Liquidity for the Relevant Period ending on the Quarter Date of [•] was $[•];

(e)                        Consolidated Net Leverage for the Relevant Period ending on the Quarter Date of [•] was [•]:[•];

(f)                         Interest Cover for the Relevant Period ending on the Quarter Date of [•] was [•]:[•];

(1)  Note: calculations to be attached to Compliance Certificate.

(g)                        Consolidated Market Value Adjusted Net Worth for the Relevant Period ending on the Quarter Date of [•] was $[•]; and

(h)                       Total Available Cash of [•].

3                               [I/We confirm that no Default is continuing.](2)

Signed by:

[Finance Director] [Chief Financial Officer]
Danaos Corporation

(2)  Note: if this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Part 2 — Form of Ring Fencing Compliance Certificate

To:                                                    [Agent] as Agent

From:                                       Danaos Corporation as Borrower

Dated:                                   [•]

Dear Sirs

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               I/We refer to the Facility Agreement.  This is a Ring Fencing Compliance Certificate.  Terms defined in the Facility Agreement have the same meaning when used in this Ring Fencing Compliance Certificate unless given a different meaning in this Ring Fencing Compliance Certificate.

2                               I/We confirm that: [Insert details of Excess Cash generated, Excess Cash Loan balances (positive and negative) in respect of each Amended RA Facility, (iii) aggregate of Excess Cash Loans with negative balances across all Amended RA Facilities, (iv) Support Payments, and (v) Total Available Cash]

3                               [I/We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

Signed by:

[Finance Director] [Chief Financial Officer]

Danaos Corporation

Schedule 5

Forms of Notifiable Debt Purchase Transaction

Part 1 — Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:                  [Agent] as Agent

From:             [Lender]

Dated:            [•]

Dear Sirs

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               We refer to clause 46.10 (Disenfranchisement of Borrower Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                               We have entered into a Notifiable Debt Purchase Transaction.

3                               The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to $[•] of our Commitment.

Signed by:

[Lender]

Part 2 — Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable
Debt Purchase Transaction ceasing to be with Borrower Affiliate

To:                  [Agent] as Agent

From:             [Lender]

Dated:            [•]

Dear Sirs

$[•] Facility Agreement dated [•]
(the Facility Agreement)

1                               We refer to clause 46.10 (Disenfranchisement of Borrower Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                               A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Borrower Affiliate].

3                               The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to $[•] of our Commitment.

Signed by:

[Lender]

Schedule 6

HMM Notes

Issuer	Description of HMM Note	Noteholder
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 6,624,280.00 or KRW 7,503,321,610.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	MEGACARRIER (NO.4) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 590,150.00 or KRW 668,462,790.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	SPEEDCARRIER (NO.1) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 634,809.00 KRW 719,048,030.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	SPEEDCARRIER (NO.2) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 660,327.00 or KRW 747,952,520.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	SPEEDCARRIER (NO.3) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 724,127.00 or KRW 820,218,510.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	SPEEDCARRIER (NO.4) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 703,388.00 or KRW 796,727,060.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	SPEEDCARRIER (NO.5) CORP. [Guarantor]
Hyundai Merchant Marine Co., Ltd.	debt certificate of the amount USD 6,652,179.00 or KRW 7,534,923,090.00 based on Subscription Spot Rate of KRW 1,132.70 per USD 1.00 (issued: 18 July 2016)	MEGACARRIER (NO.5) CORP. [Collateral Owner]

Schedule 7

Restructured Facility Waterfall of Excess Cash

Step	Waterfall for each Restructured Facility	Restructured Facility Allocation
Step 0	Cash flow pool for each Restructured Facility made up of:

+ 100% of first lien vessel cash flows

+ pro rata share of second lien Pool D Vessel cash flows following repayment in full of Citi-Eurobank Facility

+ pro rata share of second lien Pool E Vessel cash flows, after agreed operating expenses and debt service on Amended and Restated Sinosure Facility

+ pro rata share of all Unencumbered Cash Flows from vessels within the Existing Fleet, after agreed operating expenses

Step 1	Reduced by:

–                 agreed operating expenses and maintenance capex for first lien vessels

–                 cash interest expense for applicable Restructured Facility

–                 Restructuring Base Fee (i.e. Amendment Fee) instalments (in no more than two (2) Instalment Dates)

Step 0 less step 1 = Actual Free Cash Flow

Step 2

Less: fixed amortization:

–                 65% forecast Actual Free Cash Flow on Tranche 1 in respect of the HSH Facility (i.e. Tranche A) and the New RBS Facility, subject to maximum 11 year repayment profile (to be defined as a fixed quarterly amount by reference to the Fixed Amortization Schedule attached hereto), and 65% forecast Actual Free Cash Flow in respect of the Citibank Pool C Refinancing Facility

In respect of the. New HSH Facility (i.e. the Facility) and the New RBS Facility,100% to Tranche 1 (i.e. Tranche A), until fully repaid, then to Tranche 2 (i.e. Tranche A),.

In respect of the Citibank Pool C Cash Out Facility, 100% to the total outstanding principal.

– including [ZIM and] HMM expected bonds principal proceeds

Step 3	Less: Balancing Payments: + 85% of Actual Free Cash Flow, less – fixed amortization

In respect of the HSH Facility (i.e. the Facility) and the New RBS Facility, 100% to Tranche 2 (i.e. Tranche B), until fully repaid, then to Tranche 1 (i.e. Tranche A).

In respect of the Citibank Pool C Cash Out Facility, 100% to the total outstanding principal.

Step 4	Excess Cash to Borrower (Danaos Corporation)	N/A

Definitions

“Citi-Eurobank Facility” means the $80,000,000 loan facility advanced to Danaos under a facility agreement dated 24 January 2011 entered into among, amongst others, Danaos as borrower, and the banks and financial institutions listed therein as lenders, as amended and restated on or about the Effective Date.

“Citibank Pool C Refinancing Facility” means the loan facility advanced to Danaos under a facility agreement dated on or about the HSH Facility among, amongst others, Danaos as borrower and Citibank as lender.

“HSH Facility” means the Facility (as defined in this Agreement).

“New RBS Facility” means the facilities made available under the RBS Tranche 1 Facility Agreement and the RBS Tranche 2 Facility Agreement.

“RBS Tranche 1 Facility Agreement” means the facility agreement entitled “Tranche 1 Facility Agreement” as amended and restated on or about the Effective Date between, amongst others, Danaos, The Royal Bank of Scotland plc as facility agent and NatWest Markets Plc as security agent.

“RBS Tranche 2 Facility Agreement” means the facility agreement entitled “Tranche 2 Facility Agreement” as amended and restated on or about the Effective Date between, amongst others, Danaos, The Royal Bank of Scotland plc as facility agent, NatWest Markets Plc as security agent.

“Restructured Facility” means each of the HSH Facility, the RBS Tranche 1 Facility, the RBS Tranche 2 Facility and the Citibank Pool C Refinancing Facility.

Note	Terms in brackets and in italics are defined terms in the HSH Facility

Schedule 8

Tranche B Target Amount

Quarter Date	Amount ($) in million

31 December 2018	132,300

31 March 2019	128,900

30 June 2019	130,200

30 September 2019	128,300

31 December 2019	129,500

31 March 2020	130,800

30 June 2020	132,100

30 September 2020	133,500

31 December 2020	134,800

31 March 2021	136,100

30 June 2021	137,200

30 September 2021	138,500

31 December 2021	137,400

31 March 2022	138,700

30 June 2022	133,300

30 September 2022	128,400

31 December 2022	121,600

31 March 2023	120,300

30 June 2023	116,200

30 September 2023	117,300

31 December 2023	117,300

SIGNATURES

The Borrower

DANAOS CORPORATION

By:

The Guarantors

ACTEA COMPANY LIMITED

By:

ASTERIA SHIPPING COMPANY LIMITED

By:

TRINDADE MARITIME COMPANY

By:

VILOS NAVIGATION COMPANY LTD

By:

SAROND SHIPPING INC.

By:

BOULEVARD SHIPTRADE S.A.

By:

SPEEDCARRIER (NO.1) CORP.

By:

SPEEDCARRIER (NO.3) CORP.

By:

SPEEDCARRIER (NO.4) CORP.

By:

SPEEDCARRIER (NO.5) CORP.

By:

SPEEDCARRIER (NO.2) CORP.

By:

CONTAINER SERVICES INC.

By:

MEGACARRIER (NO.4) CORP.

By:

CELLCONTAINER (NO.7) CORP.

By:

BOXCARRIER (NO.4) CORP.

By:

OCEANEW SHIPPING LIMITED

By:

KARLITA SHIPPING COMPANY LIMITED

By:

The Original Lenders

HSH NORDBANK AG

By:

AEGEAN BALTIC BANK S.A.

By:

PIRAEUS BANK S.A.

By:

The Arrangers

HSH NORDBANK AG

By:

AEGEAN BALTIC BANK S.A.

By:

The Agent

AEGEAN BALTIC BANK S.A.

By:

The Security Agent

AEGEAN BALTIC BANK S.A.

By:

Schedule 3

Existing Security Documents

Part A — Owners’ Guarantees

1.              A guarantee, subject to English law, by guarantor ACTAEA COMPANY LIMITED in respect of vessel MV PERFORMANCE with IMO No 9250971 dated 5 November 2014 in favour of Aegean Baltic Bank S.A.

2.              A guarantee, subject to English law, by guarantor ASTERIA SHIPPING COMPANY LIMITED in respect of vessel MV PRIORITY with IMO No 9250995 dated 5 November 2014 in favour of Aegean Baltic Bank S.A.

3.              A guarantee, subject to English law, by guarantor TRINDADE MARITIME COMPANY in respect of vessel MV AMALIA C with IMO No 9166649 dated 14 May 2013 in favour of Aegean Baltic Bank S.A.

4.              A guarantee, subject to English law, by guarantor VILOS NAVIGATION COMPANY LTD in respect of vessel MV MSC ZEBRA with IMO No 9231157 dated 25 June 2013 in favour of Aegean Baltic Bank S.A.

5.              A guarantee, subject to English law, by guarantor SAROND SHIPPING INC. in respect of vessel MV DANAE C with IMO No 9226425 dated 13 November 2013 in favour of Aegean Baltic Bank S.A.

6.              A guarantee, subject to English law, by guarantor BOULEVARD SHIPTRADE S.A. in respect of vessel MV DIMITRIS C with IMO No 9210074 dated 21 November 2013 in favour of Aegean Baltic Bank S.A.

7.              A guarantee, subject to English law, by guarantor SPEEDCARRIER (NO.1) CORP. in respect of vessel MV VLADIVOSTOK with IMO No 9149823 dated 12 September 2007 in favour of Aegean Baltic Bank S.A.

8.              A guarantee, subject to English law, by guarantor SPEEDCARRIER (NO.3) CORP. in respect of vessel MV STRIDE with IMO No 9149835 dated 12 September 2007 in favour of Aegean Baltic Bank S.A.

9.              A guarantee, subject to English law, by guarantor SPEEDCARRIER (NO.4) CORP. in respect of vessel MV SPRINTER with IMO No 9149861 dated 1 October 2007 in favour of Aegean Baltic Bank S.A.

10.       A guarantee, subject to English law, by guarantor SPEEDCARRIER (NO.5) CORP. in respect of vessel MV FUTURE with IMO No 9149847 dated 1 October 2007 in favour of Aegean Baltic Bank S.A.

11.       A guarantee, subject to English law, by guarantor SPEEDCARRIER (NO.2) CORP. in respect of vessel MV ADVANCE with IMO No 9149859 dated 12 September 2007 in favour of Aegean Baltic Bank S.A.

12.       A  guarantee, subject to English law, by guarantor CONTAINERS SERVICES INC. in respect of vessel MV DEVA with IMO No 9278105 dated 20 July 2015 in favour of Aegean Baltic Bank S.A.

13.       A guarantee, subject to English law, by guarantors MEGACARRIER (NO.4) CORP., CELLCONTAINER (NO.7) CORP. and BOXCARRIER (NO.4) CORP. in respect of vessels MV MAERSK EXETER with IMO No 9475698, MV EXPRESS ROME with IMO No 9484936 and MV

CMA CGM RABELAIS with IMO No 9406635 dated 18 February 2011 in favour of Aegean Baltic Bank S.A.

14.       A guarantee, subject to English law, by guarantor OCEANEW SHIPPING LIMITED in respect of vessel MV EUROPE (formerly CSCL EUROPE) with IMO No 9285988 dated 20 July 2015 in favour of Aegean Baltic Bank S.A.

15.       A guarantee, subject to English law, by guarantor KARLITA SHIPPING COMPANY LIMITED in respect of vessel MV PUSAN C (formerly CSCL PUSAN) with IMO No 9307229 dated 20 July 2015 in favour of Aegean Baltic Bank S.A.

(the guarantees referred under Nos. 1 to 15 above each a “Guarantee” and together the “Guarantees”)

Part B — General Assignments

16.       A general assignment for vessel MV PERFORMANCE with IMO No 9250971 dated 5 November 2014  between ACTAEA COMPANY LIMITED and Aegean Baltic Bank S.A.

17.       A general assignment for vessel MV PRIORITY with IMO No 9250995 dated 5 November 2014 between ASTERIA SHIPPING COMPANY LIMITED and Aegean Baltic Bank S.A.

18.       A general assignment for vessel MV AMALIA C with IMO No 9166649 dated 14 May 2013 between TRINDADE MARITIME COMPANY and Aegean Baltic Bank S.A.

19.       A general assignment for vessel MV MSC ZEBRA with IMO No 9231157 dated 25 June 2013 between VILOS NAVIGATION COMPANY LTD and Aegean Baltic Bank S.A.

20.       A general assignment for vessel MV DANAE C with IMO No 9226425 dated 13 November 2013 between SAROND SHIPPING INC. and Aegean Baltic Bank S.A.

21.       A general assignment for vessel MV DIMITRIS C with IMO No 9210074 dated 21 November 2013 between BOULEVARD SHIPTRADE S.A. and Aegean Baltic Bank S.A.

22.       A general assignment for vessel MV VLADIVOSTOK with IMO No 9149823 dated 12 September 2007 between SPEEDCARRIER (NO.1) CORP. and Aegean Baltic Bank S.A.

23.       A general assignment for vessel MV STRIDE with IMO No 9149835 dated 12 September 2007 between SPEEDCARRIER (NO.3) CORP. and Aegean Baltic Bank S.A.

24.       A general assignment for vessel MV SPRINTER with IMO No 9149861 dated 16 October 2007 between SPEEDCARRIER (NO.4) CORP and Aegean Baltic Bank S.A.

25.       A general assignment for vessel MV FUTURE with IMO No 9149847 dated 3 October 2007 between SPEEDCARRIER (NO.5) CORP. and Aegean Baltic Bank S.A.

26.       A general assignment for vessel MV ADVANCE with IMO No 9149859 dated 12 September 2007 between SPEEDCARRIER (NO.2) CORP. and Aegean Baltic Bank S.A.

27.       A general assignment for vessel MV DEVA with IMO No 9278105 dated 20 July 2015 between CONTAINERS SERVICES INC. and Aegean Baltic Bank S.A.

28.       A general assignment for vessel MV MAERSK EXETER with IMO No 9475698 dated 7 June 2012 between MEGACARRIER (NO.4) CORP and Aegean Baltic Bank S.A.

29.       A general assignment for vessel MV EXPRESS ROME with IMO No 9484936 dated 6 April 2011 between CELLCONTAINER (NO.7) CORP. and Aegean Baltic Bank S.A.

30.       A general assignment for vessel MV EUROPE (formerly CSCL EUROPE) with IMO No 9285988 dated 20 July 2015 between OCEANEW SHIPPING LIMITED and Aegean Baltic Bank S.A.

31.       A general assignment for vessel MV PUSAN C (formerly CSCL PUSAN) with IMO No 9307229 dated 20 July 2015 between KARLITA SHIPPING COMPANY LIMITED and Aegean Baltic Bank S.A.

(the general assignments referred under Nos. 16 to 31 above each a “General Assignment” and together the “General Assignments”)

Part C — Charter Party Assignments

32.       A charter party assignment for vessel MAERSK EXETER with IMO No 9475698 dated 18 February 2011 between MEGACARRIER (NO.4) CORP. and Aegean Baltic Bank S.A.

33.       A charter party assignment for vessel for CMA CGM RABELAIS with IMO No 9406635 dated 22 March 2011 between BOXCARRIER (NO.4) CORP. and Aegean Baltic Bank S.A.

(the charter parties referred to under Nos. 32 and 33  each an “Existing Charter Party Assignment” and together the “Existing Charter Party Assignments”)

Part D— Deeds of Covenants

34.       A Deed of Covenants, subject to English law, for vessel MV PERFORMANCE with IMO No 9250971 dated 5 November 2011 between ACTAEA COMPANY LIMITED and Aegean Baltic Bank S.A.

35.       A Deed of Covenants, subject to English law, for vessel MV PRIORITY with IMO No 9250995 dated 5 November 2011 between ASTERIA SHIPPING COMPANY LIMITED and Aegean Baltic Bank S.A.

36.       A Deed of Covenants, subject to English law, for vessel MV AMALIA C with IMO No 9166649 dated 14 May 2013 between TRINDADE MARITIME COMPANY and Aegean Baltic Bank S.A.

37.       A Deed of Covenants, subject to English law, for vessel MV MSC ZEBRA with IMO No 9231157 dated 25 June 2013 between VILOS NAVIGATION COMPANY and Aegean Baltic Bank S.A.

38.       A Deed of Covenants, subject to English law, for vessel MV DANAE C with IMO No 9226425 dated 21 November 2013 between SAROND SHIPPING INC. and Aegean Baltic Bank S.A.

39.       A Deed of Covenants, subject to English law, for vessel MV DIMITRIS C with IMO No 9210074 dated 21 November 2013 between BOULEVARD SHIPTRADE S.A. and Aegean Baltic Bank S.A.

40.       A Deed of Covenants, subject to English law, for vessel MV CGA CGM RABELAIS with IMO No 9406635 dated 20 March 2011 between BOXCARRIER (NO.4) CORP. and Aegean Baltic Bank S.A. including an assignment of earnings and insurances

(the Deeds of Covenants referred under Nos. 34 to 40 above each a “Existing Deed of Covenants” and together the “Existing Deeds of Covenants”)

Schedule 4

Amended Security Documents

Part A — Ship Mortgages

1.              A first priority Maltese ship mortgage over vessel MV PERFORMANCE with IMO No 9250971 dated 5 November 2011

2.              A first priority Maltese ship mortgage over vessel MV PRIORITY with IMO No 9250995 dated 5 November 2011

3.              A first priority Maltese ship mortgage over vessel MV AMALIA C with IMO No 9166649 dated 14 May 2013

4.              A first priority Maltese ship mortgage over vessel MV MSC ZEBRA with IMO No 9231157 dated 25 June 2013

5.              A first priority Maltese ship mortgage over vessel MV DANAE C with IMO No 9226425 dated 13 November 2013

6.              A first priority Maltese ship mortgage over vessel MV DIMITRIS C with IMO No 9210074 dated 21 November 2013

7.              A first priority Panamanian ship mortgage over vessel MV VLADIVOSTOK with IMO No 9149823 dated 12 September 2007 amended 18 February 2011

8.              A first priority Panamanian ship mortgage over vessel MV STRIDE with IMO No 9149835 dated 12 September 2007 amended 18 February 2011

9.              A first priority Panamanian ship mortgage over vessel MV SPRINTER with IMO No 9149861 dated  16 October 2007 amended 18 February 2011

10.       A first priority Panamanian ship mortgage over vessel MV FUTURE with IMO No 9149847 dated 3 October 2007 amended 18 February 2011

11.       A first priority Panamanian ship mortgage over vessel MV ADVANCE with IMO No 9149859 dated 12 September 2007 amended 18 February 2011

12.       An initially second preferred Liberian ship mortgage (having first priority as at the date of this agreement) over vessel MV DEVA with IMO No 9278105 dated 20 July 2015

13.       A first preferred Liberian mortgage over vessel MV EXPRESS ROME with IMO No 9484936 dated 6 April 2011

14.       A first priority Maltese ship mortgage over vessel MV CGA CGM RABALAIS with IMO No 9406635 dated 22 March 2011

(the mortgages referred under Nos.1 to 14 above each a “Mortgage” and together the “Mortgages”)

Part B — Pledges

15.       A Shares Security Deed of ERATO NAVIGATION INC. concerning the shares in ACTAEA COMPANY LIMITED’s shares in favour of Aegean Baltic Bank S.A. dated 4 November 2014, subject to English law (and with effect from the Effective Date, subject to Maltese law);

16.       A Shares Security Deed of TULLY ENTERPRISES S.A. concerning the shares in ASTERIA SHIPPING COMPANY LIMITED’s shares in favour of Aegean Baltic Bank S.A. dated 4 November 2014, subject to English law(and with effect from the Effective Date, subject to Maltese law); and

17.       A Shares Security Deed of ERATO NAVIGATION INC. concerning the shares in VILOS NAVIGATION COMPANY LTD’s shares in favour of Aegean Baltic Bank S.A. dated 25 June 2013, subject to English law (and with effect from the Effective Date, subject to Maltese law)

(the Share Security Deeds referred to under Nos. 15 to 17 each an “Malta Share Pledge” and together the “Malta Share Pledges”)

18.       A share pledge of TRINDADE MARITIME COMPANY’s shares in favour of Aegean Baltic Bank S.A., subject to English law

19.       A share pledge of SAROND SHIPPING INC.’s shares in favour of Aegean Baltic Bank S.A., subject to English law

20.       A share pledge of BOULEVARD SHIPTRADE S.A.’s shares in favour of Aegean Baltic Bank S.A., subject to English law

21.       A share pledge of CONTAINERS SERVICES INC.’s shares in favour of Aegean Baltic Bank S.A., subject to English law

22.       A share pledge of SPEEDCARRIER (NO.1) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

23.       A share pledge of SPEEDCARRIER (NO.3) CORP.’s shares in favour of Aegean Baltic Bank S.A, subject to the laws of New York, United States of America

24.       A share pledge of SPEEDCARRIER (NO.4) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

25.       A share pledge of SPEEDCARRIER (NO.5) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

26.       A share pledge of SPEEDCARRIER (NO.2) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

27.       A share pledge of MEGACARRIER (NO.4) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

28.       A share pledge of CELLCONTAINER (NO.7) CORP.’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

29.       A share pledge of BOXCARRIER (NO.4) CORP’s shares in favour of Aegean Baltic Bank S.A., subject to the laws of New York, United States of America

Schedule 5

New Security Documents

Part A — Mortgages

1.              A first priority Cypriote ship mortgage over vessel MV EUROPE with IMO No 9285988

2.              A first priority Cypriote ship mortgage over vessel MV PUSAN C with IMO No 9307229

3.              A first priority Greek ship mortgage over vessel MV MAERSK EXETER with IMO No 9475698

(the mortgages referred under Nos. 1 to 3 above each a “New Mortgage” and together the “New Mortgages”)

Part B — Deed of Covenants

4.              A Deed of Covenants, subject to Cypriote law, for vessel MV EUROPE with IMO No 9285988 between OCEANEW SHIPPING LIMITED and Aegean Baltic Bank S.A.

5.              A Deed of Covenants, subject to Cypriote law, for vessel MV PUSAN C with IMO No 9307229 between KARLITA SHIPPING COMPANY LIMITED and Aegean Baltic Bank S.A.

(the Deeds of Covenants referred under Nos. 4 and 5 above each a “Cypriot Deed of Covenants” and together the “Cypriot Deeds of Covenants”)

Part C — Account Pledges

6.              An Earnings Account Pledge Agreement, subject to Greek law, between Danaos Corporation and Aegean Baltic Bank S.A. regarding bank account no. 10013552032

(the “DAC Earnings Account Pledge”)

Part D - Charter Party Assignments

7.              A charter party assignment for vessel MV PERFORMANCE with IMO No 9250971 between ACTAEA COMPANY LIMITED and Aegean Baltic Bank S.A.

8.              A charter party assignment for vessel MV AMALIA C with IMO No 9166649 between TRINDADE MARITIME COMPANY and Aegean Baltic Bank S.A.

9.              A charter party assignment for vessel MV DANAE C with IMO No 9226425 between SAROND SHIPPING INC. and Aegean Baltic Bank S.A.

10.       A charter party assignment for vessel MV DIMITRIS C with IMO No 9210074 between BOULEVARD SHIPTRADE S.A. and Aegean Baltic Bank S.A.

11.       A charter party assignment for vessel MV STRIDE with IMO No 9149835 between SPEEDCARRIER (NO.3) CORP. and Aegean Baltic Bank S.A.

(the charter parties referred to under Nos. 7 to 11 each a “New Charter Party Assignment” and together the “New Charter Party Assignments”)

Part E — Share Pledges

12.       A share pledge of OCEANEW SHIPPING LIMITED’s shares in favour of Aegean Baltic Bank S.A., subject to Cypriote law

13.       A share pledge of KARLITA SHIPPING COMPANY LIMITED’s shares in favour of Aegean Baltic Bank S.A., subject to Cypriote law

(the share pledges referred to in Nos. 12 and 13 each an “New Share Pledge” and together the “New Share Pledges”)

Part F — Excess Loan Cash Assignments

A)           Upstream

14.       A Deed of first priority assignment of the claims of the ACTAEA COMPANY LIMITED under the Excess Cash Loan between ACTAEA COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

15.       A Deed of first priority assignment of the claims of the ASTERIA SHIPPING COMPANY LIMITED under the Excess Cash Loan between ASTERIA SHIPPING COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

16.       A Deed of first priority assignment of the claims of the TRINDADE MARITIME COMPANY under the Excess Cash Loan between TRINDADE MARITIME COMPANY and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

17.       A Deed of first priority assignment of the claims of the VILOS NAVIGATION COMPANY LTD under the Excess Cash Loan between VILOS NAVIGATION COMPANY LTD and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

18.       A Deed of first priority assignment of the claims of the SAROND SHIPPING INC. under the Excess Cash Loan between SAROND SHIPPING INC. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

19.       A Deed of first priority assignment of the claims of the BOULEVARD SHIPTRADE S.A. under the Excess Cash Loan between BOULEVARD SHIPTRADE S.A. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

20.       A Deed of first priority assignment of the claims of the SPEEDCARRIER (NO.1) CORP. under the Excess Cash Loan between SPEEDCARRIER (NO.1) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

21.       A Deed of first priority assignment of the claims of the SPEEDCARRIER (NO.3) CORP. under the Excess Cash Loan between SPEEDCARRIER (NO.3) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

22.       A Deed of first priority assignment of the claims of the SPEEDCARRIER (NO.4) CORP. under the Excess Cash Loan between SPEEDCARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

23.       A Deed of first priority assignment of the claims of the SPEEDCARRIER (NO.5) CORP. under the Excess Cash Loan between SPEEDCARRIER (NO.5) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

24.       A Deed of first priority assignment of the claims of the SPEEDCARRIER (NO.2) CORP. under the Excess Cash Loan between SPEEDCARRIER (NO.2) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

25.       A Deed of first priority assignment of the claims of the CONTAINERS SERVICES INC. under the Excess Cash Loan between CONTAINERS SERVICES INC. as lender and DANAOS CORPORATION as borrower in favour of AEGEAN BALTIC BANK S.A.

26.       A Deed of first priority assignment of the claims of the MEGACARRIER (NO.4) CORP. under the Excess Cash Loan between MEGACARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

27.       A Deed of first priority assignment of the claims of the CELLCONTAINER (NO.7) CORP. under the Excess Cash Loan between CELLCONTAINER (NO.7) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

28.       A Deed of first priority assignment of the claims of the BOXCARRIER (NO.4) CORP. under the Excess Cash Loan between BOXCARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

29.       A Deed of first priority assignment of the claims of the OCEANEW SHIPPING LIMITED under the Excess Cash Loan between OCEANEW SHIPPING LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

30.       A Deed of first priority assignment of the claims of the KARLITA SHIPPING COMPANY LIMITED under the Excess Cash Loan between KARLITA SHIPPING COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

(the Deeds of first priority assignment referred to in Nos. 14 to 30 each an “Upstream Assignment” and together the “ Upstream Assignments”)

B)           Downstream

31.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between ACTAEA COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

32.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between ASTERIA SHIPPING COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

33.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between TRINDADE MARITIME COMPANY and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

34.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between VILOS NAVIGATION COMPANY LTD and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

35.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SAROND SHIPPING INC. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

36.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between BOULEVARD SHIPTRADE S.A. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

37.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SPEEDCARRIER (NO.1) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

38.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SPEEDCARRIER (NO.3) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

39.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SPEEDCARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

40.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SPEEDCARRIER (NO.5) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

41.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between SPEEDCARRIER (NO.2) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

42.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between CONTAINERS SERVICES INC. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

43.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between MEGACARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

44.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between CELLCONTAINER (NO.7) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

45.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between BOXCARRIER (NO.4) CORP. and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

46.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between OCEANEW SHIPPING LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

47.       A Deed of first priority assignment of the claims of DANAOS CORPORATION under the Excess Cash Loan between KARLITA SHIPPING COMPANY LIMITED and DANAOS CORPORATION in favour of AEGEAN BALTIC BANK S.A.

(the Deeds of first priority assignment referred to in Nos. 31 to 47 each an “Downstream Assignment” and together the “ Downstream Assignments”)

Part G — Manager’s Undertakings

48.       A manager’s undertaking for vessel MV EXPRESS ROME with IMO No 9484936 from Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

49.       A manager’s undertaking for vessel MV CMA CGM RABELAIS with IMO No 9406635 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

50.       A manager’s undertaking for vessel MV DEVA with IMO No 9278105 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

51.       A manager’s undertaking for vessel MV PUSAN C (formerly CSCL PUSAN) with IMO No 9307229 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

52.       A manager’s undertaking for vessel MV EUROPE (formerly CSCL EUROPE) with IMO No 9285988 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

53.       A manager’s undertaking for vessel MV PERFORMANCE with IMO No 9250971 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

54.       A manager’s undertaking for vessel MV PRIORITY with IMO No 9250995 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

55.       A manager’s undertaking for vessel MV AMALIA C with IMO No 9166649 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

56.       A manager’s undertaking for vessel MV MSC ZEBRA with IMO No 9231157 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

57.       A manager’s undertaking for vessel MV DANAE C with IMO No 9226425 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

58.       A manager’s undertaking for vessel MV DIMITRIS C with IMO No 9210074 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

59.       A manager’s undertaking for vessel MV VLADIVOSTOK with IMO No 9149823 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

60.       A manager’s undertaking for vessel MV STRIDE with IMO No 9149835 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

61.       A manager’s undertaking for MV SPRINTER with IMO No 9149861 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

62.       A manager’s undertaking for vessel MV FUTURE with IMO No 9149847 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

63.       A manager’s undertaking for vessel MV ADVANCE with IMO No 9149859 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

64.       A manager’s undertaking for vessel MV MAERSK EXETER with IMO No 9475698 from managers Danaos Shipping Company Limited in favour of Aegean Baltic Bank S.A.

(the manager’s undertakings referred to in Nos. 48 to 64 each an “Manager’s Undertaking” and together the “Manager’s Undertakings”)

Schedule 6

Notice of Assignment of HMM Notes

To:                   Hyundai Merchant Marine Co., Ltd.

194, Yulgok-ro, Jongno-Gu

Seoul 110-754

Republic of Korea

Date:        [•]

Dear Sirs,

1                               Under a first priority assignment dated [insert date of respective General Assignment listed in Schedule 3 Nos. 22, 26, 23, 24, 25, and the Deed of Covenant at Schedule 3 No.40] by us to Aegean Baltic Bank S.A., 91, Megalou Alexandrou & 25th Martiou Str., 151 24 Maroussi, Greece (the Mortgagee) we have assigned to the Mortgagee all of our rights to receive moneys payable to us under the debt certificate [insert details of relevant HMM Note] (the HMM Note), interest payments and payments for its variation or termination (HMM Moneys) and all our other rights under the HMM Note and in and to any other assets derived from any of those rights under any applicable law and we instruct you as follows (the HMM Assignment).

2                               You may continue to pay any payable HMM Moneys to us until the Mortgagee instructs you to pay them to it or its order. If the Mortgagee does that then you shall pay the HMM Moneys in accordance with its instruction.

3                               Despite the HMM Assignment in favor of the Mortgagee, we remain liable to perform our obligations under the HMM Notes and the Mortgagee will not be liable to perform those obligations.

4                               The instructions in this letter cannot be revoked or varied without the Mortgagee’s prior written consent.

5                               Please sign the acknowledgement to this letter set out below on the enclosed duplicate of this letter and then return that duplicate to the Mortgagee at Aegean Baltic Bank S.A., 91, Megalou Alexandrou & 25th Martiou Str., 151 24 Maroussi, Greece.

Yours faithfully

For and on behalf of
[insert name of Owner]

SIGNATURES — AMENDMENT AND RESTATEMENT AGREEMENT

The Borrower

EXECUTED AS A DEED for and on behalf of
DANAOS CORPORATION

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

The Guarantors

EXECUTED AS A DEED for and on behalf of
ACTAEA COMPANY LIMITED

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
ASTERIA SHIPPING COMPANY LIMITED

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
TRINDADE MARITIME COMPANY

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
VILOS NAVIGATION COMPANY LTD

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SAROND SHIPPING INC.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
BOULEVARD SHIPTRADE S.A.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SPEEDCARRIER (NO.1) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SPEEDCARRIER (NO.3) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SPEEDCARRIER (NO.4) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SPEEDCARRIER (NO.5) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
SPEEDCARRIER (NO.2) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
CONTAINER SERVICES INC.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
MEGACARRIER (NO.4) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
CELLCONTAINER (NO.7) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
BOXCARRIER (NO.4) CORP.

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
OCEANEW SHIPPING LIMITED

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
KARLITA SHIPPING COMPANY LIMITED

/s/ Natalia Golovataya	Witness:	/s/ Melissa Farmelo
By: Natalia Golovataya		Melissa Farmelo
Attorney-in-fact

The Arrangers

EXECUTED AS A DEED for and on behalf of
HSH NORDBANK AG

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
AEGEAN BALTIC BANK S.A.

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact

The Original Lenders

EXECUTED AS A DEED for and on behalf of
HSH NORDBANK AG

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
AEGEAN BALTIC BANK S.A.

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact

EXECUTED AS A DEED for and on behalf of
PIRAEUS BANK S.A.

/s/ Ioannis Kouroglou	Witness:	/s/ Kouvara Eugenia
By: Ioannis Kouroglou		Kouvara Eugenia

The Agent

EXECUTED AS A DEED for and on behalf of
AEGEAN BALTIC BANK S.A.

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact

The Security Agent

EXECUTED AS A DEED for and on behalf of
AEGEAN BALTIC BANK S.A.

/s/ Beatrice Russ	Witness:	/s/ Elizabeth Lord
By: Beatrice Russ		Elizabeth Lord
Attorney-in-fact